EXIHIBIT 10.86













                      AMENDED AND RESTATED LEASE AGREEMENT
                               (PHASES II AND III)


                                     BETWEEN



                            BNP LEASING CORPORATION,

                                   AS LANDLORD


                                       AND


                        SUN MICROSYSTEMS, INC., AS TENANT



                       EFFECTIVE AS OF September 23, 1994


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


1.    Definitions ..........................................................   3
      (a)  Active Negligence ...............................................   3
      (b)  Additional Rent .................................................   3
      (c)  Advance Date ....................................................   3
      (d)  Affiliate .......................................................   4
      (e)  Applicable Laws .................................................   4
      (f)  Applicable Purchaser ............................................   4
      (g)  Attorneys' Fees .................................................   4
      (h)  Base Rent .......................................................   4
      (i)  Base Rent Commencement Date .....................................   4
      (j)  Base Rental Date ................................................   4
      (k)  Base Rental Period ..............................................   4
      (l)  Business Day ....................................................   4
      (m)  Capital Adequacy Charges ........................................   5
      (n)  Carrying Costs ..................................................   5
      (o)  Change of Control Event .........................................   5
      (p)  Closing Costs ...................................................   5
      (q)  Commitment Fee ..................................................   5
      (r)  Completion Notice ...............................................   5
      (s)  Construction Advances ...........................................   5
      (t)  Construction Allowance ..........................................   6
      (u)  Construction Documents ..........................................   6
      (v)  Construction Periods ............................................   6
      (w)  Debt ............................................................   6
      (x)  Default .........................................................   7
      (y)  Default Rate ....................................................   7
      (z)  Effective Rate ..................................................   7
      (aa) Environmental Indemnity .........................................   8
      (ab) Environmental Laws ..............................................   8
      (ac) Environmental Losses ............................................   8
      (ad) Environmental Report ............................................   9
      (ae) ERISA ...........................................................   9
      (af) Escrowed Proceeds ...............................................   9
      (ag) Eurocurrency Liabilities ........................................  10
      (ah) Eurodollar Rate Reserve Percentage ..............................  10
      (ai) Event of Default ................................................  10
      (aj) Excluded Taxes ..................................................  10
      (ak) Fed Funds Rate ..................................................  11
      (al) Final Payment Date ..............................................  11
      (am) Final Period ....................................................  11
      (an) Funding Advances ................................................  11
      (ao) Hazardous Substance .............................................  11
      (ap) Hazardous Substance Activity ....................................  12
      (aq) Hazardous Substance Claims ......................................  12
      (ar) Impositions .....................................................  12
      (as) Indemnified Party ...............................................  12
      (at) Initial Improvements ............................................  12
      (au) Initial Period ..................................................  12
      (av) Landlord's Lender ...............................................  12

                                      (i)

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      (aw) LIBOR ...........................................................  13
      (ax) Losses ..........................................................  13
      (ay) Outstanding Construction Allowance ..............................  14
      (az) Participant .....................................................  14
      (ba) Participation Agreements ........................................  14
      (bb) Permitted Encumbrances ..........................................  14
      (bc) Permitted Hazardous Substance Use ...............................  14
      (bd) Permitted Hazardous Substances ..................................  14
      (be) Permitted Transfer ..............................................  15
      (bf) Person ..........................................................  15
      (bg) Plan ............................................................  15
      (bh) Prime Rate ......................................................  15
      (bi) Prior Funding Advances ..........................................  16
      (bj) Purchase Agreement ..............................................  16
      (bk) Qualified Payments ..............................................  16
      (bl) Remaining Proceeds ..............................................  16
      (bm) Release Date ....................................................  17
      (bn) Rent ............................................................  17
      (bo) Responsible Financial Officer ...................................  17
      (bp) Revolving Credit Agreement ......................................  17
      (bq) Scope Change ....................................................  17
      (br) Stipulated Loss Value ...........................................  17
      (bs) Subsidiary ......................................................  18
      (bt) Term ............................................................  18
      (bu) Voting Stock ....................................................  18
      (bv) Other Terms and References ......................................  18

2.    Term .................................................................  18

3.    Rental ...............................................................  19
      (a) Base Rent ........................................................  19
      Commitment Fees ......................................................  19
      (c) Additional Rent ..................................................  20
      (d) Interest .........................................................  20
      (e) Net Lease ........................................................  20

4.    Insurance and Condemnation Proceeds ..................................  20

5.    No Lease Termination .................................................  22
      (a) Status of Lease ..................................................  23
      (b) Waiver ...........................................................  23

6.    Construction Allowance ...............................................  23
      (a) Advances; Outstanding Construction Allowance .....................  23
      (b) Initial Improvements .............................................  25
      (c) Conditions to Construction Advances ..............................  26
          (i)    Prior Notice ..............................................  26
          (ii)   Amount of the Advances ....................................  27
          (iii)  Insurance .................................................  27
                 a) Title Insurance ........................................  27
                 b) Builder's Risk Insurance ...............................  27
          (iv)   Progress of Construction ..................................  28
          (v)    Evidence of Costs to be Reimbursed ........................  28

                                      (ii)

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          (vi)   No Event of Default or Change of Control Event ............  28
          (vii)  No Sale of Landlord's Interest ............................  28
          (viii) Certificate of No Default .................................  28
          (ix)   Payments by Participants ..................................  29

7.    Purchase Agreement and Environmental Indemnity .......................  29

8.    Use and Condition of Leased Property .................................  29
      (a)  Use .............................................................  29
      (b)  Condition .......................................................  29
      (c)  Waiver ..........................................................  30

9.    Other Representations, Warranties and Covenants of Tenant ............  30
      (a)  Financial Matters ...............................................  30
      (b)  Raychem Contract ................................................  30
      (c)  No Default or Violation .........................................  31
      (d)  Compliance with Covenants and Laws ..............................  31
      (e)  Environmental Representations ...................................  31
      (f)  No Suits ........................................................  32
      (g)  Condition of Property ...........................................  32
      (h)  Organization ....................................................  32
      (i)  Enforceability ..................................................  33
      (j)  Not a Foreign Person ............................................  33
      (k)  Omissions .......................................................  33
      (l)  Existence .......................................................  33
      (m)  Tenant Taxes ....................................................  33
      (n)  Operation of Property............................................  34
      (o)  Debts for Construction...........................................  35
      (p)  Impositions .....................................................  35
      (q)  Repair, Maintenance, Alterations and Additions ..................  36
      (r)  Insurance and Casualty ..........................................  36
      (s)  Condemnation ....................................................  37
      (t)  Protection and Defense of Title .................................  38
      (u)  No Other Liens ..................................................  38
      (v)  Books and Records ...............................................  39
      (w)  Financial Statements; Certificates as to Default ................  39
      (x)  Further Assurances 41
      (y)  Fees and Expenses; General Indemnification; Increased Costs; and
           Capital Adequacy Charges ........................................  41
      (z)  Liability Insurance .............................................  43
      (aa) Permitted Encumbrances ..........................................  44
      (ab) Environmental Covenants .........................................  44
      (ac) Right of Landlord to Perform ....................................  46
      (ad) Funds Held As Security ..........................................  47
      (ae) Compliance with Financial Covenants and Certain Other Requirements
           Established by the Revolving Credit Agreement ...................  47

10.   Other Representations, Warranties and Covenants of Landlord ..........  48
      (a)  Title Claims By, Through or Under Landlord ......................  49
      (b)  Actions Required of the Title Holder ............................  49

                                     (iii)

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      (c)  No Default or Violation .........................................  50
      (d)  No Suits ........................................................  50
      (e)  Organization ....................................................  50
      (f)  Enforceability ..................................................  50
      (g)  Existence 50
      (h)  Not a Foreign Person ............................................  50

11.   Assignment and Subletting ............................................  50
      (a)  Consent Required ................................................  51
      (b)  Standard for Landlord's Consent to Assignments and Certain
           Other Matters ...................................................  51
      (c)  No Waiver .......................................................  51
      (d)  Landlord's Assignment ...........................................  51
      (d)  Participations ..................................................  52

12.   Environmental Indemnification ........................................  52
      (a)  Indemnity .......................................................  52
      (b)  Assumption of Defense ...........................................  52
      (c)  Notice of Environmental Losses ..................................  53
      (d)  Rights Cumulative ...............................................  53
      (e)  Survival of the Indemnity .......................................  54

13.   Landlord's Right of Access ...........................................  54

14.   Events of Default ....................................................  54
      (a) Defaults .........................................................  54
      (b) Remedies .........................................................  57
      (c) Remedies Cumulative ..............................................  58
      (d) Limitation on Recovery Against Tenant for Title Defects ..........  59
      (e) Waiver by Tenant .................................................  60
      (f) Personal Liability ...............................................  60
      (g) No Implied Waiver ................................................  60
      (h) Attorneys' Fees and Legal Expenses ...............................  60

15.   Quiet Enjoyment ......................................................  61

16.   Surrender Upon Termination ...........................................  61

17.   Holding Over by Tenant ...............................................  61

18.   Estoppel Certificate .................................................  62

19.   Notices ..............................................................  62

20.   Severability .........................................................  63

21.   No Merger ............................................................  63

22.   NO REPRESENTATIONS ...................................................  63

23.   Entire Agreement .....................................................  63

24.   Binding Effect .......................................................  63


                                      (iv)

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25.   Time is of the Essence ...............................................  63

26.   Termination of Prior Rights ..........................................  63

27.   Governing Law ........................................................  64

28.   Waiver ...............................................................  64

29.   Default by Landlord ..................................................  64

30.   BCDC Permit Notice ...................................................  65

31.   Development Plan Notice ..............................................  65

32.   Tax Reporting ........................................................  65

                             Exhibits and Schedules

Exhibit A .................................................... Legal Description

Exhibit B ..................................................... Encumbrance List

Exhibit C .................................................. Construction Budget

Exhibit D ......................................... Contractor's Estoppel Letter

Exhibit E .......................................... Architect's Estoppel Letter

Exhibit F ...................................... Covenant Compliance Certificate

Schedule 1 ................................................ List of Participants


                                      (v)

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                      AMENDED AND RESTATED LEASE AGREEMENT
                               (PHASES II AND III)


         This AMENDED AND RESTATED LEASE AGREEMENT (PHASES II AND III) (hereinafter called this "Lease"), made to be effective as of September 23, 1994 (all references herein to the "date hereof" or words of like effect shall mean such effective date), by and between BNP LEASING CORPORATION, a Delaware corporation (hereinafter called "Landlord"), and SUN MICROSYSTEMS, INC., a Delaware corporation (hereinafter called "Tenant");


                                WITNESSETH THAT:

         WHEREAS, pursuant to an Agreement and Contract of Sale and Escrow Instructions dated April 24, 1990 (as subsequently amended and supplemented, hereinafter called the "Raychem Contract") covering the land described in Exhibit A attached hereto (hereinafter called the "Land") and any improvements thereon, Landlord has acquired such land and improvements from Raychem Corporation (hereinafter called "Seller");

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (Phases II and III) dated to be effective as of September 25, 1992 (hereinafter called the "Prior Lease") covering the Land and any improvements thereon;

         WHEREAS, concurrently with the execution of the Prior Lease Landlord leased to Tenant, pursuant to that certain Lease Agreement (Phase I) dated to be effective as of September 25, 1992, certain property described therein (hereinafter called the "Phase I Property");

         WHEREAS, also concurrently with the execution of the Prior Lease, Tenant agreed to purchase or procure a third party to purchase the Phase I Property from Landlord pursuant to that certain Purchase Agreement (Phase I) dated to be effective as of September 25, 1992 (hereinafter called the " Phase I Purchase Agreement");

         WHEREAS, Tenant desires to construct improvements on the Land and in that regard has requested that Landlord amend and restate the Prior Lease in its entirety to include, among other things, provisions related to the construction of additional Improvements, hereinafter defined;

         WHEREAS, Landlord and Tenant have reached agreement as to the terms and conditions upon which Landlord is willing to amend and restate the Prior Lease with respect to the Land and other property hereinafter described to Tenant, and by this Lease Landlord and Tenant desire to evidence such agreement;

         NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, Landlord does hereby LEASE, DEMISE and LET unto Tenant for the term hereinafter set forth the Land, together with:

               1. Landlord's interest in any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery and other articles attached to said buildings and improvements (hereinafter called the "Improvements");

               2.  all  easements  and  rights-of-way  now  owned  or  hereafter
          acquired  by  Landlord  for  use  in  connection   with  the  Land  or
          Improvements or as a means of access thereto, including, without limiting the generality of the foregoing, the easements described in Exhibit A, all rights pursuant to any trackage agreement and all rights to the non-exclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto, and all water and water rights and shares of stock evidencing the same;

               3. all right, title and interest of Landlord, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land (except strips and gores, if any, between the Land and abutting land owned by Landlord, with respect to which this Lease shall cover only the portion thereof to the center line between the Land and the abutting land owned by Landlord).

The Land and all of the property described in items 1. through 3. above are hereinafter referred to collectively as the "Real Property".

         In addition to the leasehold in the Real Property described above, Landlord hereby grants and assigns to Tenant for the term of this Lease the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights in, to or under the following that have been transferred to Landlord by Seller under the Raychem Contract, to the extent any such rights and interests are assignable and related to the Real
Property: (a) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on the Real Property and all renewals or replacements of or substitutions for any of the foregoing; and
(b) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges, including without limitation, to the extent they are related to the Real Property, the "BCDC Permit" referred to in the Raychem Contract and all rights and privileges assigned by the Assignment of Contract Rights and Intangible Assets described in the Raychem Contract. All of the property, rights and privileges described in this paragraph, together with all furniture, furnishings and other personalty included in the Initial Improvements (as hereinafter defined) because of Tenant's purchase thereof with the Construction Allowance (as hereinafter defined), are hereinafter collectively called the "Personal Property". The Real Property and the Personal Property are hereinafter sometimes collectively called the "Leased Property."

         Provided, however, the leasehold estate conveyed hereby and Tenant's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances (as hereinafter defined) and to any other claims or encumbrances not lawfully made by or arising through or under Landlord, but only to the extent such other claims or encumbrances are valid and subsisting.

         The Leased Property is leased by Landlord to Tenant and is accepted and is to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements and conditions:

         1. Definitions. As used herein, the terms "Landlord," "Tenant," "Raychem Contract," "Land," "Seller," "Prior Lease," "Phase I Property," "Phase I Purchase Agreement," "Improvements," "Real Property," "Personal Property,"and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

                  (a) Active Negligence. "Active Negligence" of an Indemnified Party means, and is limited to, the negligent conduct of physical activities on or about the Leased Property by the Indemnified Party in a manner that proximately causes actual damage or loss to be incurred. " Active Negligence" shall not include (1) any negligent failure of Landlord to act when the duty to act would not have been imposed but for Landlord's status as owner of the Leased Property or as a party to the transactions described in this Lease, (2) any negligent failure of any other Indemnified Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Landlord or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Landlord (or any party lawfully claiming through or under Landlord) of any right or remedy provided herein or in the Purchase Agreement prior to Landlord's actual reentry and taking possession of the Leased Property following any Event of Default or expiration of this Lease.

                  (b) Additional Rent. "Additional Rent" shall have the meaning assigned to it in subparagraph 3(d) below.

                  (c) Advance Date. "Advance Date" means, regardless of whether any Construction Advance shall actually be made thereon, October 3, 1994 and the first Business Day of every calendar month thereafter to and including the Base Rent Commencement Date, which is expected to be the last "Advance Date"; provided, that if Landlord sells its interest in the Leased Property pursuant to the Purchase Agreement before the Base Rent Commencement Date, the last Advance Date shall be the Final Payment Date.

                  (d) Affiliate. "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  (e) Applicable Laws. "Applicable Laws" shall have the meaning assigned to it in subparagraph 9(d) below.

                  (f) Applicable Purchaser. "Applicable Purchaser" means any third party designated by Tenant to purchase the Landlord's interest in the Leased Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

                  (g) Attorneys' Fees. "Attorneys' Fees" means the reasonable fees and expenses of counsel to the parties incurring the same.

                  (h) Base Rent. "Base Rent" means the rent payable by Tenant pursuant to subparagraph 3(a) below.

                  (i) Base Rent Commencement Date. "Base Rent Commencement Date" means the earlier of (1) April 1, 1997, or (2) the first Business Day of the first calendar month to follow by ten (10) days or more Landlord's receipt of the Completion Notice.

                  (j) Base Rental Date. "Base Rental Date" means the first day of each calendar month, beginning with the first day of the first calendar month after the Base Rent Commencement Date and continuing regularly thereafter to and including the Final Payment Date; provided, that any Base Rental Date that would not fall on a Business Day under the foregoing shall occur on the next following Business Day.

                  (k) Base Rental Period. "Base Rental Period" means each successive period of approximately one (1) month after the Base Rent Commencement Date, with the first Base Rental Period beginning on and including the Base Rent Commencement Date and ending on but not including the first Base Rental Date. Each successive Base Rental Period after the first Base Rental Period shall begin on and include the day on which the preceding Base Rental
Period  ends and shall end on but not  include  the next  following  Base Rental
Date.

                  (l) Business Day. "Business Day" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New

York, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

                  (m) Capital Adequacy Charges. "Capital Adequacy Charges" means any additional amounts Landlord's Lender or any Participant requires Landlord to pay as compensation for an increase in required capital as provided in part (4) of subparagraph 9 (y).

                  (n) Carrying Costs. "Carrying Costs" means the charges added to and made a part of the Outstanding Construction Allowance from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph 6(a) below.

                  (o) Change of Control Event. "Change of Control Event" means the occurrence of any of the following: (i) any corporation or Person, or a group of related corporations or Persons, shall acquire (a) beneficial ownership of in excess of 50% of the outstanding Voting Stock of Tenant, or (b) all or substantially all of the assets of Tenant, or (ii) a majority of the Board of Directors of Tenant is, at any time, composed of persons other than (a) persons who were members of such Board on the date of this Lease, (b) successors to such persons elected or nominated in the ordinary course of business, and (c) any person who has served as a member of such Board for at least the prior 12 months.

                  (p) Closing Costs. "Closing Costs" means the sum of $700,000, which is being or will be advanced by or on behalf of Landlord to pay costs incurred in connection with this Lease. To the extent that Landlord does not expect to itself use such amount to pay Attorneys' Fees and other expenses incurred in connection with the negotiation of this Lease, the remainder thereof is being advanced to Tenant on the effective date hereof, with the understanding that Tenant shall use the same for payment of expenses incurred by Tenant in connection herewith or for improvements that will be made to the Land in addition to those to be paid for with the proceeds of the Construction Allowance or for payment of Rent due hereunder from time to time.

                  (q) Commitment Fee. "Commitment Fee" shall have the meaning assigned to it in subparagraph 3(b) below.

                  (r) Completion Notice. "Completion Notice" means a notice from Tenant to Landlord stating that construction of the Initial Improvements is substantially complete.

                  (s)  Construction  Advances.   "Construction  Advances"  means
actual advances of funds made by or on behalf of Landlord pursuant to Paragraph 6 below for costs incurred to construct the Initial Improvements.

                  (t) Construction Allowance. "Construction Allowance" means the allowance, consisting of all Construction Advances and Carrying Costs, which is to be provided by Landlord for the construction of the Initial Improvements as more particularly described in Paragraph 6 below.

                  (u) Construction Documents. "Construction Documents" means all construction contracts, architectural contracts, engineering contracts, drawings, plans, specifications, change orders, budgets, surveys, soils reports, environmental impact studies and other documents executed by or prepared for Tenant with respect to the construction of the Initial Improvements.

                  (v) Construction Periods. "Construction Period" means each successive period of approximately one (1) month, except that the first Construction Period shall be a shorter period beginning on and including the effective date hereof and ending on but not including the first Advance Date. Each successive Construction Period after the first Construction Period shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date, until the last Construction Period, which shall end on but not include the Base Rent Commencement Date. "Construction Periods" shall mean all Construction Periods collectively; that is, the period from and including the effective date hereof to but not including the Base Rent Commencement Date.

                  (w) Debt.  "Debt" means (i)  indebtedness  for borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (excluding ordinary trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) any reimbursement obligations of such Person to the issuer of a letter of credit or similar instrument, (vii) all indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset), (viii) any reimbursement obligation of such Person or other arrangement of whatever nature having the effect of assuring or holding harmless any other Person against loss with respect to any real property owned by such other Person including without limitation, assuring or guaranteeing that other Person shall receive a specified amount in connection with the conveyance of such real property, (ix) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above, and (x) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA. Notwithstanding any provision herein to the contrary, no obligations of any Person (whether such obligations be direct or indirect, contingent or otherwise) under the Receivables Purchase Agreement (as defined in the Revolving Credit Agreement) or any similar agreement or arrangement shall be "Debt" for purposes of this Lease; provided that the foregoing exclusion shall not apply to obligations of any such Person pursuant to the indemnity or reimbursement provisions contained in the Receivables Purchase Agreement (including, without limitation, indemnities for breaches of representations and warranties, and those set forth in Article VIII,
Section 9.03(b) and Section 10.06 thereof) or any similar agreement or arrangement and to fees and expenses payable pursuant to the Receivables Purchase Agreement or any similar agreement or arrangement to the extent that any such obligations are required to be recorded as liabilities on such Person's balance sheet under generally accepted accounting principles.

                  (x) Default. "Default" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

                  (y) Default Rate. "Default Rate" shall mean, for purposes of computing interest accruing on past due amounts for any day during the Initial Period, the Effective Rate plus two hundred ten basis points (2.10%), with the Effective Rate being determined in the same manner as for the Construction Period or Base Rental Period during which such day falls. "Default Rate" shall mean, for purposes of computing interest accruing on past due amounts for any day after the Initial Period and during the first ninety (90) days after such amounts first become due, a floating per annum rate equal to the Prime Rate. For purposes of computing interest accruing on past due amounts for each day after such ninety (90) day period and after the Initial Period, "Default Rate" shall mean a floating per annum rate equal to five percent (5%) above the Prime Rate. However, in no event will the "Default Rate" exceed the maximum interest rate permitted by law.

                  (z) Effective Rate. "Effective Rate" means:

                           (1) for each  Construction  Period  and  Base  Rental
Period occurring during the Initial Period, the rate which is forty-five basis points (45/100 of 1%) above the rate per annum determined by dividing (A) LIBOR for such Construction Period or Base Rental Period, as the case may be, by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rental Period; and

                           (2) for each Base Rental Period  occurring during the
Final Period, the rate which is seventy-five basis points (75%) above the rate per annum determined by dividing (A) LIBOR for such Base Rental Period by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Base Rental Period.

If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rental Period to Base Rental Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be, without prior notice to Tenant (but after the Base Rent Commencement Date Landlord will provide notice of any such change after the same shall take effect and at least three days prior to the next following Base Rental Date). If for any reason Landlord determines that it is impossible or impractical to determine the Effective Rate with respect to a given Construction Period or Base Rental Period in accordance with the preceding sentences, then the "Effective Rate" for that Construction Period or Base Rental Period shall equal the Prime Rate at the beginning of the first day of that period. Any determination by Landlord of the Effective Rate hereunder shall, in the absence of clear and demonstrable error, be conclusive and binding.

                  (aa) Environmental Indemnity. "Environmental Indemnity" means the separate Environmental Indemnity Agreement dated as of September 25, 1992 executed by Tenant in favor of Landlord covering the Land and certain other property described therein, as such agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.

                  (ab) Environmental Laws. "Environmental Laws" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA").

                  (ac) Environmental Losses. "Environmental Losses" means Losses suffered or incurred by any Indemnified Party, directly or indirectly, relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Release Date; (ii) any violation on or prior to the Release Date of any applicable Environmental Laws relating to the Leased Property or to the ownership, use, occupancy  or  operation  thereof;  (iii)  any  investigation,  inquiry,  order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Release Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnified Party which directly or indirectly relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii), or (iii) of this subparagraph (z), or any allegation of any such matters. Environmental Losses incurred by or asserted against a particular Indemnified Party shall include Losses relating to or arising out of or as a result of any matters listed above even when such matters are caused by the negligence (other than the Active Negligence) of that particular or any other Indemnified Party. Further, even if after the Release Date Losses are incurred by or asserted against a particular Indemnified Party that would not have been incurred or asserted, but for any matter described in clauses (i),
(ii), or (iii) of this subparagraph (z), or an allegation of any such matter, then such Losses will constitute Environmental Losses. However, Losses incurred by or asserted against a particular Indemnified Party as a result of that party's own wilful misconduct, gross negligence or Active Negligence will not constitute Environmental Losses of such Indemnified Party.

                  (ad) Environmental Report. "Environmental Report" means the following, collectively: that certain Report, Phase I Property Transaction Environmental Assessment and Phase II and Phase III Site Characterization at the Raychem East Campus Site, located north of Highway 84 between University Avenue and Willow Road in Menlo Park, California, prepared by McLaren Engineering of Alameda, California, dated April 20, 1990; as reviewed and supplemented by that certain report, Environmental Review of McLaren Engineering Report and Site Assessment on Raychem Corporation's East Campus Site, prepared by Wahler Associates of Palo Alto, California, dated July 20, 1990; as supplemented by that certain report, Additional Site Investigation, Raychem East Campus Site, prepared by Wahler Associates, dated October 25, 1990; and as updated by Raychem East Campus Property, Environmental Update Survey, prepared by Wahler Associates, dated March 20, 1992; and Phase I and Phase II Environmental Site Assessment Update for Sun Microsystems East Campus Site, prepared by Tetra Tech, dated August 31, 1994.

                  (ae) ERISA. "ERISA", "ERISA Affiliate" and "ERISA Termination Event" shall have the meanings assigned to them in the Revolving Credit Agreement.

                  (af) Escrowed Proceeds. "Escrowed Proceeds" shall mean any proceeds that are received by Landlord from time to time during the Term (and any interest earned thereon), which Landlord is holding for the purposes specified in the next sentence, from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, in determining "Escrowed Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by Landlord to collect such proceeds; and provided, further, "Escrowed Proceeds" shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4). "Escrowed Proceeds" shall include only such proceeds as are held by Landlord (A) pursuant to Paragraph 4 for the payment to Tenant for the restoration or repair of the Leased Property or (B) for application (generally, on the next following Base Rental Date which is at least three (3) Business Days following Landlord's receipt of such proceeds) as a Qualified Payment or as reimbursement of costs incurred in connection with a Qualified Payment. "Escrowed Proceeds" shall not include any proceeds that (i) must be paid to Seller pursuant to the Raychem Contract or any document executed by Landlord in connection therewith or (ii) have been applied as a Qualified Payment or to pay any costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Tenant pursuant to Paragraph 4 below or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, Landlord shall keep the same deposited in an interest bearing account, which Landlord shall maintain subject to subparagraph 9(ad) below, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

                  (ag) Eurocurrency Liabilities. "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  (ah) Eurodollar Rate Reserve Percentage. "Eurodollar Rate Reserve Percentage" means, for purposes of determining the Effective Rate for any Construction Period or Base Rental Period, the reserve percentage applicable two Business Days before the first day of such Construction Period or Base Rental Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities which includes deposits by reference to which LIBOR is determined) having a term equal to such Construction Period or Base Rental Period.

                  (ai) Event of Default. "Event of Default" shall have the meaning assigned to it in subparagraph 14(a) below.

                  (aj) Excluded Taxes. "Excluded Taxes" shall mean all federal, state and local income taxes upon the Base Rent, Commitment Fees and any interest paid to Landlord pursuant to subparagraph 3(e), including any state "franchise" taxes to the extent computed on the net income earned by Landlord from this Lease. Further, if ad valorem taxes assessed against the Leased

Property during the Initial Period increase because of Landlord's transfer of any interest in the Leased Property to a third party during the Initial Period (other than a Permitted Transfer), then "Excluded Taxes" will include such ad valorem taxes to the extent that such taxes exceed the ad valorem taxes that would have become due but for such transfer. Further, if transfer taxes are assessed during the Initial Period because of Landlord's transfer of any interest in the Leased Property to a third party during the Initial Period (other than a Permitted Transfer), then "Excluded Taxes" will include such transfer taxes.

                  (ak) Fed Funds Rate. "Fed Funds Rate" means, for any period, a fluctuating interest rate (expressed as a per annum rate) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Landlord's Lender from three Federal funds brokers of recognized standing selected by it. All determinations of the Fed Funds Rate by Landlord's Lender shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

                  (al) Final Payment Date. "Final Payment Date" means the earlier of (i) the date upon which the Term expires or is terminated or (ii) any date upon which Landlord's entire interest in the Leased Property is to be sold pursuant to the Purchase Agreement.

                  (am) Final Period. "Final Period" shall have the meaning assigned to it in Paragraph 2 below.

                  (an) Funding Advances. "Funding Advances" means (1) the Prior Funding Advances, (2) the advance to be made by or on behalf of Landlord for Closing Costs and (3) all advances (which, together with Prior Funding Advances and the advance to be made for Closing Costs, are expected to total $115,000,000) made by Landlord's Lender or any Participant to or on behalf of Landlord to allow Landlord to provide the Construction Allowance hereunder.

                  (ao) Hazardous Substance. "Hazardous Substance" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

                  (ap) Hazardous Substance Activity. "Hazardous Substance Activity" means any actual, proposed or threatened use, storage, holding, existence, location, release (including, without limitation, any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Leased Property, including, without limitation, the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Leased Property and any residual Hazardous Substance contamination in, on or under the Leased Property.

                  (aq) Hazardous Substance Claims. "Hazardous Substance Claims" shall have the meaning assigned to it in subparagraph 9(ab) below.

                  (ar)  Impositions.   "Impositions"   shall  have  the  meaning
assigned to it in subparagraph 9(p) below.

                  (as) Indemnified Party. "Indemnified Party" means each of (1) Landlord and any of Landlord's successors and assigns as to all or any portion of the Leased Property or any interest therein, (2) the Participants, and (3) any Affiliate, officer, agent, director, employee or servant of any of the parties described in clause (1) or (2) preceding.

                  (at) Initial Improvements. "Initial Improvements" shall mean the improvements on the Land and furnishings for such improvements which are to be constructed and installed by Tenant using the Construction Allowance furnished by Landlord as described in Paragraph 6 below.

                  (au) Initial Period. "Initial Period" shall have the meaning assigned to it in Paragraph 2 below.

                  (av) Landlord's Lender. "Landlord's Lender" means Landlord's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France, together with any affiliates of such bank that directly or indirectly provided or hereafter during the Term provide or maintain any of the Funding Advances, and any successors of such bank and such affiliates.

                  (aw) LIBOR. "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period after October 1, 1994 and prior to the Base Rental Commencement Date, the rate determined by Landlord's Lender to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Landlord's Lender in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such Construction Period. Landlord shall instruct Landlord's Lender to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by Landlord's Lender) Stipulated Loss Value on the first day of such Construction Period, and (iii) for a period of time equal or comparable to the length of such Construction Period. "LIBOR" means, for purposes of determining the Effective Rate for each Base Rental Period, the rate determined by Landlord's Lender to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Landlord's Lender in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such Base Rental Period. Landlord shall instruct Landlord's Lender to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Base Rental Period,
(ii) in an amount equal or comparable to the total (projected on the applicable date of determination by Landlord's Lender) Stipulated Loss Value on the first day of such Base Rental Period, and (iii) for a period of time equal or comparable to the length of such Base Rental Period. If Landlord's Lender so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the Second Business day preceding the first day of such period. If for any reason Landlord's Lender determines that it is impossible or impractical to determine LIBOR with respect to a given Construction Period or Base Rental Period in accordance with the preceding sentences, then "LIBOR" for that Construction Period or Base Rental Period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by Landlord's Lender shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

                  (ax) Losses. "Losses" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including, without limitation, Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote.

                  (ay)   Outstanding   Construction   Allowance.    "Outstanding
Construction Allowance" shall have the meaning indicated in subparagraph 6(a).

                  (az) Participant. "Participant" means the purchaser of any participating interest in Landlord's rights to receive payments under this Lease as permitted in subparagraph 11(d) hereof. As of the effective date hereof, all Participants are listed in Schedule 1 attached hereto, although such Participants and Landlord may convey participating interests to others in the future.

                  (ba) Participation Agreements. "Participation Agreements" means the participation agreements dated as of the date hereof between Landlord and the Participants listed in Schedule 1, as described more particularly in subparagraph 11(d) hereof, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time.

                  (bb) Permitted  Encumbrances.  "Permitted  Encumbrances" means
(i) the encumbrances and other matters affecting the Leased Property that are set forth in Exhibit B attached hereto and made a part hereof, and (ii) any provisions of the Raychem Contract that survive closing thereunder with respect to the Leased Property, and (iii) any easement agreement or other document affecting title to the Leased Property executed by Landlord pursuant to the Raychem Contract or pursuant to a document executed in accordance with the Raychem Contract or otherwise executed by Landlord at the request of or with the consent of Tenant.

                  (bc) Permitted Hazardous Substance Use. "Permitted Hazardous Substance Use" means the use, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care, given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature exceed that reasonably required for the construction and operation of an office complex. Notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Leased Property as a treatment, storage or disposal facility (as defined by federal Environmental Laws), including but not limited to a landfill, incinerator or other waste disposal facility.

                  (bd) Permitted Hazardous Substances. "Permitted Hazardous Substances" means Hazardous Substances used and reasonably required for the construction of the Initial

Improvements or for Tenant's operation of an office complex on the Land (or on any adjoining land owned or leased by Tenant), in either case in strict compliance with all Environmental Laws and with due care, given the nature of the Hazardous Substances involved.

                  (be) Permitted Transfer. "Permitted Transfer" means any one or more of the following: (1) the assignments to the Participants listed in
Schedule 1 as set forth in the Participation Agreements dated as of the date hereof and the terms and conditions of such Participation Agreements; (2) any subsequent assignment or conveyance by Landlord of any lien or security interest against the Leased Property (in contrast to a conveyance of Landlord's fee estate in the Leased Property) or of any interest in Rent, payments required by the Purchase Agreement or payments to be generated from the Leased Property after the Term, to any present or future Participant or to any Affiliate of Landlord; (3) any agreement to exercise or refrain from exercising rights or remedies hereunder or under the Purchase Agreement made by Landlord with any present or future Participant or Affiliate of Landlord; (4) any assignment or conveyance by Landlord requested by Tenant or required by the Raychem Contract, by any Permitted Encumbrance, by the Purchase Agreement or by Applicable Laws;
(5) any assignment or conveyance by Landlord when an Event of Default shall have occurred and be continuing; or (6) any assignment or conveyance by Landlord after the Initial Period.

                  (bf) Person. "Person" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

                  (bg) Plan. "Plan" shall have the meaning assigned to it in the Revolving Credit Agreement.

                  (bh) Prime Rate. "Prime Rate" means the prime interest rate or equivalent charged by Landlord's Lender as announced or published by Landlord's Lender from time to time, which need not be the lowest interest rate charged by Landlord's Lender. If for any reason Landlord's Lender does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or Credit Commercial de France as selected by Landlord shall be used to compute the "Prime Rate." The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. If the prime rate or equivalent of Landlord's Lender (or the applicable bank) changes from time to time after the date hereof, the Prime Rate shall be automatically increased or decreased, as the case may be, without notice to Tenant as of the effective time of each change in such prime rate or equivalent.

                  (bi) Prior Funding Advances. "Prior Funding Advances" means the advances totalling $23,500,000 made to or on behalf of Landlord on or prior to the date hereof in connection with Landlord's acquisition of the Leased Property.

                  (bj) Purchase Agreement. "Purchase Agreement" means the Amended and Restated Purchase Agreement (Phases II and III) dated as of the date hereof between Landlord and Tenant pursuant to which Tenant has agreed to purchase or to arrange for the purchase by a third party of the Leased Property, as such Amended and Restated Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.

                  (bk) Qualified Payments. "Qualified Payments" means all payments received by Landlord from time to time during the Term from any party
(1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, that (x) in determining "Qualified Payments", there shall be deducted all expenses and costs of every kind, type and nature (including taxes and Attorneys' Fees) incurred by Landlord with respect to the collection of such payments, (y) "Qualified Payments" shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) "Qualified Payments" shall not include any payments received by Landlord that Landlord has paid to Tenant for the restoration or repair of the Leased Property or that Landlord is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by Landlord as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by Landlord, which will generally not occur until the first Advance Date or Base Rental Date which is at least three (3) Business Days after Landlord's receipt of the same. Thus, for example, condemnation proceeds actually received by Landlord in the middle of a Base Rental Period will not be considered as having been received by Landlord for purposes of computing the total Qualified Payments unless and until actually applied by Landlord as a Qualified Payment on a subsequent Base Rental Date in accordance with Paragraph 4 below.

                  (bl) Remaining Proceeds. "Remaining Proceeds" shall have the meaning assigned to it in subparagraph 4(a)(ii).

                  (bm) Release Date. "Release Date" means the later of the dates upon which (i) this Lease terminates, (ii) Tenant surrenders possession of the Leased Property or (iii) Tenant ceases to have any leasehold or other interest in the Leased Property under this Lease or otherwise.

                  (bn) Rent. "Rent" means the Base Rent and all Additional Rent.

                  (bo) Responsible Financial Officer. "Responsible Financial Officer" means the chief financial officer, the controller, the treasurer or an assistant treasurer of Tenant.

                  (bp) Revolving Credit Agreement. "Revolving Credit Agreement" shall have the meaning assigned to it in subparagraph below.

                  (bq) Scope Change. A "Scope Change" means a material addition to, deletion from or other modification to the quality, function or capacity of the Initial Improvements as delineated in Exhibit C or in any plans and specifications therefor previously approved by Landlord, but shall not include refinement, correction and detailing by Tenant or Tenant's architects or contractors from time to time. As used in this definition, a "material" change means a change that (a) could substantially reduce the fair market value of the Leased Property after the Initial Improvements are complete, (b) is expected to cause the construction of the Initial Improvements to exceed the constraints of the Construction Budget attached hereto as Exhibit C (as the same may be revised by Tenant from time to time with Landlord's prior written approval) or (c) will change the general character of the Initial Improvements from that described in Exhibit C.

                  (br) Stipulated Loss Value. "Stipulated Loss Value" means the amount computed from time to time in accordance with the formula specified in this definition. Such amount shall equal the Prior Funding Advances (i.e., $23,500,000) plus the advance made for Closing Costs (i.e., $700,000), plus the Outstanding Construction Allowance as of the date a computation is required hereunder, minus the amount (if any) of Qualified Payments paid to Landlord on or prior to such date in excess of the Qualified Payments deducted in calculating the Outstanding Construction Allowance. Thus, for example, if a determination of Stipulated Loss Value is required under subparagraph 3(a) on the first day of the applicable Base Rental Period, and if Tenant has used the entire $90,800,000 Construction Allowance to make the Initial Improvements to the Leased Property, but the Leased Property has been damaged by fire or other casualty with the result that $5,000,000 of net insurance proceeds have been paid to Landlord and retained by Landlord as Qualified Payments, then the "Stipulated Loss Value" as of the date of the required determination shall equal $110,000,000 (i.e., 23,500,000 + $700,000 + [$90,800,000 - $5,000,000] - $0).

                  (bs) Subsidiary. "Subsidiary" means any corporation of which Tenant and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                  (bt) Term. "Term" shall have the meaning assigned to it in Paragraph 2 below.

                  (bu) Voting Stock. "Voting Stock" of any Person means any shares of stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  (bv) Other Terms and  References.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. References herein to Paragraphs or subparagraphs shall refer to the corresponding Paragraphs or subparagraphs of this Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in subparagraph 9(w). Other terms are defined in the provisions that follow.

         2. Term. The term of this Lease (herein called the "Term") shall commence on and include the effective date hereof, and end at midnight on September 30, 1999 (or the next following Business Day if September 30, 1999 is not a Business Day), unless extended by subsequent written agreement of Landlord and Tenant or sooner terminated as herein provided. The Term shall consist of an Initial Period and a Final Period, both as defined in this paragraph. The "Initial Period" (herein so called) during which construction of the Initial Improvements is to be completed, shall commence upon and include the effective date hereof and end on but not include October 1, 1997 (or the next following Business Day if October 1, 1997 is not a Business Day). In any event, unless this Lease is terminated as a result of an Event of Default or for any other reason permitted hereunder, this Lease shall continue after the Initial Period until midnight on September 30, 1999 (or the next following Business Day if September 30, 1999 is not a Business Day) (the "Final Period").

         Provided that Tenant is still in possession of the Leased Property and has not breached its obligation to make any payment required by Paragraph 2 of the Purchase Agreement on any prior Designated Payment Date (as defined therein), Tenant may notify Landlord of Tenant's election to terminate this Lease, effective as of midnight of any Advance Date or Base Rental Date, by giving Landlord an irrevocable notice of such election at least thirty (30) days prior to the effective date of the termination. If Tenant elects to so terminate this Lease, then on the Base Rental Date on which this Lease is to be terminated, not only must Tenant pay all unpaid Rent, Tenant must also satisfy its obligations under the Purchase Agreement. The payment of all unpaid Rent, including but not limited to accrued and unpaid Commitment Fees and the satisfaction of Tenant's obligations under the Purchase Agreement shall be conditions to any early termination of this Lease by Tenant.

         3.       Rental.

                  (a) Base Rent. Tenant shall pay Landlord rent (herein called "Base Rent") in arrears, in currency that at the time of payment is legal tender for public and private debts in the United States of America, in monthly installments on each Base Rental Date through the end of the Term. Each installment of Base Rent shall represent rent allocable to the Base Rental Period ending on the date on which the installment is due. If Tenant or any Applicable Purchaser purchases Landlord's interest in the Leased Property pursuant to the Purchase Agreement, any Base Rent for the month ending on the date of purchase and all outstanding Additional Rent shall be due on the Final Payment Date in addition to the purchase price and other sums due Landlord under the Purchase Agreement. The Base Rent for each Base Rental Period shall equal
(A) Stipulated Loss Value on the first day of such Base Rental Period, times (B) the Effective Rate with respect to such Base Rental Period, times (C) the number of days in such Base Rental Period, divided by (D) three hundred sixty (360). Assume, only for the purpose of illustration: that a hypothetical Base Rental Period contains exactly thirty (30) days; that prior to the first day of such Base Rental Period Tenant has used the entire $90,800,000 Construction Allowance to construct the Initial Improvements, but only $85,800,000 of the Construction Allowance remains outstanding on the first day of such Base Rental Period after deducting a total of $5,000,000 of Qualified Payments received by Landlord, thereby leaving a Stipulated Loss Value of $110,000,000 (the Prior Funding Advances of $23,500,000, plus the Closing Costs of $700,000, plus the $85,800,000 Outstanding Construction Allowance); and that the Effective Rate computed with respect to the applicable Base Rental Period is 6%. Under such assumptions, the Base Rent for the hypothetical Base Rental Period will equal:

         $110,000,000 x 6% x 30/360, or $550,000.

                  (b) Commitment Fees. For each Construction Period Tenant shall pay Landlord a fee (herein called a "Commitment Fee") equal to (1) twenty basis points (20/100 of 1%), times (2) the difference at the end of the first day of such Construction Period between (A) $90,800,000 and (B) the sum (computed without deduction for any Qualified Payments) of all Construction Advances made by or on behalf of Landlord and all Carrying Costs added to and made a part of the Construction Allowance, times (3) the number of days in such Construction Period, divided by (4) three hundred sixty (360). Tenant shall pay Commitment Fees in arrears on January 1, April 1, July 1 and October 1 of each calendar year, beginning with January 1, 1995 and continuing regularly thereafter to and including the first of such dates to fall on or after the Base Rent Commencement Date.

                  (c) Additional Rent. All amounts which Tenant is required to pay to or on behalf of Landlord pursuant to this Lease (other than Base Rent), including without limitation all Commitment Fees required to be paid under this Paragraph 3, together with every fine, penalty, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (herein called "Additional Rent").

                  (d) Interest. The Base Rent and all other payments to be made by Tenant hereunder shall bear interest if not paid when first due at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws.

                  (e) Net Lease. It is the intention of Landlord and Tenant that the Base Rent and all other payments herein specified shall be absolutely net to Landlord. Tenant shall pay all costs, expenses and obligations of every kind relating to the Leased Property or this Lease which may arise or become due, including, without limitation: (i) Impositions (other than Excluded Taxes), including any taxes payable by virtue of Landlord's receipt of amounts, other than Capital Adequacy Charges, paid to or on behalf of Landlord in accordance with this subparagraph 3(f); (ii) any Capital Adequacy Charges; (iii) any amount for which Landlord is or becomes liable with respect to the Permitted Encumbrances; and (iv) any costs incurred by Landlord (including Attorneys'
Fees) because of Landlord's acquisition or ownership of the Leased Property or because of this Lease or the transactions contemplated herein (but excluding home office overhead and portfolio management expenses). The Base Rent and all other amounts payable by Tenant hereunder shall be paid without notice or demand and without abatement, counterclaim, deduction, setoff or defense, except as expressly provided herein.

         4.       Insurance and Condemnation Proceeds.

         (a) Subject to Landlord's rights under this Paragraph 4, and so long as no Event of Default shall have occurred and be continuing, Tenant shall be entitled to use all casualty insurance and condemnation proceeds payable with respect to the Leased Property during the Term for the restoration and repair of the Leased Property or any remaining portion thereof. All insurance and condemnation proceeds received with respect to the Leased Property (including proceeds payable under any insurance policy covering the Leased Property which is maintained by Tenant) shall be paid to Landlord and then applied as follows:

                    (i) First, such proceeds shall be used to reimburse Landlord for any costs and expenses, including
                         Attorneys' Fees, incurred in connection with the collection of such proceeds.

                    (ii) Second,  the remainder of such proceeds (the "Remaining
                         Proceeds"), shall be held by Landlord as Escrowed Proceeds and applied to reimburse Tenant for the actual cost of the repair, restoration or replacement of the Leased Property. However, any Remaining Proceeds not needed for such purpose shall be applied by Landlord as Qualified Payments after Tenant notifies Landlord that they are not needed for repairs, restoration or replacement.

Notwithstanding the foregoing, at any time prior to the Final Period, provided an Event of Default shall have occurred and be continuing, and (regardless of the existence of any Event of Default) at any time during the Final Period, Landlord shall be entitled to receive and collect any insurance and condemnation proceeds received with respect to the Leased Property, and either, at the discretion of Landlord, hold such proceeds as Escrowed Proceeds to be applied to the repair, restoration or replacement of the Leased Property or retain such proceeds (net of the deductions described in clause (i) above) as Qualified Payments.

         (b) Any Remaining Proceeds held by Landlord as Escrowed Proceeds shall be deposited by Landlord in an interest bearing account as provided in the definition of Escrowed Proceeds and shall be paid to Tenant upon completion of the applicable repair, restoration or replacement and upon compliance by Tenant with such terms, conditions and requirements as may be reasonably imposed by Landlord, but in no event shall Landlord be required to pay any Escrowed Proceeds to Tenant in excess of the actual cost to Tenant of the applicable repair, restoration or replacement, it being understood that Landlord may retain any such excess as a Qualified Payment. In any event, Tenant will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out above. Further, notwithstanding any inadequacy of the Remaining Proceeds or anything herein to the contrary, Tenant must, after any taking of less than all or substantially all of the Leased Property by condemnation and after any damage to the Leased Property by fire or other casualty, restore or improve the Leased Property or the remainder thereof to a value no less than Stipulated Loss Value as of the date just prior to the taking or damage and to a safe and sightly condition. Any taking of so much of the Leased Property as, in Landlord's reasonable judgment, makes it impracticable to restore or improve the remainder thereof as required by the preceding sentence shall be considered a taking of substantially all the Leased Property for purposes of this Paragraph 4.

         (c) In the event of any taking of all or substantially all of the Leased Property, Landlord shall be entitled to apply all Remaining Proceeds as a Qualified Payment notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the Leased Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation, then Landlord shall be entitled to recover the excess from Tenant upon demand as an additional Qualified Payment, whereupon this Lease shall terminate.

         (d) Nothing herein contained shall be construed to prevent Tenant from obtaining a separate award from any condemning authority for a taking of Tenant's personal property or for moving expenses or business interruption, provided, such award is not combined with and does not reduce the award for any taking of the Leased Property, including Tenant's interest therein.

         (e) Landlord and Tenant each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the Leased Property or to the personal property situated from time to time in or on the Leased Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph (e) shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this paragraph. Tenant shall cause the insurance policies required of Tenant by this Lease to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this paragraph. If such endorsements are not available, the waivers set forth in this paragraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the Leased Property to be impaired.

         (f) Any title insurance proceeds payable under any title insurance policy or binder covering the Leased Property or any portion thereof shall be payable to Landlord for application as a Qualified Payment. If Landlord and Tenant are both named as insureds under any such title insurance policy or binder, Tenant shall upon request direct the insurer under the policy or binder to deliver all such proceeds directly to Landlord and shall release the insurer from any claim that might otherwise result from the payment to Landlord. Tenant shall also upon request endorse to the order of Landlord any check for such proceeds that may be payable to Tenant or to both Tenant and Landlord.

         5.       No Lease Termination.

                  (a) Status of Lease. Except as expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement of the Rent, nor shall the obligations of Tenant under this Lease be excused, for any reason whatsoever, including without limitation any of the following: (i) any damage to or the destruction of all or any part of the Leased Property from whatever cause, (ii) the taking of the Leased Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Tenant's use of all or any portion of the Leased Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Tenant or anyone claiming through or under Tenant by paramount title or otherwise (provided, if the eviction is by Landlord or any party lawfully claiming through or under Landlord, other than Tenant or a third party claiming through or under Tenant, then Tenant will have the remedies described in Paragraph 29 below), (v) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant are parties, (vi) the inadequacy in any way whatsoever of the design or construction of the Initial Improvements or the Construction Documents, it being understood that approval by Landlord of any Construction Documents does not and will not constitute any representation express or implied as to the adequacy thereof or (vii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent of the covenants and agreements of Landlord, that the Base Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease.

                  (b) Waiver. Without limiting the foregoing, Tenant waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Tenant may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Lease or the Leased Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Base Rent or any other sums payable under this Lease.

         6.       Construction Allowance.

                  (a) Advances; Outstanding Construction Allowance.

                           (1)  Tenant  acknowledges  that  on the  date  hereof
Landlord has provided an initial Construction Advance (herein so called) of $8,000,000 to reimburse Tenant for costs related to the construction of the Initial Improvements. Subject to the conditions set forth below, Landlord shall make further advances

(herein also called "Construction Advances") on Advance Dates from time to time as requested by Tenant to pay for the actual cost of making and completing the Initial Improvements to the Leased Property. In no event will (i) the total of all Construction Advances which may be required of Landlord, when added to Carrying Costs accrued or projected by Landlord to accrue prior to the Base Rent Commencement Date as described below, exceed $90,800,000, unless an additional Participant shall have been identified and Landlord and Tenant shall have agreed to amend this Lease as provided in part (2) below or (ii) Landlord be required to make any additional Construction Advances beyond the initial Construction Advance of $8,000,000, unless and until Tenant has purchased the Phase I Property pursuant to the Phase I Purchase Agreement. As used herein, references to the "Outstanding Construction Allowance" shall mean the difference on the date in question (but not less than zero) of (A) the total Construction Advances made by Landlord and all Carrying Costs added thereto under part (3) of this subparagraph (a) on or prior to the date in question, less (B) any Qualified Payments received on or prior to the date in question; but Landlord will not be under any obligation to readvance any portion of the Construction Allowance repaid by Qualified Payments. Notwithstanding the foregoing, if for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined under this Lease as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall equal the Outstanding Construction Allowance on the immediately preceding Advance Date computed in accordance with the preceding sentence, plus Carrying Costs accruing on and after such preceding Advance Date to but not including the date in question.

                           (2) The amount of the  Construction  Allowance may be
increased by a written agreement amending this Lease if an additional Participant is identified before the Base Rental Commencement Date; provided, that any such agreement to amend this Lease, any new participation agreement with the identified Participant and the Participant itself must all be satisfactory to Landlord in Landlord's sole and absolute discretion. Any Participant so identified to provide an increase in the Construction Allowance will be added to Schedule 1 as if such Participant had been one of the original Participants listed thereon.

                           (3) Charges  accruing at the  Effective  Rate (herein
called "Carrying Costs") for each Construction Period prior to or ending on the Base Rent Commencement Date will be added to (and thereafter be included in) the Outstanding Construction Allowance on the last day of such Construction Period (i.e., generally on the Advance Date upon which such Construction Period ends). The amount of Carrying Costs for each Construction Period shall be equal to (A) Stipulated Loss Value (including accrued and unpaid Carrying Costs added with respect to every previous Construction Period, if any) as of the first day of such Construction Period, times (B) the Effective Rate with respect to such Construction Period, times (C) the number of days in such Construction Period, divided by (D) 360. For purposes of computing Carrying Costs for the Construction Period ending October 3, 1994, it is understood that Stipulated Loss Value as of the first of such period will include not only the Prior Funding Advances of $23,500,000, but also the Closing Costs of $700,000 and the initial Construction Advance of $8,000,000 made on the date hereof.

                  (b) Initial  Improvements.  Tenant shall construct the Initial
Improvements in a good and workmanlike manner, in accordance with the Construction Documents and Applicable Laws, and otherwise in compliance with the provisions of this Lease. All Construction Documents must be consistent with the description of the Initial Improvements and budget set forth in Exhibit C attached hereto. Landlord acknowledges its approval of the construction budget attached hereto as Exhibit C. If for any reason it shall become apparent that the construction budget must be revised, Tenant shall promptly notify Landlord thereof and of the reasons therefor. Upon the execution of the general construction contract for the Initial Improvements, Tenant shall cause the contractor thereunder to execute and deliver to Landlord an estoppel letter in the form of Exhibit D attached hereto. Tenant shall also cause the architect and engineer under any material architectural or engineering contract for the Initial Improvements to execute and deliver to Landlord an estoppel letter in the form of Exhibit E attached hereto. Before making any Scope Change, Tenant shall provide to Landlord a reasonably detailed written description of the Scope Change, a revised construction budget and a copy of any changes to the drawings, plans, specifications and general construction contract for the Initial Improvements required in connection therewith, all of which must be approved in writing by Landlord (or by any construction representative appointed by Landlord from time to time) before the Scope Change is implemented. Upon request, Tenant shall furnish Landlord with a written summary of all Initial Improvements then completed or contemplated and any construction budgets, cost estimates, drawings, plans, specifications and other Construction Documents available to Tenant with respect thereto. Tenant shall have sole responsibility for satisfying the requirements of the Construction Documents and for administering the construction of the Initial Improvements, it being understood that Landlord's obligation with respect to the Initial Improvements shall be limited to the making of advances under and subject to the conditions set forth in this Paragraph 6. No contractor performing any construction work on the Initial Improvements, no architect or engineer performing any design work with respect thereto, and no other third party shall be entitled to enforce Landlord's obligations to make advances as a third party beneficiary. In any event, Tenant shall cause the Initial Improvements to be completed no later than April 1, 1997 regardless of whether (i) the Construction Allowance is sufficient to pay for such completion or (ii) Landlord stops making Construction Advances pursuant to Paragraph 6(a)1)(ii), and Tenant shall send the Completion Notice promptly after the Initial Improvements are substantially complete. No funding of Construction Advances and no failure of Landlord to object to Initial Improvements proposed or constructed by Tenant shall constitute a waiver by Landlord of the requirements contained in this subparagraph.

                  (c) Conditions to Construction Advances. Landlord's obligation to make Construction Advances from time to time under this Paragraph 6 shall be subject to the following terms and conditions, all of which are intended for the sole benefit of Landlord:

                           (i)   Prior   Notice.   Tenant   must   request   any
Construction Advance at least ten (10) Business Days prior to the Advance Date upon which the advance is to be paid. Such request must confirm that Landlord will not be responsible for the application of any funds advanced to Tenant or to any other party at Tenant's request and otherwise be in form reasonably satisfactory to Landlord. Without limiting the foregoing, such request must also describe in such detail as Landlord may request: all costs to be paid or reimbursed by the advance requested; all subcontractors, suppliers or other parties to whom such costs have been or will be paid and the address of such parties; and, to the extent not fully disclosed in any prior request for a Construction Advance, the names and addresses of any subcontractors that have filed or, to Tenant's knowledge, have threatened to file a lien against the Leased Property. However, until such time as Landlord shall notify Tenant otherwise, Tenant's compliance with the following requirements will be considered adequate to evidence costs to be paid or reimbursed by Construction
Advances:

               (A) With each notice requesting a Construction Advance, Tenant shall submit copies of the applications for payment from Tenant's general contractors, to the extent that the advance requested by Tenant includes payments covered by such applications. Such applications for payment shall have been signed by Tenant's architect to indicate the architect's approval of the same.

               (B) With each notice requesting a Construction Advance, Tenant shall also a submit a list of payments to be made to each professional or vendor (other than a general contractor) claiming a right to payment in connection with the construction of the Initial Improvements, to the extent that the advance requested by Tenant includes such payments.

               (C) With each notice requesting a Construction Advance, Tenant shall also submit unconditional lien releases from the general contractors, covering any payments to the general contractors for which Tenant has been provided prior Construction Advances.

               (D) Though not required with every notice requesting a Construction Advance, copies of invoices and lien releases from each subcontractor and from each professional or vendor described in part
          (B) preceding, will be obtained by Tenant in accordance with the procedures and practices that Tenant followed for the construction contemplated by the Phase I Lease. Tenant shall periodically (and in any event no less often than once every 90 days) submit to Landlord copies of such invoices and lien releases from each subcontractor, vendor or professional that has been paid $100,000 or more since the last preceding submission of invoices and lien release pursuant to this part (D).

                           (ii) Amount of the Advances.  No Construction Advance
shall exceed $90,800,000 less the sum of (A) the then Outstanding Construction Allowance, (B) any Qualified Payments previously received, and (C) the Carrying Costs then projected by Landlord to be added to the Construction Allowance on and after the date of the advance. Further, no Construction Advance shall exceed the actual costs previously incurred and paid by Tenant to construct the Initial Improvements, including "soft costs" specified in Tenant's construction budget, less the sum of all previous Construction Advances made under this Paragraph 6 to Tenant as reimbursement for such costs. Further, no Construction Advance shall be required that would cause the cost of completing all Initial Improvements then contemplated as reasonably estimated by Landlord to exceed the difference computed by subtracting (1) the Carrying Costs then projected by Landlord to be added to the Construction Allowance, from (2) the Construction Allowance remaining to be advanced. No Construction Advance shall be requested for an amount less than the lesser of (A) the maximum advance that may be required of Landlord under the preceding sentences, and (B) $500,000.

                           (iii)  Insurance.  Tenant  shall  have  obtained  and
provided evidence reasonably satisfactory to Landlord of insurance concerning the Initial Improvements as Landlord may require, including but not limited to the liability insurance required by subparagraph 9(z) below and the following:

                                    a)  Title   Insurance.   An  owner's   title
insurance policy in an amount, form and substance and written by a title insurance company satisfactory to Landlord and insuring Landlord's ownership of fee title to the Leased Property, including the Initial Improvements, in the amount no less than Stipulated Loss Value plus any remaining portion of the Construction Allowance to be advanced under this Lease; and

                                    b)  Builder's  Risk   Insurance.   Builder's
Completed Value Risk and such other hazard insurance as Landlord may reasonably require against all risks of physical loss (including collapse and transit coverage) with deductibles not to exceed $250,000, such insurance to be in amounts sufficient to cover the total value of the Initial Improvements and to be maintained in full force and effect at all times until completion of construction of the Initial Improvements.

                           (iv) Progress of  Construction.  Construction  of the
Initial Improvements shall be progressing without any substantial continuing interruption in a good and workmanlike manner and in accordance with the Construction Documents and all Applicable Laws, and Tenant shall have corrected or caused the correction promptly of any material defect in such construction.

                           (v) Evidence of Costs to be Reimbursed. To the extent
required by Landlord at the time a Construction Advance is required, and subject to subparagraph above, Tenant shall have submitted invoices, requests for payment from contractors, certifications from Tenant's architect and/or construction manager, lien releases and other evidence reasonably satisfactory to Landlord that (A) all costs for which Tenant requests reimbursement constitute actual costs incurred by Tenant for the construction of the Initial Improvements, (B) such costs are within the constraints of the budget attached hereto as Exhibit C, as the same may be amended from time to time with Landlord's prior written consent, and (C) all general contractors and all parties that have filed a statutory Preliminary Notice which would give them the right to assert a mechanic's or materialman's lien against the Leased Property (collectively, "Potential Lien Claimants") have been paid all sums for which prior Construction Advances have been advanced. Without limiting the foregoing, Landlord may decline to advance any amount that would result in an excess of $10,000,000 or more of (1) the total cost of work for which Potential Lien Claimants could have asserted a lien against the Leased Property and for which Construction Advances have been advanced by Landlord, over (2) the cost of any such work for which Tenant has failed to provide to Landlord unconditional statutory lien releases from all Potential Lien Claimants in form and substance reasonably satisfactory to Landlord.

                           (vi) No Event of Default or Change of Control  Event.
No Event of Default shall have occurred and be continuing under this Lease and no Change of Control Event shall have occurred.

                           (vii)  No Sale  of  Landlord's  Interest.  No sale of
Landlord's interest in the Leased Property shall have occurred pursuant to the Purchase Agreement.

                           (viii) Certificate of No Default. Landlord shall have
received, together with the notice requesting the Construction Advance described in clause (i) above, a current certificate of a Responsible Financial Officer of Tenant (a) representing and warranting that no Event of Default has occurred and is continuing, (b) certifying that the representations and warranties contained herein are true and correct on and as of the date of such certificate as though made on and as of such date, (c) certifying that construction of the Initial Improvements is progressing without any substantial continuing interruption in a good and workmanlike manner and in accordance with the Construction Documents and all Applicable Laws and that Tenant has corrected or is correcting any material defect in such construction, and (d) certifying that the Construction Advance then being requested would not result in an excess of $10,000,000 or more of (1) the total cost of work for which Potential Lien Claimants could have asserted a lien against the Leased Property and for which Construction Advances have been advanced by Landlord, over (2) the cost of any such work for which Tenant has failed to provide to Landlord unconditional statutory lien releases from all Potential Lien Claimants in form and substance reasonably satisfactory to Landlord.

                           (ix)   Payments   by   Participants.   None   of  the
Participants listed in Schedule 1 or their successors or permitted assigns under their respective Participation Agreements shall have failed to advance to Landlord their pro rata shares of the Construction Advance being requested.

         7. Purchase Agreement and Environmental Indemnity. Tenant acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of Tenant's obligations under the Purchase Agreement or Environmental Indemnity, which obligations, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, and not in lieu of, the obligations set forth herein. In the event of any inconsistency between the terms and provisions of the Purchase Agreement or Environmental Indemnity and the terms and provisions of this Lease, the terms and provisions of the Purchase Agreement or Environmental Indemnity shall control.

         8.       Use and Condition of Leased Property.

                  (a) Use. Subject to the Permitted Encumbrances and the terms hereof, Tenant may use and occupy the Leased Property during the Term of this Lease for any lawful purpose so long as no Event of Default occurs hereunder. Landlord may withhold its consent (in its sole discretion) to any proposed use that would violate the express terms of this Lease.

                  (b) Condition. Tenant accepts the Leased Property (and will accept the same upon any purchase of the Landlord's interest therein) in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Tenant also accepts the Leased Property without any representation or warranty, express or implied, by Landlord regarding the title thereto or the rights of any parties in possession of any part thereof, except as set forth in subparagraph 10(a). Landlord shall not be responsible for any latent or other defect or change of condition in the Land, Improvements, fixtures and personal property forming a part of the Leased Property, and the Rent hereunder shall in no case be withheld or diminished (except as otherwise expressly provided in this Lease) on account of any defect in such property, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Nor shall Landlord be required to furnish to Tenant any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.

                  (c) Waiver. The provisions of subparagraph 8(b) above have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise. However, such exclusion of representations and warranties by Landlord is not intended to impair any representations or warranties made by other parties, including Seller, the benefit of which is to pass to Tenant during the Term because of the definition of Personal Property and Leased Property above.

         9. Other Representations, Warranties and Covenants of Tenant. Tenant represents, warrants and covenants as follows:

                  (a) Financial Matters. Tenant is solvent, is not bankrupt and has no outstanding liens, suits, garnishments, bankruptcies or court actions which could render Tenant insolvent or bankrupt. There has not been filed by or, to Tenant's knowledge, against Tenant a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Tenant or any substantial portion of Tenant's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to Landlord relating to Tenant are true, correct and complete in all material respects. No material adverse change has occurred in the financial position of Tenant as reflected in Tenant's financial statements covering the fiscal period ended June 30, 1994.

                  (b)  Raychem  Contract.  Except  to  the  extent  required  of
Landlord under subparagraph 10(b), Tenant shall satisfy all surviving obligations of the "Buyer" (as the term "Buyer" is used in the Raychem Contract) relating to the Leased Property under the Raychem Contract and under all other documents, the execution of which is required by or in connection with the Raychem Contract. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all Losses of any and every kind or character, known or unknown, fixed or contingent, imposed on or asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of any obligations imposed by the Raychem Contract with respect to the Leased Property. The indemnity set out in this subparagraph shall apply even if the subject of the indemnification is caused by or arises out of the negligence (other than Active Negligence) of Landlord, but not if caused by the Active Negligence, gross negligence or willful misconduct of Landlord. Because Tenant hereby assumes and agrees to satisfy all surviving obligations of the Buyer under the

Raychem Contract with respect to the Leased Property, no failure by Landlord to take any action required by the Raychem Contract with respect to the Leased Property (save and except any actions required of Landlord under subparagraph 10(b)) shall, for the purposes of this indemnity, be deemed to be caused by the Active Negligence, gross negligence or willful misconduct of Landlord. The foregoing indemnity is in addition to the other indemnities set out herein and shall not terminate upon the closing of any sale of Landlord's interest in the Leased Property pursuant to the provisions of the Purchase Agreement or the termination of this Lease.

                  (c) No Default or Violation. The execution, delivery and performance of this Lease, the Purchase Agreement and the Environmental Indemnity have not and will not constitute a breach or default under any other material agreement, law or court order under which Tenant is a party or which affects the Leased Property or Tenant's use, occupancy or operation of the Leased Property or any part thereof and such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, Tenant's property pursuant to the provisions of any of the foregoing.

                  (d) Compliance with Covenants and Laws. Tenant is leasing the Leased Property in conjunction with the construction of commercial or industrial improvements that will be subject to review under local agency ordinances regulating the design and improvement thereof. The intended use of the Leased Property by Tenant complies, or will comply after Tenant obtains readily available permits, in all material respects with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health, safety and environmental laws and regulations, the Americans with Disabilities Act and any other laws pertaining to disabled persons to the extent applicable to Tenant and the Leased Property, and all other applicable laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions (all of the foregoing are herein sometimes collectively called "Applicable Laws"). Tenant has obtained or will promptly obtain all utility, building, health and operating permits as may be required for Tenant's use of the Leased Property by any governmental authority or municipality having jurisdiction over the Leased Property.

                  (e) Environmental Representations. To the best of Tenant's knowledge and except as otherwise disclosed in the Environmental Report, as of the date hereof: (i) no Hazardous Substances are or have been used, generated, processed, transported, removed, treated, handled, constructed, deposited, stored, disposed, placed or held on or from the Leased Property in a manner that could put Landlord at risk of significant liability; (ii) no Hazardous
Substances Activity has occurred prior to the date of this Lease in a manner that could put Landlord at risk of significant liability; (iii) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has reported or been required to report any release of any Hazardous Substances on or from the Leased Property or the surrounding property pursuant to any Environmental Law; (iv) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has received any warning, citation, notice of violation or other communication regarding a suspected or known violation of Environmental Laws concerning the Leased Property from any federal, state or local agency; and
(v) none of the following are located on the Leased Property: asbestos; urea formaldehyde foam insulation; transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; or any underground storage tank or tanks. Further, Tenant represents that to the best of its knowledge the Environmental Report is not misleading or inaccurate in any material respect.

                  (f) No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to Tenant's knowledge, threatened that might affect Tenant's intended use of the Leased Property or the validity, enforceability or priority of this Lease, or the use, occupancy and operation of the Leased Property or any part thereof, and Tenant is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of Tenant or its use, occupancy or operation of the Leased Property. No condemnation or other like proceedings are pending or, to Tenant's knowledge, threatened against the Leased Property.

                  (g) Condition of Property. When the Initial Improvements have been completed in accordance with the Construction Documents, adequate provision will have been made for the Leased Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof. All streets, alleys and easements necessary to serve the Leased Property have been completed and are serviceable or will be so when the Initial Improvements are complete. The Leased Property will be, when the Initial Improvements are complete, in a condition satisfactory for its use and occupancy. Tenant is not aware of any latent or patent material defects or deficiencies in the Real Property that, either individually or in the aggregate, could materially and adversely affect Tenant's use or occupancy or could reasonably be anticipated to endanger life or limb. Prior to the effective date hereof, Tenant has caused the Land and the Phase I Property to be segregated into one or more separate lots on a recorded parcel map approved by all governmental entities that are entitled by Applicable Law to require their approval as a condition to any lawful subdivision of the Land from the land included in the Phase I Property.

                  (h)  Organization.  Tenant is duly  incorporated  and  legally existing  under the laws of the State of Delaware  and is
duly qualified to do business in the State of California. Tenant has all requisite power and has procured or will promptly procure all governmental certificates of authority, licenses, permits, qualifications and other documentation required to lease and operate the Leased Property and to carry on its business.

                  (i) Enforceability. The execution, delivery and performance of this Lease, the Purchase Agreement and the Environmental Indemnity are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any applicable law or regulation or any term or provision of Tenant's articles of incorporation or bylaws. This Lease, the Purchase Agreement and the Environmental Indemnity are valid, binding and legally enforceable obligations of Tenant in accordance with their terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and legal and equitable principles of general application.

                  (j) Not a Foreign Person. Tenant is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), Sections 1445 and 7701 (i.e. Tenant is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

                  (k) Omissions. None of Tenant's representations or warranties contained in this Lease or any document, certificate or written statement furnished to Landlord by or on behalf of Tenant contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

                  (l) Existence. Tenant shall continuously maintain its existence and its qualification to do business in the State of California. Tenant will not make any significant change in the nature of the business of Tenant and it subsidiaries, taken as a whole, as presently conducted.

                  (m) Tenant Taxes. Tenant shall promptly pay all income, franchise and other taxes owing by Tenant; except that Tenant may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any such tax and pending such contest Tenant shall not be deemed in default under this subparagraph if Tenant diligently prosecutes such contest to completion in an appropriate manner, and if Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon, promptly after such judgment becomes final; provided, however, that in any event such contest shall be concluded and the tax, penalties, interest and costs shall be paid prior to the date any liability may be asserted against Landlord or any action may be taken against the Leased Property.

                  (n)  Operation  of Property.  Tenant shall  operate the Leased
Property in a good and workmanlike manner and in accordance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Tenant shall not use or occupy, or allow the use or occupancy of, the Leased Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. To the extent that any of the following would, individually or in the aggregate, materially and adversely affect the value of the Leased Property or Tenant's use, occupancy or operations on the Leased Property, Tenant shall not: (i) initiate or permit any zoning reclassification of the Leased Property; (ii) seek any variance under existing zoning ordinances applicable to the Leased Property; (iii) use or permit the use of the Leased Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Leased Property; or (v) consent to the annexation of the Leased Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Leased Property shall occur that Landlord determines will materially reduce the then-current market value of the Leased Property, and if after such reduction the Stipulated Loss Value shall substantially exceed the then-current market value of the Leased Property in the reasonable judgment of Landlord, then Tenant shall pay Landlord upon request an amount equal to such excess for application as a Qualified Payment. Tenant shall not impose any restrictive covenants or encumbrances upon the Leased Property without the prior written consent of the Landlord; provided, that such consent shall not be unreasonably withheld for any encumbrance or restriction that is made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property. Tenant shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Leased Property. Tenant shall not do any act whereby the market value of the Leased Property may be materially lessened. Tenant shall allow Landlord or its authorized representative to enter the Leased Property at any reasonable time and after reasonable notice to inspect the Leased Property and, after reasonable notice, to inspect Tenant's books and records pertaining thereto, and Tenant shall assist Landlord or Landlord's representative in whatever way reasonably necessary to make such inspections. If Tenant receives a notice or claim from any federal, state or other governmental entity that the Leased Property is not in compliance with any Applicable Law, Tenant shall promptly furnish a copy of such notice or claim to Landlord. Notwithstanding the foregoing, Tenant may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Leased Property, and pending such contest Tenant shall not be deemed in default hereunder because of violation of such Applicable Law, if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes the Leased Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Leased Property; provided, that in any event such contest shall be concluded and the violation of such Applicable Law must be corrected and any claims asserted against Landlord or the Leased Property because of such violation must be paid by Tenant, all prior to the date that (i) any criminal charges may be brought against Landlord or any of its directors, officers or employees because of such violation or (ii) any action may be taken by any governmental authority against Landlord or any property owned by Landlord (including the Leased Property) because of such violation.

                  (o) Debts for Construction. Tenant shall cause all debts and liabilities incurred in the construction, maintenance, operation and development of the Leased Property, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Leased Property, to be promptly paid. Notwithstanding the foregoing, Tenant may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Tenant shall not be deemed in default hereunder if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid, bonded around or otherwise removed in a manner reasonably acceptable to Landlord prior to the date any writ or order is issued under which the Leased Property may be sold.

                  (p) Impositions. Tenant shall reimburse Landlord for (or, if requested by Landlord, will pay or cause to be paid prior to delinquency) all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to this Lease or which are imposed upon Landlord or the Leased Property because of the ownership, leasing, occupancy, sale or operation of the Leased Property, or any part thereof, or relating to or required to be paid by the terms of any of the Permitted Encumbrances (collectively, herein called the "Impositions"), excluding only Excluded Taxes. If Landlord requires Tenant to pay any Impositions directly to the applicable taxing authority or other party entitled to collect the same, Tenant shall furnish Landlord with receipts showing payment of such Impositions and other amounts at least ten (10) days prior to the applicable default date therefor; except that Tenant may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted Imposition, and pending such contest Tenant shall not be deemed in default hereunder if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the Impositions, penalties, interest and costs shall be paid prior to the date (i) any criminal action may be instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord (including the Leased Property) may be seized or sold or any other action may be taken against Landlord or any property owned by Landlord because of the nonpayment thereof. As used herein, "Impositions" shall include real estate taxes (other than Excluded Taxes) imposed because of a change of use or ownership of the Leased Property, including, to the extent attributable to the term of this Lease or any prior period, any such real estate taxes imposed because of a change in use or ownership after the term of this Lease expires or is terminated. Tenant's liability for real estate taxes (other than Excluded Taxes) imposed because of a change in use or ownership of the Leased Property shall survive the termination or expiration of this Lease.

                  (q) Repair, Maintenance, Alterations and Additions. Tenant shall keep the Improvements on the Leased Property in good order, repair, operating condition and appearance (ordinary wear and tear excepted), causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Leased Property to be materially misused, abused or wasted or to deteriorate. Tenant will promptly replace any worn-out fixtures covered by this Lease with fixtures comparable to the replaced fixtures when new. Notwithstanding the foregoing, Tenant will not, without the prior written consent of Landlord, (i) remove from the Leased Property any fixtures of significant value covered by this Lease except such as are replaced by Tenant by articles of equal suitability and value, free and clear of any lien or security interest or (ii) make any structural alteration to any Improvements, once constructed, or any alterations thereto which reduce the fair market value or which change the general character of the Leased Property or which impair in any significant manner the useful life or utility of any Improvements. Upon request of Landlord made at any time, but not more often than once per calendar year unless an Event of Default shall have occurred and be continuing, Tenant shall deliver to Landlord an inventory describing and showing the make, model, serial number and location of all fixtures and personalty, if any, included in the Initial Improvements with a certification by Tenant that such inventory is a true and complete schedule of all such fixtures and personalty and that all items specified in the inventory are covered hereby free and clear of any lien or security interest other than the Permitted Encumbrances described in Exhibit B.

                  (r) Insurance and Casualty. Tenant shall procure and maintain insurance against loss or damage to the Leased Property by fire, explosion, windstorm, hail, tornado and such other hazards as may be customarily insured against by owners of comparable properties or otherwise reasonably required by Landlord by policies of fire, extended coverage and other insurance in such company or companies, in such amounts, upon such terms and provisions, and with such endorsements, all as may be reasonably required by Landlord. Without limiting the foregoing, Landlord may reasonably require that Tenant keep the Initial Improvements insured against damage by earthquake at any time after the Initial Period, and Landlord may reasonably require through the entire Term that Tenant keep any Improvements insured under an all-risk property insurance policy (not excluding from coverage perils normally included within the definitions of extended coverage, vandalism and malicious mischief) in the amount of one hundred percent (100%) of the replacement value with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Such coverage will be on an agreed value basis to eliminate the effects of coinsurance. Tenant shall deliver to Landlord certificates evidencing such insurance and any additional insurance which shall be taken out upon any part of the Leased Property and certificates evidencing renewals of all such policies of insurance at least fifteen (15) days before any such insurance shall expire. Tenant further agrees that all such policies shall provide that proceeds thereunder will be payable to Landlord as Landlord's interest may appear. In the event any of the Leased Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Landlord may, but shall not be obligated to, make proof of loss if not made promptly by Tenant, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Landlord as its interests may appear, (iii) Landlord shall apply the insurance proceeds as provided in Paragraph 4 above; and (iv) Landlord may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that if any such claim is for less than $500,000 and no Event of Default shall have occurred and be continuing, Tenant shall have the right to settle, adjust or compromise the claim as Tenant deems appropriate; and, provided further, that so long as no Event of Default shall have occurred and be continuing, Landlord must provide Tenant with at least ninety (90) days notice of Landlord's intention to settle any such claim before settling it unless Tenant shall already have approved of the settlement by Landlord). If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Leased Property, Tenant shall give immediate notice thereof to Landlord and Paragraph 4 shall apply.

                  (s) Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Leased Property or any portion thereof, or any other similar proceedings arising out of injury or damage to the Leased Property or any portion thereof, Tenant shall notify Landlord of the pendency of such proceedings. Tenant shall, at its expense, diligently prosecute any such proceedings and shall consult with Landlord, its attorneys and experts and cooperate with them in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to Landlord and applied as provided in Paragraph 4 above. Landlord is hereby authorized, in the name of Tenant, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. Landlord shall not be, in any event or circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

                  (t) Protection and Defense of Title. If any encumbrance or title defect whatsoever affecting Landlord's fee interest in the Leased Property is claimed or discovered (other than Permitted Encumbrances, this Lease and any other encumbrance which is lawfully claimed by, through or under Landlord and which is not claimed by, through or under Tenant) or if any legal proceedings are instituted with respect to title to the Leased Property, Tenant shall give prompt written notice thereof to Landlord and at Tenant's own cost and expense will promptly remove any such encumbrance and cure any such defect (or bond over it to the satisfaction of Landlord) and will take all necessary and proper steps for the defense of any such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Tenant fails to promptly remove any encumbrance or title defect, Landlord (whether or not named as a party to legal proceedings with respect thereto) shall be entitled to take such additional steps as in its judgment may be necessary or proper to remove such encumbrance or cure such defect or for the defense of any such attack or legal proceedings or the protection of Landlord's fee interest in the Leased Property, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Leased Property, the purchase of any tax lien and the removal of prior liens or security interests, and all expenses (including Attorneys' Fees) so incurred of every kind and character shall be a demand obligation owing by Tenant.

                  (u) No Other Liens. Tenant shall not, without the prior written consent of Landlord (which consent will not be unreasonably withheld for liens that are made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property), create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Leased Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Leased Property or any part thereof (other than the Permitted Encumbrances, this Lease, and any other lien or other encumbrance which is lawfully claimed by, through or under Landlord and which is not claimed by, through or under Tenant) regardless of whether the same are expressly or otherwise subordinate to this Lease or Landlord's interest in the Leased Property, and should any of the foregoing exist or become attached hereafter in any manner to any part of the Leased Property without the prior written consent of Landlord, Tenant shall cause the same to be promptly discharged and released or bonded over to the satisfaction of Landlord.

                  (v) Books and Records. Tenant shall keep accurate books and records in which full, true and correct entries shall be promptly made as to all operations affecting the Leased Property and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by Landlord and its duly accredited representatives at all times during reasonable business hours after five (5) days advance notice.
 This subparagraph shall not be construed as requiring Tenant to regularly maintain separate books and records relating exclusively to the Leased Property; provided, however, that upon request, Tenant shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Leased Property.

                  (w) Financial Statements; Certificates as to Default. Tenant shall deliver to Landlord and to each Participant of which Landlord has been notified:

         (i) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Tenant, the unaudited consolidated balance sheet of Tenant and its Subsidiaries as of the end of such quarter and consolidated unaudited statements of income, stockholders' equity and cash flow of Tenant and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form figures for the corresponding period in the preceding fiscal year, in the case of such statements of income, stockholders' equity and cash flow, and figures for the preceding fiscal year in the case of such balance sheet, all in reasonable detail, in accordance with generally accepted accounting principles consistently applied, and certified in a manner acceptable to Landlord by a Responsible Financial Officer of Tenant (subject to normal year-end adjustments);

         (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Tenant, the consolidated balance sheet of Tenant and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, stockholders' equity and cash flow of Tenant and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, in accordance with generally accepted accounting principles consistently applied, and certified in a manner acceptable to Landlord by independent public accountants of recognized national standing reasonably acceptable to Landlord;

         (iii) together with the financial statements furnished in accordance with subdivision (i) and (ii) of this subparagraph (w), a certificate of a Responsible Financial Officer of Tenant (a) representing and warranting that no Event of Default or Default has occurred and is continuing (or, if an Event of Default or Default has occurred, stating the nature thereof and the action which Tenant proposes to take with respect thereto), (b) setting forth a schedule containing the information and calculations contained in the form of certificate attached hereto as Exhibit F, and (c) stating that the representations and warranties contained herein are true and correct on and as of the date of such certificate as though made on and as of such date;

         (iv) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default, a statement of a Responsible Financial Officer of Tenant setting forth details of such Default or Event of Default and the action which Tenant has taken and proposes to take with respect thereto;

         (v) promptly after the sending or filing thereof, copies of all such financial statements, proxy statements, notices and reports which Tenant or any Subsidiary sends to its public stockholders, and copies of all reports and registration statements (without exhibits) which Tenant or any Subsidiary files with the Securities and Exchange
         Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) or any national securities exchange;

         (vi) as soon as practicable and in any event (a) within 30 days after Tenant or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and (b) within 10 days after Tenant or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of a Responsible Financial Officer of Tenant describing such ERISA Termination Event and the action, if any, which Tenant or such ERISA Affiliate proposes to take with respect thereto;

         (vii) promptly upon receipt thereof, a copy of each other summary report in its final form submitted to Tenant or any Subsidiary for delivery to, or which is actually delivered to, any member of the Board of Directors of Tenant by independent accountants in connection with any annual, interim or special audit made by them of the books of Tenant or any Subsidiary; and

         (viii) such other information respecting the condition or operations, financial or otherwise, of Tenant or any of its Subsidiaries as any Landlord or any Participant through Landlord may from time to time reasonably request.

Landlord  is  hereby  authorized  to  deliver  a  copy  of  any  information  or certificate delivered to it pursuant to this subparagraph 9(w) to any Participant and to any regulatory body having jurisdiction over Landlord that requires or requests it.

                  (x) Further Assurances.  Tenant shall, on request of Landlord,
(i) promptly correct any defect, error or omission which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof (provided that such corrections do not materially alter the terms of this Lease); (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Landlord to protect its rights in and to the Leased Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Landlord to enable Landlord, Landlord's Lender and the Participants to comply with the requirements or requests of any agency having jurisdiction over them.

                  (y) Fees and Expenses; General Indemnification; Increased Costs; and Capital Adequacy Charges.

                       (1) Except for any costs paid by Landlord with funds withheld from the Closing Costs advanced to Tenant, Tenant shall pay all costs and expenses of every character incurred by Tenant, Landlord, Landlord's Lender or any Participant in connection with or because of (1) the ownership of any interest in or operation of the Leased Property, (2) the negotiation or administration of this Lease, the Purchase Agreement, the Environmental Indemnity or the Participation Agreements between Landlord and the Participants listed in Schedule 1, (3) the making of Funding Advances, including Attorneys' Fees or other costs incurred to evaluate lien releases submitted by Tenant with requests for Construction Advances, or (4) the construction of the Initial Improvements, whether incurred at the time of execution of this Lease or at any time during the Term. Such costs and expenses may include, without limitation, all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees,
Attorneys' Fees and environmental consulting fees incurred by Landlord with respect to the Leased Property. If Landlord pays or reimburses Landlord's Lender for any such expenses, Tenant shall reimburse Landlord for the same notwithstanding that Landlord may have already received any payment from any Participant on account of such expenses. Tenant shall be entitled to pay any of the foregoing expenses for which Tenant is responsible out of Construction Advances, subject to all of the conditions to Construction Advances set forth in Paragraph 6 hereof.

                       (2) Tenant shall also pay all expenses and reimburse Landlord and Landlord's Lender for any expenditures, including Attorneys' Fees, incurred or expended in connection with (i) the breach by Tenant of any covenant herein or in any other instrument executed in connection herewith or (ii) Landlord's exercise of any of Landlord's rights and remedies hereunder and Landlord's protection of the Leased Property and Landlord's interest therein. Tenant shall indemnify and hold harmless Landlord and all other Indemnified Parties against, and reimburse them for, all Losses which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Leased Property through any cause whatsoever; provided, although such indemnity shall apply even when the applicable injury, death or property damage results in whole or in part from the negligence (other than Active Negligence) of the Indemnified Party, such indemnity shall not apply to any party when the applicable injury, death or property damage results from such party's Active Negligence, gross negligence or wilful misconduct. The foregoing indemnities shall not terminate upon termination of this Lease with respect to any circumstance or event existing or occurring prior to such termination, but will survive termination of this Lease.

                       (3) If, after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Landlord's Lender or any Participant of agreeing to make or making, funding or maintaining advances to Landlord in connection with the Leased Property, then Tenant shall from time to time, upon demand by Landlord pay to Landlord for the account of Landlord's Lender or such Participant, as the case may be, additional amounts sufficient to compensate Landlord's Lender or the Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to Landlord and Tenant by Landlord's Lender or the Participant, shall be conclusive and binding for all purposes, absent manifest error.

                       (4) If Landlord's Lender or any Participant determines that any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to Landlord to permit Landlord to maintain Landlord's investment in the Leased Property or to make Construction Advances, then to the extent that Landlord's Lender or the Participant reasonably determines that the increase in required capital is allocable to such advances, Landlord may be required to pay additional amounts (herein called "Capital Adequacy Charges") to Landlord's Lender or the Participant, as the case may be, as Landlord's Lender or the Participant may specify as sufficient to compensate it in light of such circumstances.

                       (5) Any amount to be paid under this subparagraph by Tenant shall be a demand obligation owing by Tenant.

                  (z) Liability Insurance. Tenant shall maintain commercial general liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Leased Property, in standard form and with an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of XIII or better, such insurance to afford immediate protection, to the limit of not less than $10,000,000 combined single limit for bodily injury and property damage in respect of any one accident or occurrence, with not more than $500,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease (other than the indemnifications set forth in Paragraph 12 concerning environmental matters), but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name as additional insureds Landlord and all Participants of which Tenant has been notified and which have requested to be named as additional insureds (including all of the Participants listed in Schedule 1). Tenant shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by Landlord and shall at all times deliver and maintain with Landlord a certificate with respect to such insurance in form reasonably satisfactory to Landlord. Not less than fifteen (15) days prior to the expiration date of each policy of insurance required of Tenant pursuant to this subparagraph, Tenant shall deliver to Landlord a certificate evidencing a paid renewal policy or policies.

                  (aa) Permitted Encumbrances. Except to the extent expressly required of Landlord by subparagraph 10(b), Tenant shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of the Leased Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Without limiting the foregoing, Tenant shall, unless Landlord's interest in the Leased Property is sold pursuant to the Purchase Agreement, prior to the expiration or termination of this Lease: (1) satisfy all obligations imposed upon Tenant or the owner of the Leased Property (as "Developer") by the Development Agreement described in Paragraph xiii of Exhibit B, including without limitation any monetary obligations set forth therein which can only be satisfied by prepaying sums that will not be due by the terms of the Development Agreement until after the expiration or termination of this Lease; and (2) upon satisfaction of such obligations, Tenant shall cause Tenant's rights under the Development Agreement to be assigned to Landlord and shall obtain any consents required for such assignment. Notwithstanding clause (1) of the preceding sentence, even if Landlord's interest in the Leased Property is not sold pursuant to the Purchase Agreement, Tenant shall not be required to prepay those obligations of the Developer which do not become due until after the Term of this Lease and which are set out in Sections 3.5 (a), (b), (c) and (d) of the Development Agreement and in Section 1 (Below Market Rate Housing Fees) of Exhibit E of the Development Agreement. Tenant shall not modify or permit any modification of any Permitted Encumbrance without the prior written consent of Landlord. Such consent will not be unreasonably withheld for the modification of any encumbrance that has been made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property.

                  (ab) Environmental Covenants. Tenant shall not cause or permit the Leased Property to be in violation of, or do anything or permit anything to be done which will subject the Leased Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property, and Tenant shall promptly notify Landlord in writing of any existing, pending or, to the knowledge of Tenant, threatened investigation or inquiry by any governmental authority in connection with any Environmental Laws. Tenant shall not conduct or permit Hazardous Substance Activities, except Permitted Hazardous Substance Use. Tenant shall keep the Leased Property free of all Hazardous Substances (other than Permitted Hazardous Substances) and will remove the same (or if removal is prohibited by law, will take whatever action is required by law) promptly upon discovery at Tenant's sole expense. Other than storm water runoff, Tenant shall not allow anything (including Permitted Hazardous Substances) to be discharged from the Leased Property into groundwater or surface water (including, without limitation, San Francisco Bay) that would require any permit under applicable Environmental Laws. In the event Tenant fails to comply with or perform any of the foregoing obligations concerning Hazardous Substance Activities and Hazardous Substances, Landlord may, in addition to any other remedies available to it, following reasonable consultation with Tenant concerning remediation efforts Landlord believes to be required in order to comply with Environmental Laws, cause the Leased Property to be freed from all Hazardous Substances (or if removal is prohibited by law, may take whatever action is required by law) and take such other action as is necessary to cause the foregoing obligations to be met, and the cost of the removal and any such other action shall be a demand obligation owing by Tenant to Landlord. For such removal and other action, Tenant grants to Landlord and Landlord's agents and employees access to the Leased Property and the license to remove Hazardous Substances (or if removal is prohibited by law or otherwise deemed inadvisable by Landlord, to take whatever action is required by law or otherwise deemed advisable by Landlord) and take such other action as is necessary to cause the foregoing obligations to be met and, subject to the provisions of subparagraph 12(c) below, Tenant agrees to indemnify Landlord against all Losses incurred by or asserted or proven against Landlord in connection therewith. Tenant agrees to submit from time to time, if requested by Landlord, a certificate of an officer of Tenant, certifying that, except for Permitted Hazardous Substance Use, the Leased Property is not being used for, nor to Tenant's knowledge (except as may be described in the Environmental Report) has the Leased Property been used in the past for, any Hazardous Substances Activities or the discharge of anything into groundwater or surface water (including, without limitation, San Francisco Bay) that would require any permits under applicable Environmental Laws. Landlord reserves the right to retain an independent professional consultant to review any report prepared by Tenant or to conduct Landlord's own investigation to confirm whether Hazardous Substances Activities or the discharge of anything into groundwater or surface water has occurred, but Landlord's right to reimbursement for the fees of such consultant shall be limited to the following circumstances: (1) an Event of Default shall have occurred; (2) Landlord shall have retained the consultant to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) Landlord shall have retained the consultant to satisfy any regulatory requirements applicable to Landlord or Landlord's Lender; or (4) Landlord shall have retained the consultant because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with this subparagraph. Tenant grants to Landlord and to Landlord's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Leased Property to inspect the Leased Property and to perform such tests as are reasonably necessary or appropriate to conduct a review or investigation of Hazardous Substances on, or discharge into groundwater or surface water from, the Leased Property. Without limiting the generality of the foregoing, Tenant agrees that Landlord will have the same right, power and authority to enter and inspect the Leased Property as is granted to a secured lender under Section 2929.5 of the California Civil Code. Tenant shall promptly reimburse Landlord for the cost of any such inspections and tests, but only when the inspections and tests are (1) ordered by Landlord after an Event of Default;
(2) ordered by Landlord to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) ordered by Landlord to satisfy any regulatory requirements applicable to Landlord or Landlord's Lender; or (4) ordered because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with this subparagraph. Tenant shall immediately advise Landlord of (i) any discovery of any event or circumstance which would render any of the representations contained in subparagraph 9(e) inaccurate in any material respect if made at the time of such discovery, (ii) any remedial action taken by Tenant in response to any (A) discovery of any Hazardous Substances other than Permitted Hazardous Substances on, under or about the Leased Property or (B) any claim for damages resulting from Hazardous Substance Activities (herein called "Hazardous Substance Claims"), and (iii) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Property which could cause the Leased Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws or that could give rise to Hazardous Substance Claims. In such event, Tenant shall deliver to Landlord within thirty (30) days after Landlord's request, a preliminary written environmental plan setting forth a general description of the action that Tenant proposes to take with respect thereto to bring the Leased Property into compliance with Environmental Laws (herein called a "Clean Up"), including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Landlord may reasonably request. Tenant shall thereafter diligently and continuously pursue the Clean Up of the Leased Property in strict compliance with all Environmental Laws and shall inform Landlord monthly as to the status of the Clean Up.

                  (ac) Right of Landlord to Perform. If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or renders Landlord or any director, officer, employee or affiliate of Landlord at risk of criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, in Tenant's name or in Landlord's own name, perform or cause to be performed such act or take such action or pay such money, but Landlord shall not be obligated to do so. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

                  (ad) Funds Held As Security. No later than the commencement of the Final Period, Tenant shall deposit with Landlord a sum equal to one half (1/2) of Stipulated Loss Value (the "Security Deposit"). Landlord shall be entitled to hold the Security Deposit and any funds held by Landlord from time to time as Escrowed Proceeds as security for the full and faithful performance by Tenant of Tenant's covenants and obligations under this Lease and under the Purchase Agreement. Like the Escrowed Proceeds, the Security Deposit shall be held by Landlord in an interest bearing account and all interest earned on the Security Deposit shall be added to and made a part of the Security Deposit. Neither the Security Deposit nor any Escrowed Proceeds shall be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord's damages should an Event of Default occur. If an Event of Default does occur under this Lease, Landlord may, from time to time, without prejudice to any other remedy and without notice to Tenant, apply the Security Deposit and any Escrowed Proceeds as a Qualified Payment. Alternatively, Landlord may apply the Security Deposit to make good any arrearage in Base Rent or Additional Rent as to which Tenant is in default hereunder. Following any application of the Security Deposit by Landlord as a Qualified Payment or to make good any arrearage in Rent, Tenant must pay Landlord on demand the amount so applied in order to restore the Security Deposit to no less than one half (1/2) of the then Stipulated Loss Value. Upon termination of this Lease, if no Event of Default shall then exist, any remaining balance of the Security Deposit shall be applied to satisfy any payment due Landlord hereunder or under the Purchase Agreement. Tenant shall have no right to assign or encumber any interest it may have in the moneys deposited hereunder as security; Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. If Landlord assigns its interest in the Leased Property during the Term, Landlord may also assign the Security Deposit to the assignee and thereafter Landlord will have no liability for the return of the Security Deposit, it being agreed that Tenant shall look solely to the new landlord for the return of the Security Deposit. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit and any Escrowed Proceeds to the original Tenant unless Landlord receives evidence satisfactory to it of an assignment by the original Tenant of the right to receive the Security Deposit and the Escrowed Proceeds.

                  (ae) Compliance with Financial Covenants and Certain Other Requirements Established by the Revolving Credit Agreement. So long as Tenant shall continue to have any obligations under this Lease or the Purchase Agreement, Tenant shall comply with each and every requirement set forth in the following provisions of the $150,000,000 Credit Agreement dated as of June 1, 1994, by and among Tenant, as Borrower, Citicorp USA, Inc., as Agent, and various lenders, including Banque Nationale de Paris, as amended by First Amendment to Credit Agreement dated as of August 5, 1994 (the "Revolving Credit Agreement"):

                  (i) Section 5.01(h) of the Revolving Credit Agreement, which concerns the ratio of Tenant's consolidated debt to its consolidated tangible net worth;

                  (ii) Section 5.01(i) of the Revolving Credit Agreement, which concerns fixed charge ratios; and

                  (iii) Section 5.02 of the Revolving Credit Agreement, including all subsections thereof, which concerns limitations applicable to Tenant as to liens, mergers and consolidations, change in business, maximum permitted debt and other matters.

To the extent that any of the requirements set forth in other provisions of this Lease, in the Environmental Indemnity or in the Purchase Agreement are more stringent than the requirements set forth in the Revolving Credit Agreement (for example, more stringent requirements concerning Tenant's use of the Leased
Property itself in compliance with Environmental Laws), the more stringent requirements set forth herein or in the Environmental Indemnity or in the Purchase Agreement shall control. Further, for purposes of determining Tenant's compliance with requirements established in this Lease by reference to the Revolving Credit Agreement, and for purposes of establishing the meaning of capitalized terms defined herein by reference to the Revolving Credit Agreement, such requirements and definitions shall be construed as if (1) the Revolving Credit Agreement were continuing after any expiration or termination thereof,
(2) no modifications or waivers of the Revolving Credit Agreement were made or granted after the date of this Lease, and (3) no consents or approvals were given for anything requiring a consent or approval by the terms of the Revolving Credit Agreement, other than such consents or approvals as Landlord shall have itself approved in writing. Further, though one or more Affiliates of Landlord may grant or be bound by modifications, waivers, approvals or consents as a lender under the Revolving Credit Agreement or for other purposes, Landlord will not itself be so bound as the landlord hereunder or as the seller under the Purchase Agreement unless, without violating the Participation Agreements, Landlord shall have approved in writing such modifications, waivers, approvals or consents and in such writing shall have indicated that it does so as the landlord hereunder and as the seller under the Purchase Agreement. As used in the provisions of the Revolving Credit Agreement referenced herein, capitalized terms shall have the meanings assigned to them in the Revolving Credit Agreement itself.

         10. Other Representations, Warranties and Covenants of Landlord. Landlord represents, warrants and covenants as follows:

                  (a) Title Claims By, Through or Under Landlord. Except by a Permitted Transfer, Landlord shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or any interest of Landlord in and to the Leased Property without the prior written consent of Tenant. Landlord further agrees that if any encumbrance or title defect affecting the Leased Property is lawfully claimed by, through or under Landlord (but not otherwise), including any judgment lien lawfully filed against Landlord, Landlord will at its own cost and expense remove any such encumbrance and cure any such defect; provided, however, Landlord shall not be responsible for (i) any Permitted Encumbrances (regardless of whether claimed by, through or under Landlord), (ii) any encumbrances or title defects claimed by, through or under Tenant or any Participant listed in Schedule 1, other than a lien or other encumbrance asserted by the Participant because of a default by the Landlord under the applicable Participant's Participation Agreement, or (iii) any encumbrance or title defect arising because of Landlord's compliance with subparagraph 10(b) or any request made by Tenant. If any Participant listed in Schedule 1 or any Person claiming through or under such a Participant shall assert a lien or other encumbrance against the Leased Property for which Landlord is not responsible under the preceding sentence, Landlord shall upon request assign to Tenant any claim for damages or other rights Landlord has against the Participant or other Person on account of such lien or encumbrance, provided no Event of Default shall have occurred and be continuing.

                  (b) Actions Required of the Title Holder. So long as no Event of Default shall have occurred and be continuing, Landlord shall take any and all action required under the Construction Documents or the Raychem Contract and all documents executed by Landlord in connection therewith or by the Permitted Encumbrances or otherwise required by Applicable Laws or reasonably requested by Tenant; provided that (i) actions Tenant may require of Landlord under this subparagraph shall be limited to actions that can only be taken by Landlord as the owner of the Leased Property, as opposed to any action that can be taken by either Tenant or Landlord (and the payment of any monetary obligation shall not be an action required of Landlord under this subparagraph unless Landlord shall first have received funds from Tenant, in excess of any other amounts due from Tenant hereunder, sufficient to pay such monetary obligations), (ii) Tenant requests the action to be taken by Landlord (which request must be in writing, if required by Landlord at the time the request is made) and (iii) the action to be taken will not constitute a violation of any Applicable Laws or otherwise be reasonably objectionable to Landlord. Any claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses incurred by Landlord because of any action taken pursuant to this subparagraph shall be covered by the indemnification set forth in subparagraph 9(y). Further, for purposes of such indemnification, any action taken by Landlord will be deemed to have been made at the request of Tenant if made pursuant to any request of Tenant's counsel or of any officer of Tenant (or with their knowledge, and without their objection) in connection with the closing under the Raychem Contract or the execution, administration or enforcement of any Construction Document.

                  (c) No Default or Violation. The execution, delivery and performance of this Lease do not contravene, result in a breach of or constitute a default under any material contract or agreement to which Landlord is a party or by which Landlord is bound and do not, to the knowledge of Landlord, violate or contravene any law, order, decree, rule or regulation to which Landlord is subject.

                  (d) No Suits. To Landlord's knowledge there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Lease, and to Landlord's knowledge no such suits or proceedings are threatened.

                  (e) Organization. Landlord is duly incorporated and legally existing under the laws of Delaware and is or, if necessary, will become duly qualified to do business in the State of California. Landlord has or will obtain, at Tenant's expense pursuant to the other provisions of this Lease, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Leased Property and to perform its obligations under this Lease.

                  (f) Enforceability. This Lease constitutes a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms, subject to bankruptcy and other laws affecting creditors' rights generally and general equitable principles. The execution and delivery of, and performance under, this Lease are within Landlord's powers and have been duly authorized by all requisite action and are not in contravention of the powers of the charter, by-laws or other corporate papers of Landlord; provided, Landlord makes no representation or warranty that conditions imposed by any state or local
Applicable Laws to the purchase, ownership, lease or operation of the Leased Property have been satisfied.

                  (g) Existence. Landlord will continuously maintain its existence and, after qualifying to do business in the State of California if Landlord has not already done so, Landlord will continuously maintain its right to do business in the State of California to the extent necessary for the performance of Landlord's obligations hereunder.

                  (h) Not a Foreign Person. Landlord is not a "foreign person" within the meaning of the Code, Sections 1445 and 7701 (i.e. Landlord is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

         11.      Assignment and Subletting.

                  (a) Consent Required. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Tenant hereunder and shall not sublet all or any part of the Leased Property, by operation of law or otherwise; provided, that : (1) Tenant shall be entitled to sublet less than all or substantially all of any then existing Improvements if
(i) any sublease by Tenant is made expressly subject and subordinate to the terms hereof, and (ii) such sublease has a term less than the remainder of the then effective term of this Lease; (2) Tenant shall be entitled to assign this Lease to an Affiliate of Tenant if both Tenant and its Affiliate confirm their joint and several liability hereunder by notice given to Landlord in accordance with Paragraph 19 hereof; (3) without limiting Landlord's rights under subparagraph or under the Purchase Agreement upon the occurrence of a Change of Control Event, Tenant may participate in a merger or consolidation permitted by the Revolving Credit Agreement; and (4) without limiting Landlord's rights under subparagraph or under the Purchase Agreement upon the occurrence of a Change of Control Event, Tenant may sell its interest in the Leased Property and the Other Property with all or substantially all of Tenant's assets in a transaction permitted by the Revolving Credit Agreement.

                  (b) Standard for Landlord's Consent to Assignments and Certain Other Matters. Consents and approvals of Landlord which are required by the preceding subparagraph will not be unreasonably withheld, but Tenant acknowledges, without limiting the reasons why Landlord might reasonably withhold such consents or approvals, that Landlord's withholding of such consent or approval shall be reasonable if Landlord determines in good faith that giving the approval may significantly increase Landlord's risk of liability for any existing or future environmental problem.

                  (c) No Waiver. No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant's interest hereunder, and no assignment or subletting of the Leased Property or any part thereof in accordance with this Lease or otherwise with Landlord's consent, shall release Tenant from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder.

                  (d) Landlord's Assignment. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Leased Property and any and all of its rights under this Lease (a) to Landlord's Lender or any Affiliate of Landlord's Lender or Landlord; (b) to any Participant or any Affiliate of a Participant; (c) following the Initial Period, to any other party; or (d) with Tenant's consent (which consent shall not be unreasonably withheld), to any other party during the Initial Period. Without limiting the foregoing, Tenant's consent shall not be required for the sale of any participating interests by Landlord as provided in subparagraph 11(d) below. In the event Landlord sells or otherwise transfers the Leased Property and assigns its rights under this Lease and the Purchase Agreement, and if Landlord's successor in interest confirms its liability for the obligations imposed upon Landlord by this Lease and the Purchase Agreement on and subject to the express terms and conditions set out herein and therein, then the original Landlord shall thereby be released from any further obligations under this Lease and under the Purchase Agreement, and Tenant agrees to look solely to each successor in interest of Landlord for performance of such obligations. However, notwithstanding anything to the contrary herein contained, if withholding taxes are imposed on the rents and other amounts payable to Landlord hereunder because of Landlord's assignment of this Lease to any citizen of, or any corporation or other entity formed under the laws of, a country other than the United States, Tenant shall not be required to compensate such assignee for the withholding tax.

                  (d) Participations. Landlord is selling participating interests in Landlord's rights to payments hereunder and under the Purchase Agreement to the financial institutions listed in Schedule 1 attached hereto and made a part hereof, as evidenced by Lease Participation Agreements dated as of the date hereof between Landlord and the Participants listed in Schedule 1.

         12. Environmental Indemnification.

                  (a) Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of subparagraph (c) below.

                  (b)  Assumption of Defense.

                           (i) If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph 12 applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf at Tenant's expense.

                           (ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph 12 applies, and Tenant fails to assume promptly (and in any event within ten (10) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified Party, then the Indemnified Party may contest (or, with the prior written consent of Tenant, settle) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party; provided, that after any such failure by Tenant no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under this Paragraph 12 if, in the written opinion of reputable counsel to the Indemnified Party, the settlement or payment in full is clearly advisable.

                  (c) Notice of Environmental Losses. If any Indemnified Party receives a written notice of Environmental Losses that such Indemnified Party believes are covered by this Paragraph 12, then such Indemnified Party shall promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse Tenant from its obligations under this Paragraph 12; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify the Indemnified Party that received the notice against assessments, fines, costs and expenses, if any, which would not have been incurred but for such failure. For example, if any Indemnified Party fails to provide Tenant with a copy of a notice of an obligation covered by the indemnity set out in subparagraph (a) and Tenant is not otherwise already aware of such obligation, and if as a result of such failure the Indemnified Party that received the notice becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to such Indemnified Party to pay the excess.

                  (d) Rights Cumulative. The rights of each Indemnified Party under this Paragraph 12 shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

                  (e) Survival of the Indemnity. Tenant's obligations under this Paragraph 12 shall survive the termination or expiration of this Lease. All obligations of Tenant hereunder shall be payable upon demand, and any amount due upon demand to any Indemnified Party by Tenant which is not paid shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

         13.      Landlord's Right of Access.

         Landlord and Landlord's representatives may enter the Leased Property at any reasonable time for the purpose of making inspections or performing any work which Landlord elects to undertake made necessary by reason of Tenant's default under the terms of this Lease. Nothing herein shall imply any duty upon the part of Landlord to do any such work which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any work on or in the Leased Property keep and store upon the Leased Property all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenants of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Property, or on account of bringing materials, supplies and equipment into or through the Leased Property during the course of such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner.

         14.      Events of Default.

                  (a) Defaults. Each of the following events shall be deemed to be an "Event of Default" by Tenant under this Lease:

                           (i) Tenant shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for five (5) Business Days after Tenant is notified thereof.

                           (ii) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than as described in the other clauses of this subparagraph 14(a), and shall not cure such failure prior to the earlier of (A) forty-five (45) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such forty-five day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional ninety
         (90) days) as shall be reasonably necessary for the curing thereof with reasonable diligence.

                           (iii) Tenant shall fail to comply with any term, provision or condition of the Purchase Agreement or the Environmental Indemnity.

                           (iv) Tenant shall abandon any portion of the Leased Property.

                           (v) Tenant or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate of Tenant or the applicable Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration by the creditor of the maturity of such Debt; or any such Debt shall be declared by the creditor to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

                           (vi) Tenant or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Tenant or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Tenant or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (vi).

                           (vii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing the dissolution of Tenant or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                           (viii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing a split-up of Tenant or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of Tenant and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Tenant and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                           (ix) A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $10,000,000 shall be rendered against Tenant or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) within sixty (60) days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged.

                           (x) An "Event of Default" as defined in the Revolving Credit Agreement (taking into account any applicable notice and cure period set forth therein) by Tenant shall occur.

Notwithstanding the foregoing, any Default that could become an Event of Default under clause (ii) of this subparagraph 14(a) may be cured within the earlier of the periods described in clauses (A) and (B) thereof, and any Default that could become an Event of Default under any of clauses (iii) through (x) of this subparagraph 14(a) may be cured within ten (10) days after Tenant is notified or otherwise becomes aware of such Default, by Tenant's delivery to Landlord of a written notice irrevocably exercising Tenant's option under the Purchase Agreement to purchase Landlord's interest in the Leased Property and designating as the Designated Payment Date (as defined in the Purchase Agreement) the next following date which is either an Advance Date or a Base Rental Date and which is at least ten (10) days after the date of such notice; provided, however, Tenant must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Payment Date tender to Landlord the full purchase price required by the Purchase Agreement and all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any costs incurred by Landlord in connection with the applicable Default hereunder, regardless of whether Landlord shall have been reimbursed for such costs in whole or in part by the Participants) and Tenant must also furnish written confirmation that all indemnities set forth herein (including specifically, but without limitation, the general indemnity set forth in Paragraph 9(y) and the environmental indemnity set forth in Paragraph 12 shall survive the payment of such amounts by Tenant to Landlord and the conveyance of Landlord's interest in the Leased Property to Tenant.

                  (b) Remedies. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph
(a), at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice except as expressly described in this subparagraph 14 (b):

                       (i) By notice to Tenant, Landlord may terminate Tenant's right to possession of the Leased Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Tenant's right to possession if Tenant fails to cure the default within the time specified in the notice.

                       (ii) Upon termination of Tenant's right to possession and without further demand or notice, Landlord may re-enter the Leased Property and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Leased Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

                       (iii) Upon termination of Tenant's right to possession, this Lease shall terminate and Landlord may recover from Tenant:

                           a) The worth at the time of award of the unpaid  Rent
which had been earned at the time of termination;

                           b) The  worth at the time of award of the  amount  by
which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                           c) The  worth at the time of award of the  amount  by
which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                           d) Any other amount necessary to compensate  Landlord
for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Leased Property, removing persons or property therefrom, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, all other costs and expenses of reletting, and any loss incurred by Landlord as a result of Tenant's failure to perform Tenant's obligations under the Purchase Agreement.

         The "worth at the time of award" of the amounts referred to in subparagraph 14(b)(iii)a) and b) is computed by allowing interest at ten percent (10%) per annum, or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The worth at the time of award of the amount referred to in subparagraph 14(b)(iii)c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                           e) Such other  amounts in  addition  to or in lieu of
the foregoing as may be permitted from time to time by applicable California law.

                       (iv) Even though Tenant has breached this Lease and abandoned the Leased Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Tenant's right to possession shall not be deemed to have been terminated by Landlord except pursuant to subparagraph 14(b)(i) hereof. The following shall not constitute a termination of Tenant's right to possession:

                           a) Acts of maintenance or  preservation or efforts to
relet the Leased Property;

                           b) The  appointment of a receiver upon the initiative
of Landlord to protect Landlord's interest under this Lease; or

                           c) Reasonable withholding of consent to an assignment
or subletting, or terminating a subletting or assignment by Tenant.

                  (c) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this Lease,

Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of Landlord under the Purchase Agreement or the Environmental Indemnity.

                  (d) Limitation on Recovery Against Tenant for Title Defects. Notwithstanding any other provisions to the contrary in this Paragraph 14 or subparagraph 9(t) or 9(u) above, but subject to the provisions of this subparagraph 14(d), Tenant's liability for any loss or damages to Landlord resulting from Tenant's failure to cure any title defect affecting the Leased Property shall be reduced on a dollar for dollar basis to the extent of any payment (computed net of all costs of collection, including Attorneys' Fees) paid to Landlord under any title insurance policy covering the Leased Property. However, Tenant acknowledges and agrees that: (a) this subparagraph shall not be construed as requiring Landlord to bring any action against any title insurance company or incur any liability or expense to collect any such title insurance proceeds unless prior to bringing any such action or incurring any such liability or expense Landlord shall have received (1) an indemnification from Tenant in connection therewith pursuant to an indemnification agreement reasonably satisfactory to Landlord (which indemnification agreement shall in no way limit any indemnification or other agreement provided herein), and (2) a written commitment from Tenant in form and substance reasonably satisfactory to Landlord whereby Tenant agrees to diligently prosecute a claim under the applicable title insurance policy in the name of Landlord or Tenant, as appropriate, using counsel and in a manner satisfactory to Landlord; (b) Landlord shall be entitled to make any settlement it deems appropriate in its sole and absolute discretion with any title insurance company because of a defect in the title to the Leased Property without in any way limiting Landlord's rights to recover from Tenant any loss or damage which is caused by such defect and which is in excess of the net proceeds from such settlement (provided, if Tenant has delivered an indemnification agreement and a commitment to Landlord as described in the preceding clause (a), and so long as no Event of Default hereunder and no breach by Tenant under such indemnification agreement or commitment has occurred, Landlord will not enter into any such settlement without first obtaining the prior written consent of Tenant); (c) under no circumstances will any such settlement or any payment received and accepted from a title insurance company be deemed to be a measure of the loss or damage suffered because of any such title defect; (d) no payment of proceeds of any title insurance policy shall reduce Tenant's obligation for Base Rent or any other amount due hereunder, save and except only (1) the dollar for dollar reduction of Tenant's liability for loss or damages resulting from Tenant's failure to correct any title defect and (2) any reduction in Base Rent that results from any Qualified Payments which are received from the proceeds of title insurance; and (e) if for any reason whatsoever, this subparagraph is determined to invalidate or reduce the coverage of, in whole or in part, any title insurance policy existing in favor of Landlord, then this subparagraph (d) shall, at Landlord's option, be void and Tenant's obligations under the other provisions of this Paragraph 14 and subparagraphs 9(t) and 9(u) above shall be enforceable with respect to any title defect affecting the Leased Property as though this subparagraph were not a part of this Lease.

                  (e) Waiver by Tenant. To the extent permitted by law, Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of this Lease as herein provided, and (ii) the benefits of any present or future constitution, or statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of law relating to notice and/or delay in levy of execution in case of eviction of a lessee for nonpayment of rent.

                  (f) Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Leased Property and Landlord shall not be personally liable for any deficiency on any judgment obtained by Tenant hereunder.

                  (g) No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation by Tenant of any term, covenant, agreement or condition contained in this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by Landlord of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

                  (h) Attorneys' Fees and Legal Expenses. Tenant shall reimburse
Landlord for all Attorneys' Fees and other costs incurred in connection with the preparation and negotiation of this Lease and the consummation of the transactions contemplated herein.

Tenant shall also pay to Landlord upon demand all Attorneys' Fees and all expenses of Landlord incurred in enforcing any of the obligations of Tenant under this Lease, provided Landlord is the prevailing party in cases where litigation results from a dispute hereunder.

         15. Quiet Enjoyment. Provided Tenant pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Tenant hereunder, Landlord shall not during the Term disturb Tenant's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease and the Permitted Encumbrances and any other claims not lawfully made by, through or under Landlord, to which this Lease is subject and subordinate as hereinabove set forth. Any breach by Landlord of the foregoing covenant of quiet enjoyment shall render Landlord liable to Tenant for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 5 above, no such breach shall entitle Tenant to terminate this Lease or excuse Tenant from its obligation to pay Base Rent and other amounts hereunder.

         16. Surrender Upon Termination. Unless Tenant purchases the Landlord's entire interest in the Leased Property pursuant to the terms of the Purchase Agreement, Tenant shall, upon the termination of Tenant's right to occupancy, surrender to Landlord the Leased Property, including any buildings, alterations, improvements, replacements or additions constructed by Tenant, with all fixtures and furnishings included in the Initial Improvements, but not including movable furniture and movable personal property not covered by this Lease, free of all Hazardous Substances and tenancies and, to the extent required by Landlord, with all Initial Improvements in the same condition as on the date the same were initially completed, excepting only (i) ordinary wear and tear (provided that the Leased Property shall have been maintained as required by the other provisions hereof), and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Tenant in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Tenant or any party claiming under Tenant, if not removed at the time of such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such property from the Leased Property and store it at Tenant's risk and expense. Tenant shall bear the expense of repairing any damage to the Leased Property caused by such removal by Landlord or Tenant.

         17. Holding Over by Tenant. Should Tenant not purchase Landlord's right, title and interest in the Leased Property as provided in the Purchase Agreement, but nonetheless continue to hold the Leased Property after the termination of this Lease, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii)
(A) the Prime Rate in effect for such day so long as the holdover period does not extend beyond ninety (90) days and (B) for each such day beginning with the ninety-first day after the holdover commences, five percent (5%) above the Prime Rate; divided by (iii) 360; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

         18. Estoppel Certificate. Tenant shall, at any time and from time to time, upon request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent and Commitment Fees have been paid, and either stating that to the knowledge of Tenant no default exists hereunder or specifying each such default of which Tenant may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Leased Property or any prospective Participant.

         19. Notices. Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                       (i) All Rent required to be paid by Tenant to Landlord hereunder shall be paid to Landlord in immediately available funds by wire transfer to:

                  Banque Nationale de Paris
                  ABA  # 121027234
                  Reference: Sun Microsystems, Inc.

or at such other place and in such other manner as Landlord may designate in a notice to Tenant. Time is of the essence as to all payments and other obligations under this Lease.

                       (ii) All notices and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth on the signature page of this Lease) and shall be given by any of the following means: (A) personal service; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (B) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to clause (C) shall be deemed received five (5) days following deposit in the mail.

         20. Severability. If any term or provision of this Lease or the application thereof shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

         21. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate.

         22. NO  REPRESENTATIONS.  LANDLORD AND  LANDLORD'S  AGENTS HAVE MADE NO
REPRESENTATIONS OR PROMISES WITH RESPECT TO THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE.

         23. Entire Agreement. This Lease and the instruments referred to herein supersede any prior negotiations and agreements between the parties concerning the Leased Property, including the Prior Lease and the Prior Purchase Agreement (as defined in the Purchase Agreement), but not including the Environmental Indemnity, and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto. Tenant ratifies and confirms the Environmental Indemnity as a separate and independent continuing agreement.

         24. Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

         25. Time is of the Essence. Time is of the essence as to all obligations of Tenant and all notices required of Tenant under this Lease, but this paragraph shall not limit Tenant's opportunity to prevent an Event of Default by curing any breach within the cure period (if any) applicable under Paragraph 14.

         26. Termination of Prior Rights. Without limiting the rights and obligations of Tenant under this Lease, Tenant acknowledges that any and all rights or interest of Tenant in and to the Land, the improvements to the Land and to any other property included in the Leased Property (except under this Lease and the Purchase Agreement) are hereby superseded. Tenant quitclaims unto Landlord any interest Tenant has in or to the Land, the improvements to the Land and to any other property included in Leased Property (including any rights or interests created by the Prior Lease or the Prior Purchase Agreement and any memorandum thereof recorded in real property records applicable to the Leased Property), but Tenant does not by this provision quitclaim or waive any rights and interests created by this Lease, the Purchase Agreement or the Environmental Indemnity.

         27. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         28. Waiver. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Tenant and Landlord each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Tenant and Landlord each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE LEASED PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

         29. Default by Landlord. If Landlord should default in the performance of any of its obligations under this Lease, Landlord shall have the time reasonably required, but in no event less than thirty (30) days, to cure such default after receipt of written notice from Tenant specifying such default and specifying what action Tenant believes is necessary to cure the default. If Tenant prevails in any litigation brought against Landlord because of Landlord's failure to cure a default within the time required by the preceding sentence, then Tenant shall be entitled to an award against Landlord for the damages proximately caused to Tenant by such default, and Landlord shall pay to Tenant upon demand all reasonable attorneys' fees and all expenses and court costs of Tenant incurred in connection with such litigation.

         30. BCDC Permit Notice. As required by the terms of the amended Permit No. 26-78 (the BCDC Permit) included in the Permitted Encumbrances, reference is hereby expressly made to the public access and public parking provisions contained therein.

         31. Development Plan Notice. As required by the terms of the Las Pulgas Community Development Plan, Tenant covenants by and for itself and its assigns and all persons claiming under or through them that there shall be no discrimination against, or segregation of, any person or group of persons on account of race, color, creed, marital status, ancestry, religion, sex, or national origin, in the sale, lease, sublease, transfer, use, occupancy, tenure, or enjoyment of the premises herein leased, nor shall Tenant or any Person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees in the premises herein leased. The foregoing covenants shall run with the land.

         32. Tax Reporting. Landlord and Tenant shall report this Lease for federal income tax purposes as a conditional sale, not an operating lease, unless prohibited from doing so by the Internal Revenue Service. Similarly, Tenant shall report all interest earned on Escrowed Proceeds or the Security Deposit as Tenant's income for federal and state income tax purposes. If the Internal Revenue Service shall challenge Landlord's characterization of this Lease and the Purchase Agreement as a conditional sale for federal income tax reporting purposes, Landlord shall notify Tenant in writing of such challenge and consider in good faith any reasonable suggestions by Tenant about an appropriate response. In any event, Tenant shall indemnify and hold harmless Landlord from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of such challenge or because of any resulting recharacterization required by the Internal Revenue Service, including any additional taxes that may become due upon any sale under the Purchase Agreement to the extent (if any) that such additional taxes are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to Landlord of the recharacterization.

         IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the effective date above set forth.

                                             "Landlord"

Address of Landlord:                         BNP LEASING CORPORATION
- --------------------

BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201                          By: /s/ Lloyd G. Cox
Attn: Lloyd Cox                                  -------------------------------
                                                 Lloyd G. Cox, Vice President
With a copy to:
- ---------------

Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho
Telecopy: (415) 296-8954

And with a copy to:
- -------------------

Clint Shouse
Thompson & Knight, P.C.
3300 First City Center
1700 Pacific Avenue
Dallas, Texas   75201
                                             "Tenant"

Address of Tenant:                           SUN MICROSYSTEMS, INC.
- ------------------

Sun Microsystems, Inc.
2550 Garcia Ave.
Mountain View, Ca.  94043
MS PALI-211                                  By:  /s/ Richard Barker
Attention: Robert Prantis                         ------------------------------
                                                  Richard Barker, Vice President
                                                  and Treasurer
With a copy to:
- ---------------

Sun Microsystems, Inc.
2550 Garcia Ave.
Mountain View, Ca. 94043
MS PALI-211
Attention:  Charles Dolci, Esq.

                                    Exhibit A

                              Property Description

                                Parcels 2, 3, & 4

The land referred to herein is situated in the State of California, County of San Mateo, City of Menlo Park and is described as follows:


Parcel A:

Parcels 2, 3, & 4 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records.

Reserving therefrom the easements set forth in Sections 5-1-1, 5-1-2, 5-1-6, 5-1-7, 5-1-8, 5-1-9 and 5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records. Said easements are to be appurtenant to Parcel 1 as shown on said parcel map.

Parcel B:

Non-exclusive and exclusive easements for the purposes of constructing, laying, installing, operating, using, maintaining, altering, repairing, replacing, inspecting and repairing utility service connections, service lines and similar facilities, as contained in the Easement Agreement dated March 25, 1992 by and between Raychem Corporation, a Delaware corporation, and BNP Leasing Corporation, a Delaware corporation, recorded March 26, 1992 under Recorders Serial No. 92042487, Official Records of San Mateo County, California being more particularly described as follows:

BEGINNING at a point on the Northerly line of Rancho de las Pulgas, said point being distant along said Northerly line South 81 22' 50" East 1989.00 feet (an angle point in said Northerly line called PMC-13) and North 89 11' East 648.34 feet from the most Northeasterly corner of the boundary of the lands shown on a Record of Survey Map recorded in Volume 3 of Licensed Land Surveyors Maps, at page 120, San Mateo County Records; thence from said point of beginning along said Northerly line North 89 11' East 1786.01 feet to a point on the Northerly prolongation of the Westerly line of Willow Road, as said road is shown upon the map of Newbridge Park, recorded in Volume 14 of Maps at pages 6 and 7, Records of San Mateo County, California; thence along said prolongation South 22 02' 45" West 485.29 feet to the Northerly line of Southern Pacific Company right of way; thence along the last mentioned line, South 84 57' 30" West 1902.61 feet; thence North 5 02' 30" West 100.00 feet;  thence  North 84 57' 30" East 342.43  feet;  thence  North 5 02' 30" West
463.64 feet to the point of beginning.

EXCEPTING   THEREFROM  Parcel  46737-1  as  contained  in  the  Final  Order  of
Condemnation recorded July 27, 1983 under Recorders Serial No. 83078012, Official Records of San Mateo County, California and being more particularly described as follows:

COMMENCING at the Northeasterly corner of Parcel 6, as said Parcel 6 is designated in the map entitled "RECORD OF SURVEY OF A PORTION OF THE LANDS FORMERLY OWNED BY THE CARNDUFF SITUATED IN SECTION 24; TOWNSHIP 5 SOUTH, RANGE 3 WEST, M.D.B. AND M. AND IN THE RANCHO DE LAS PULGAS" filed in the office of the Recorder of the San Mateo County, State of California, on October 29, 1965, in Volume 6 of Licensed Land Survey Maps at page 66; thence along common line of said Parcel 6 and Parcel 5 of said Record of Survey South 54 33' 08" West, 37.03 feet; thence from a tangent that bears South 82' 18' 07" West, along a curve to the right with a radius of 2120.00 feet, through an angle of 2 07' 56", an arc length of 78.90 feet; thence South 35 20' 07" West, 114.78 feet; thence South 18 44' 08" West, 0.42 feet to said common line of Parcel 6 and Parcel 5; thence along last said line South 54' 33' 08" West 204.46 feet to the Westerly line of said Parcel 5; thence along last said line South 23 08' 15" West, 106.70 feet to the Southwesterly corner of said Parcel 5; thence leaving last said corner North 15 03' 57" East, 107.78 feet; thence North 0 11' 25" West, 172.12 feet; thence along a tangent curve to the left with a radius of 45.00 feet, through an angle of 81 13' 05", an arc length of 63.79 feet; North 81 24' 30" West 162.32 feet to the Northerly line of Rancho de las Pulgas between PMC 13 to PMC 12; along last said line South 89 38' 32" East 554.89 feet to the point of commencement.

Parcel C:

Easements set forth in Sections 5-1-1,  5-1-2,  5-1-6,  5-1-7,  5-1-8, 5-1-9 and
5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records, over Parcel 1 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records. Said easements are to be appurtenant to Parcel A above.



                              Exhibit A, Page -2-

                                    Exhibit B

                             Permitted Encumbrances

                                Parcels 2, 3, & 4


          This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

(i) General and Special Taxes for the fiscal year 1994-95, now a lien, amount not yet ascertainable.

(ii) General and Special Taxes for the fiscal year 1993-94, in the amount of $201,146.56, each installment has been paid in full. (Code Area 008-080; A.P. No. 055-411-100; Affects additional property).

(iii) The Lien of Supplemental Taxes assessed pursuant to Chapter 3.5, commencing with Section 75 of the California Revenue and Taxation Code.

(iv) Amendment to Reservation executed by Fred Carnduff, Chester Carnduff, Edgar Carnduff, Jeanette Carnduff Thornton, Alfred A. Affinito and Bess
         M. Affinito, dated June 6, 1968, recorded on June 14, 1968, as Document No. 50849-AB in Book/Reel 5487 of the Official Records at page/image 381 of the Records of San Mateo County, California. Said amendment modified the reservations contained in Grant Deed from Edgar Carnduff, et al., to Nathaniel Hellman, et al., recorded on September 17, 1964, in Book/Reel 4799 of the Official Records at page/image 48 of the Records of San Mateo County, California. Said amendment quitclaims rights in reserved minerals within the surface 500 feet except for two one acre sites described as Parcels "E" and "F" together with 20 foot wide access easements. Said amendment also amends the reservation for access to property south of the Southern Pacific R.R. to except the property herein described.

(v) Ordinance No. 670 of the Community Development Agency of the City of Menlo Park, entitled "An Ordinance Adopting Community Development Plan for the Las Pulgas Project Area and Making Certain Findings and Determinations Pursuant to the Community Redevelopment Law of the State of California," passed and adopted by the Community Development Agency on November 24, 1981, a certified copy of which was recorded on December 21, 1981, as Document No. 19388-AT of the Official Records of San Mateo County, California.


                                 Exhibit B -1-

         Ordinance No. 826 of the City Council of the City of Menlo Park, entitled "An Ordinance of the City Council of the City of Menlo Park
         adopting the First Amended and Restated Las Pulgas Community Development Plan pursuant to the Community Redevelopment Law of the State of California," passed and adopted by the City Council on September 10, 1991, a certified copy of which was recorded on September 11, 1991, as Document No. 91120049 of the Official Records of San Mateo County, California.

         Statement of Institution of Amended Redevelopment Plan of the Las Pulgas Community Development Plan which was recorded on September 11, 1991, as Document No. 91120050 of the Official Records of San Mateo County, California.

(vi) Easements condemned in that certain Final Order of Condemnation under Action No. 245918 entitled "The People of the State of California vs. Raychem Corporation," recorded on July 27, 1983, as Document No. 83078012 (Parcel 45670-3, an easement for drainage purposes over an irregular parcel in the Southeast corner of Parcel 4; Parcel 45670-4, an easement for road purposes over a 20' x 60.29' parcel near the Southeast corner of Parcel 4).

(vii) Relinquishment of Abutters Rights as contained in that certain Final Order of Condemnation under Action No. 245918 entitled "The People of the State of California vs. Raychem Corporation," recorded on July 27, 1983, as Document No. 83078012. Access is restricted to certain portions of frontage along said condemned lands.

(viii)   Resolution  No.  785  of  the  Menlo  Park  Fire  Protection  District,
         Resolution approving the annexation of certain Baylands to the Menlo Park Fire Protection District, recorded on August 18, 1989, as Document No. 89109745 of the Official Records of San Mateo County, California.

(ix) The terms, covenants and conditions as contained in Permit No. 26-78 by and between the San Francisco Bay Conservation and Development Commission and Raychem Corporation, recorded on March 18, 1991, under Recorders Serial No. 91029676 of the Official Records of San Mateo County, California. An Assignment of BCDC Permit, recorded on March 26, 1992, under Recorders Serial No. 92042489 of the Official Records of San Mateo County, California. Amendment No. Four thereunder dated August 13, 1993, recorded on September 9, 1993, Series No. 93152912.

(x) Development Agreement by and between the City of Menlo Park, a municipal corporation of the State of California, and Sun Microsystems, Inc., a Delaware corporation, dated November 29, 1991, recorded on December 9, 1991, as

                                  Exhibit B -2-

         Document No. 91160984 of the Official Records of San Mateo County, California.

(xi) Easement for water meter over the property, as shown on the Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records, such strips to be kept open and free from buildings and structures of any kind. Affects two 15 foot by 30 foot areas within Parcel 3 and one 15 foot by 30 foot area within Parcel 4. Includes right of ingress and egress across the premises for construction, maintenance and use of the water facilities.

(xii) Covenants, conditions, restrictions, limitations, reservations, easements, exceptions, terms, assessments, liens and charges, but deleting restrictions, if any, based on race, color, religion or national origin as contained in the Declaration of Covenants, Conditions, Restrictions and Easements for Sun Microsystems, Inc. Menlo Park Campus executed by and between BNP Leasing Corporation, a Delaware corporation, and Sun Microsystems, Inc., a Delaware corporation, dated February 9, 1994, recorded on February 16, 1994, as Document No. 94028453 of the Official Records of San Mateo County, California. Said instrument does not expressly provide for forfeiture of title in case of violation. Said instrument does provide that a violation shall not lessen the security of any Deed of Trust or Mortgage made in good faith and for value. A lien for upkeep assessments was provided for in the herein described declaration.



                                  Exhibit B -3-

                                    EXHIBIT C

                               Construction Budget

Description                                                             Cost


Building Cost                                                       $ 49,353,000
Site Preparation                                                       6,357,000
General Conditions/Fees                                                3,322,000
Fees & Permits                                                         3,100,000
Architectural/Consultant Fees                                          4,000,000
Project Contingency                                                    4,200,000
Telecommunication Equipment                                           10,728,000
Security & Safety Costs                                                  765,000
Transaction Costs                                                        675,000
Anticipated Capitalized Carrying Costs                                 9,000,000
Phase II Land                                                         23,500,000

Total                                                               $115,000,000



                                  Exhibit C -1-

                     Description of the Initial Improvements


1. Attached hereto as Exhibit C-1 is a project description taken from the Owner/Architect Agreement between Tenant and Backen, Arrigoni and Ross, Inc. The Initial Improvements shall consist only of "Phases II and III" of the project described in this Exhibit C-1.

2. Attached hereto as Exhibit C-2 are outline specifications prepared for the Initial Improvements. Such specifications are intended only to illustrate the nature and quality of the Initial Improvements; the specifications are not intended to be exhaustive.

3. Attached hereto as Exhibit C-3 are renderings of floor plans intended only to illustrate the type and general appearance of the Initial Improvements; the renderings are not intended to be complete or to show all buildings included in the Initial Improvements.





                                  Exhibit C -2-

                                    EXHIBIT D

                            Estoppel From Contractors

                                _________, 199__



BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas  75201

Attention:  Lloyd Cox

         Re:      Assignment of Construction Contract

Ladies and Gentlemen:

         The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

         1. The undersigned has entered into that certain [****Construction Contract] (the "Construction Contract") by and between the undersigned and Sun Microsystems, Inc. ("Sun") dated____________, 199__ for the construction of Phases II and III of the office complex to be constructed on the Menlo Park campus leased by Sun (the "Improvements") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "Land" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, the "Project").

         2. The undersigned has been advised that BNP owns the Land.

         3. The undersigned has also received a copy of the Lease Agreement (Phases II and III) dated as of September 23, 1994 (the "Lease"), pursuant to which BNP is leasing the Project to Sun, and has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Sun's construction of the Improvements. The Lease also requires Sun to fulfill all obligations of the ["Owner"] under the Construction Contract and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

         4. A complete and correct copy of the Construction Contract is attached to this letter. The Construction Contract is in full force and effect and has not been modified or amended.

         5. The undersigned has not sent or received any notice of default or any other notice for the purpose of terminating the Construction Contract, nor is there any existing circumstance or

                                  Exhibit D -1-

BNP Leasing Corporation
_______________, 199___
Page 2

event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Construction Contract.

         The undersigned acknowledges and agrees that:

         a). BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for any statutory lien rights, against the Project arising under or in any way relating to the Construction Contract; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Construction Contract if BNP elects in writing, pursuant to Paragraph b) below, to assume the Construction Contract in the event Sun's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Construction Contract.

         b) Upon any termination of Sun's right to possession of the Project under the Lease, including but not limited to any eviction of Sun resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Sun's rights and obligations under the Construction Contract, cure any defaults by Sun thereunder and enforce the Construction Contract and all rights of the ["Owner"] thereunder. Within ten (10) days of receiving notice from BNP that Sun's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Construction Contract in whole or in part (or, if so, the nature of such modification); (ii) that the Construction Contract is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Construction Contract and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Construction Contract is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the construction project; (vi) the total amount paid for construction through the date of the letter; (vii) the estimated total cost of completing such construction as of the date of the letter, together with a current draw schedule; and (viii) any other information BNP may request to allow it to decide whether to assume the Construction Contract. BNP shall have



                                 Exhibit D -2-

BNP Leasing Corporation
_______________, 199___
Page 3

thirty (30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Construction Contract. If BNP fails to assume the Construction Contract within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Construction Contract or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Sun and any statutory lien rights not waived for the recovery of any such damages or other amounts.

         c). If BNP notifies the undersigned that BNP shall not assume the Construction Contract pursuant to the preceding paragraph following the termination of Sun's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Construction Contract and remove its personnel from the Project, and BNP shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNP, deliver and assign to BNP all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Construction Contract and other contract documents executed by Sun), all other material relating to the work which belongs to BNP or Sun, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Construction Contract. Notwithstanding the undersigned's receipt of any notice from BNP that BNP declines to assume the Construction Contract, the undersigned shall for a period not to exceed fifteen
(15) days after receipt of such notice take such steps, at BNP's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

         d). No action taken by BNP or the undersigned with respect to the Construction Contract shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease , by the Construction Contract or otherwise against Sun.

         e). The undersigned agrees promptly to notify BNP of any material default or claimed material default by Sun under the Construction Contract, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT - NOTICE OF SUN MICROSYSTEMS's MATERIAL DEFAULT UNDER CONSTRUCTION AGREEMENT WITH _______________ - MENLO PARK CALIFORNIA" at the address specified for notice below (or at such



                                 Exhibit D -3-

BNP Leasing Corporation
_______________, 199___
Page 4

other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty (30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Sun under the Construction Contract, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Sun's right to possession of the Project and evict Sun, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law. If the undersigned incurs additional costs due to the extension of the aforementioned cure period, the undersigned shall be entitled to an equitable adjustment to the price of the Construction Contract for such additional costs.

         f). Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

         To the undersigned:
                                              __________________________________

                                              __________________________________

                                              __________________________________

         To BNP:                              BNP Leasing Corporation
                                              717 North Harwood Street
                                              Suite 2630
                                              Dallas, Texas  75201

         g). The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Sun.

                                              Very truly yours,

                                              __________________________________



                                              By: ______________________________
                                                  Name: ________________________
                                                  Title : ______________________



                                 Exhibit D -4-

BNP Leasing Corporation
_______________, 199___
Page 5


         Sun joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Construction Contract in the event Sun is evicted from the Project.


                                              Sun Microsystems, Inc.



                                              By: ______________________________
                                                  Name: ________________________
                                                  Title : ______________________



                                 Exhibit D -5-

                                    EXHIBIT E

                       Estoppel From Architects/Engineers

                                _________, 199__



BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas  75201

Attention:  Lloyd Cox

         Re: Assignment of Construction Contract

Ladies and Gentlemen:

         The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

         1. The undersigned has entered into that certain [****Architects/Engineers Agreement] (the "Agreement") by and between the undersigned and Sun Microsystems, Inc. ("Sun") dated , 199__ for the [***design] of Phases II and III of the office complex to be constructed on the Menlo Park campus leased by Sun (the "Improvements") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "Land" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, the "Project").

         2. The undersigned has been advised that BNP owns the Land.

         3. The undersigned has also received a copy of the Lease Agreement (Phases II and III) dated as of September 23, 1994 (the "Lease"), pursuant to which BNP is leasing the Project to Sun, and has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Sun's construction of the Improvements. The Lease also requires Sun to fulfill all obligations of the ["Owner"] under the Agreement and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

         4. A complete and correct copy of the Agreement is attached to this letter. The Agreement is in full force and effect and has not been modified or amended.

         5. The undersigned has not sent or received any notice of default or any other notice for the purpose of terminating the Agreement, nor is there any existing circumstance or event which,

BNP Leasing Corporation
______________, 199____
Page 2

but for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Agreement.

         The undersigned acknowledges and agrees that:

         a) BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for any statutory lien rights, against the Project arising under or in any way relating to the Agreement; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Agreement if BNP elects in writing, pursuant to Paragraph b) below, to assume the Agreement in the event Sun's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Agreement.

         b) Upon any termination of Sun's right to possession of the Project under the Lease, including but not limited to any eviction of Sun resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Sun's rights and obligations under the Agreement, cure any defaults by Sun thereunder and enforce the Agreement and all rights of the ["Owner"] thereunder. Within ten (10) days of receiving notice from BNP that Sun's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Agreement in whole or in part (or, if so, the nature of such modification); (ii) that the Agreement is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Agreement and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Agreement is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the construction project; (vi) the total amount paid for construction through the date of the letter; (vii) the estimated total cost of completing such construction as of the date of the letter, together with a current draw schedule; and (viii) any other information BNP may request to allow it to decide whether to assume the Agreement. BNP shall have thirty (30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Agreement.



                                 Exhibit E -2-

BNP Leasing Corporation
______________, 199____
Page 3

If BNP fails to assume the Agreement within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Agreement or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Sun and any statutory lien rights not waived for the recovery of any such damages or other amounts.

         c) If BNP notifies the undersigned that BNP shall not assume the Agreement pursuant to the preceding paragraph following the termination of Sun's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Agreement and remove its personnel from the Project, and BNP shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNP, deliver and assign to BNP all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Agreement and other contract documents executed by Sun), all other material relating to the work which belongs to BNP or Sun, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Agreement. Notwithstanding the undersigned's receipt of any notice from BNP that BNP declines to assume the Agreement, the undersigned shall for a period not to exceed fifteen (15) days after receipt of such notice take such steps, at BNP's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

         d) No action taken by BNP or the undersigned with respect to the Agreement shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease, by the Agreement or otherwise against Sun.

         e) The undersigned agrees promptly to notify BNP of any material default or claimed material default by Sun under the Agreement, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT - NOTICE OF SUN MICROSYSTEMS's MATERIAL DEFAULT UNDER AGREEMENT WITH _______________ - MENLO PARK CALIFORNIA" at the address specified for notice below (or at such other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably



                                 Exhibit E -3-

BNP Leasing Corporation
______________, 199____
Page 4


required for such cure, but in no event less than thirty (30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Sun under the Agreement, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Sun's right to possession of the Project and evict Sun, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law.

         f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

         To the undersigned:
                                   __________________________________

                                   __________________________________

                                   __________________________________

         To BNP:                   BNP Leasing Corporation
                                   717 North Harwood Street
                                   Suite 2630
                                   Dallas, Texas  75201

         g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Sun.


                                             Very truly yours,

                                             ___________________________________



                                              By: ______________________________
                                                  Name: ________________________
                                                  Title : ______________________

                                 Exhibit E -4-

BNP Leasing Corporation
______________, 199____
Page 4

         Sun joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Agreement in the event Sun is evicted from the Project.


                                              Sun Microsystems, Inc.



                                              By: ______________________________
                                                  Name: ________________________
                                                  Title : ______________________




                                 Exhibit E -5-

                                    Exhibit F

                         COVENANT COMPLIANCE CERTIFICATE







BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201

Attention:  Lloyd Cox


Gentlemen:

         I,   the   undersigned,   the   _____________________________   of  Sun
Microsystems, Inc., do hereby certify, represent and warrant that:

         1. This Certificate is furnished pursuant to subparagraph 9(w)(iii) of that certain Lease Agreement (Phases II and III) dated as of September 23, 1994 (the "Lease Agreement," the terms defined therein being used herein as therein defined) between Sun Microsystems, Inc. (the "Tenant"), and you.

         2. Schedule 1 attached hereto sets forth financial data and computations evidencing the Tenant's compliance with certain covenants included in the Lease Agreement by reference to a Revolving Credit Agreement described therein, all of which data and computations are complete, true and correct.

         3. No Default or Event of Default under the Lease Agreement has occurred and is continuing.

         4. The representations and warranties set forth in Paragraph 9 of the Lease Agreement are true and correct as of the date hereof as though made on and as of the date hereof.

         Executed this _____ day of ______________, 19___.


                                              ______________________________

                                              Name:_________________________

                                              Title:________________________





                                 Exhibit F -1-

                                   Schedule 1
                                       To
                             Compliance Certificate
             For the _________________ Ended ________________, 19___

I. Section 5.01(h) of the Revolving Credit Agreement: Debt to Consolidated Tangible Net Worth

         A.       Total Debt:                                     $_____________

         B.       Consolidated total assets:                      $_____________

         C.       Consolidated total liabilities:                 $_____________

         D.       Intangibles and other exclusions (if any):      $_____________

         E.       Consolidated Tangible Net Worth (B - C - D):    $_____________

         F.       Ratio of A to E:                                 _____ to 1.00

         I.       Maximum ratio:                                     .45 to 1.00

II.      Section 5.01(i) of the Revolving Credit Agreement: : Fixed Charge Ratio

         A.       Adjusted EBIT for previous 12 months:            $____________

         B.       Fixed Charges for previous 12 months:            $____________

         C.       Ratio of A to B:                                 _____ to 1.00

         D.       Minimum ratio:                                   *1.25 to 1.00

* applicable to the twelve month period ending on the last day of the first fiscal quarter of any fiscal year of Tenant

** applicable to the twelve month periods ending on the last day of the second, third or fourth fiscal quarters of any fiscal year of Tenant

III.     Section 5.02(h) of the Revolving Credit Agreement: Subsidiary Debt

         A.       U.S. Subsidiary Debt:                            $____________

         B.       Maximum Subsidiary Debt:                          $120,000,000

                                   Schedule 1

                              LIST OF PARTICIPANTS

1.                Banque Nationale de Paris
                  c/o Banque Nationale de Paris, San Francisco
                  180 Montgomery Street
                  San Francisco, CA  94104

                  Attention: Jennifer Cho

                  Telephone: (415) 956-0707 (ext. 205)
                  Facsimile: (415) 296-8954
                  Telex:     RCA 278900
                  Answerback: BNP UR

2.                The Sumitomo Bank, Limited
                  San Francisco Branch
                  555 California Street, Suite 3350
                  San Francisco, CA  94104

                  Attention:  Herman White, Jr.
                  Telephone:  (415) 616-3009
                  Facsimile:  (415) 397-1475
                  Telex:      46910340
                  Answerback: SUMIT SF

3.                The Toronto-Dominion Bank
                  909 Fannin #1700
                  Houston, Texas  77010

                  Attention:  Mark G. Fields

                  Telephone:  (713) 653-8225
                  Facsimile:  (713) 652-2647

4.                The Industrial Bank of Japan, Limited
                  San Francisco Agency
                  555 California Street, Suite 1610
                  San Francisco, CA  94104

                  Attention:  Greg Stewart
                  Telephone:  (415) 981-3131
                  Facsimile:  (415) 982-1917
                  Telex:      49608738
                  Answerback: IBJ SFO

5.                Royal Bank of Canada
                  Grand Cayman (North America No. 1) Branch
                  c/o New York Operations Center
                  Pierrepont Plaza
                  300 Cadman Plaza West
                  Brooklyn, New York 11201-2701

                  Attention:  Manager, Loans Administration
                  Telephone:  (212) 858-7168
                  Facsimile:  (718) 522-6292
                  Telex:      420464 (RBOCUI Royal Bank)
                              62519  (Royal Bank)

                  With a copy to:
                  Royal Bank of Canada
                  600 Wilshire Blvd., Suite 800
                  Los Angeles, CA 90017
                  Attention: Stephen S. Hughes
                  Telephone (213) 955-5316, Facsimile:  (213) 955-5350

6. Bayerische Vereinsbank AG, Cayman Islands Branch c/o Bayerische Vereinsbank AG, Los Angeles Agency 800 Wilshire Blvd., Suite 1600
                  Los Angeles, CA  91754

                  Attention:  Christine Taylor
                  Telephone:  (213) 629-1821
                  Facsimile:  (213) 622-6341

                     AMENDED AND RESTATED PURCHASE AGREEMENT
                               (PHASES II and III)


         This AMENDED AND RESTATED PURCHASE AGREEMENT (PHASES II and III) (this "Agreement") is made as of September 23, 1994, by SUN MICROSYSTEMS, INC., a Delaware corporation ("Sun") and BNP LEASING CORPORATION, a Delaware corporation ("BNPLC").


                                    RECITALS


         A. BNPLC has acquired the land and easements described in Exhibit A attached hereto and any improvements and fixtures located thereon and has been leasing the same to Sun pursuant to that certain Lease Agreement (Phases II and III) (as from time to time supplemented, amended or restated, the "Prior Lease") between Sun and BNPLC dated as of September 25, 1992. (The land and easements described in EXHIBIT A and any and all other real or personal property from time to time covered by the Lease and included within the "Leased Property" as defined therein are hereinafter collectively referred to as the "Property".)

         B. BNPLC also concurrently with the execution of the Prior Lease, received a separate environmental indemnity from Sun pursuant to an Environmental Indemnity Agreement (as from time to time supplemented, amended or restated, the "Environmental Indemnity") between Sun and BNPLC dated as of September 25, 1992.

         C. BNPLC also, concurrently with the execution of the Prior Lease, entered into a Purchase Agreement (Phases II and III) with Sun dated September 25, 1992 (as from time to time supplemented, amended or restated, the "Prior Purchase Agreement").

         D. Sun has among other things, requested permission to construct improvements on the Property and in connection therewith has entered into that certain Amended and Restated Lease Agreement (Phases II and III) (as from time to time supplemented, amended or restated, the "Lease") between Sun and BNPLC dated as of the date hereof, which Lease amends and restates the Prior Lease in its entirety.

         E. Sun is concurrently herewith ratifying and confirming its separate Environmental Indemnity (supplemented, amended or restated) executed for the benefit of BNPLC.

         F. In connection with the execution of the Lease, Sun has agreed to purchase or procure a third party to purchase the Property, on and subject to the terms and conditions set out in this Agreement, with the understanding that this Agreement shall amend and restate the Prior Purchase Agreement in its entirety.

         NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. As used herein, the terms "Sun", "BNPLC", "Prior Lease", "Property", "Environmental Indemnity", "Prior Purchase Agreement" and "Lease" shall have the meanings indicated above, and the terms listed immediately below shall have the following meanings:

         Applicable Purchaser. "Applicable Purchaser" means any third party designated by Sun to purchase the interest of BNPLC in the Property as provided in Paragraph 2(a)(ii) below.

         BNPLC's Investment. "BNPLC's Investment" shall mean the sum of $24,200,000 plus all Construction Advances (as defined in the Lease) and accrued Carrying Costs (as defined in the Lease), less Qualified Payments (as defined in the Lease), if any. For purposes of this definition Construction Advances, Carrying Costs and Qualified Payments will be determined as of the Designated Payment Date or other date for which BNPLC's Investment is being determined.

         Business Day. "Business Day" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

         Change of Control Event. "Change of Control Event" means the occurrence of any of the following: (i) any corporation or Person (as defined in the Lease), or a group of related corporations or Persons, shall acquire (a) beneficial ownership of in excess of 50% of the outstanding Voting Stock of Sun, or (b) all or substantially all of the assets of Sun, or (ii) a majority of the Board of Directors of Sun is, at any time, composed of persons other than (a) persons who were members of such Board on the date of this Agreement, (b) successors to such persons elected or nominated in the ordinary course of business, and (c) any person who has served as a member of such Board for at least the prior 12 months.

         Designated Payment Date. "Designated Payment Date" means the Payment Date on which pursuant to Paragraph 2(a) below Sun must purchase or arrange for the sale of BNPLC's interest in the Property under this Agreement, which date shall be the earlier of: (1) the Payment Date upon which the last payment of Base Rent is required under the Lease (whether such date occurs on October 1, 1999, or earlier because of an early termination of the Lease pursuant to Paragraph 2 thereof or otherwise); (2) any Payment Date after a Change of Control Event or an Event of Default by Sun has occurred, provided such Payment Date is designated in a written notice from BNPLC to Sun at least ten (10) days before such Payment Date; (3) any Payment Date after a default by BNPLC under the Lease has occurred which BNPLC has failed to cure within the time permitted by Paragraph 29 of the Lease, provided such Payment Date is designated in a written notice from Sun to BNPLC at least ten (10) days before such Payment Date; or (4) any Payment Date specified by Tenant as the Designated Payment Date pursuant to Paragraph 14(a) of the Lease.

         Event of Default. "Event of Default" by Sun means any Event of Default under the Lease as described in Paragraph 14 thereof.


         Fair Market Value. "Fair Market Value" means an amount not less than the fair market value of the Property (calculated under the assumption that Sun has maintained the Property in compliance with all applicable laws, including laws relating to health, safety and the environment, as required by the Lease) on or about the Designated Payment Date as determined by an independent MAI appraiser selected by BNPLC, which appraiser must have five (5) years or more experience appraising properties in northern California.

         Payment Date. "Payment Date" means the first Business Day of any calendar month.

         Purchase Price. "Purchase Price" means an amount equal to BNPLC's Investment outstanding on the Designated Payment Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys' Fees [as defined in the Lease]) incurred in connection with any sale of the Property by BNPLC hereunder.

         Required  Documents.   "Required  Documents"  shall  have  the  meaning
assigned to it in Paragraph 3 below.

         Shortage Amount. "Shortage Amount" means any amount payable to BNPLC by Sun, rather than by the Applicable Purchaser pursuant to clause 2(a)(ii) below.

         Voting Stock. "Voting Stock" of Sun means any shares of stock of Sun whose holders are entitled under ordinary circumstances to vote for the election of directors of Sun (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         2. Sun's Obligations on the Designated Payment Date

         (a) Choices. On the Designated Payment Date Sun must satisfy the obligations specified in either of the following clauses, unless excused in writing by BNPLC:

                  (i) Sun shall purchase BNPLC's interest in the Property and in Escrowed Proceeds (as defined in the Lease), if any, for a net cash price equal to the Purchase Price.

                  (ii) Sun shall cause the Applicable Purchaser to purchase BNPLC's interest in the Property and in Escrowed Proceeds, if any, for a net cash price not less than the lesser of (a) the Fair Market Value or (b) fifteen percent (15%) of BNPLC's Investment outstanding immediately prior to the purchase. However, if the Fair Market Value is less than fifteen percent (15%) of BNPLC's Investment and if Sun has elected to satisfy its obligations under this clause (ii), BNPLC may elect to keep the Property and any Escrowed Proceeds rather than sell it to the Applicable Purchaser, in which case Sun shall pay BNPLC an amount equal to eighty-five percent (85%) of BNPLC's Investment. Unless BNPLC elects to keep the Property pursuant to the preceding sentence, Sun must, if Sun elects to satisfy its obligations under this clause (ii) rather than clause (i) above, also make a supplemental payment to BNPLC on the Designated Payment Date equal to the excess (if any) of the Purchase Price over the net cash price actually paid on the Designated Payment Date for BNPLC's interest in the Property and in Escrowed Proceeds, if any, by the Applicable Purchaser, but in no event will any such supplemental payment exceed eighty-five percent (85%) of BNPLC's Investment outstanding immediately prior to such purchase. Amounts payable to BNPLC by Sun, rather than by the Applicable Purchaser, pursuant to this clause (ii) are hereinafter referred to as the "Shortage Amount." If the net cash price actually paid by the Applicable Purchaser to BNPLC exceeds the Purchase Price and all other sums that are then due from Sun to BNPLC, Sun shall be entitled to such excess.

         (b) Right to Purchase and Election by Sun. Even if BNPLC is willing to excuse Sun's obligations under Subparagraph (a), Sun shall have the option and right to purchase BNPLC's interest in the Property and in Escrowed Proceeds, if any, as contemplated in clause (i) of the preceding Subparagraph (a) by tendering the Purchase Price to BNPLC, subject only to subparagraph (c). Sun shall also have the right to elect whether it will satisfy the obligations set out in clause (i) or (ii) of the preceding Subparagraph (a); provided, however, that Sun must notify BNPLC of its election in writing at least seven (7) days prior to the Designated Payment Date. If Sun fails to so notify BNPLC, Sun will be deemed to have elected to satisfy the obligations set out in clause (i).

         (c) Termination of Sun's Option. Without limiting BNPLC's right to require Sun to satisfy the obligations imposed by subparagraph 2(a), Sun shall have no further option under subparagraph 2(b) if either:

                  (1) Sun shall have elected to satisfy its obligations under clause (ii) of subparagraph 2(a) on a prior Designated Payment Date and BNPLC shall have elected to keep the Property on such Designated Payment Date in accordance with clause (ii) of subparagraph 2(a); or

                  (2) Sun shall have failed on a prior Designated Payment Date to make or cause to be made all payments to BNPLC required by this Agreement or by the Lease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence.

If BNPLC does not receive all payments due under the Lease and all payments required hereunder on a Designated Payment Date, Sun may nonetheless tender to BNPLC the full Purchase Price, together with interest on the total Purchase Price computed at the Default Rate from the Designated Payment Date to the date of tender, and if presented with such a tender within thirty (30) days after the applicable Designated Payment Date, BNPLC must accept it and promptly deliver any Escrowed Proceeds and a deed and all other documents required to convey BNPLC's interest in the Property to Sun as listed in Paragraph 3.

         (d) Payment to BNPLC. All amounts payable under the preceding subparagraphs (a) or (c) by Sun and, if applicable, by the Applicable Purchaser shall be paid to BNPLC. In no event will a payment directly to any other party be effective for the purposes of this Agreement. BNPLC will remit any excess amounts due Sun pursuant to the last sentence of clause (ii) of Subparagraph (a) promptly after BNPLC's receipt of the same.

         3. Terms of Conveyance Upon Purchase. Promptly following the payment or payments to BNPLC required pursuant to the preceding Paragraph 2, BNPLC must, unless it is to keep the Property as permitted by Paragraph 2(a)(ii), deliver Escrowed Proceeds, if any, and convey all of its right, title and interest in the Property by grant deed to Sun or the Applicable Purchaser, as the case may be, subject only to the Permitted Encumbrances (as defined in the Lease) and any other encumbrances for which BNPLC is not responsible under subparagraph 10(a) of the Lease. However, such conveyance shall not include the right to receive any payment under the Lease then due BNPLC or that may become due thereafter because of any expense or liability incurred by BNPLC resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen (excluding only BNPLC's home office overhead costs and expenses), shall be the responsibility of the purchaser, and the form of grant deed used to accomplish such conveyance shall be substantially in the form attached as EXHIBIT B. With such grant deed, BNPLC shall also tender the following, each fully executed and, where appropriate, acknowledged on BNPLC's behalf by an officer of BNPLC: (1) a Preliminary Change of Ownership Report in the form attached as EXHIBIT C, (2) a Bill of Sale and Assignment of Contract Rights and Intangible Assets in the form attached as EXHIBIT D, (3) an Assignment of BCDC Permit in the form attached as EXHIBIT E, (4) an Acknowledgment of Disclaimer of Representations and Warranties, in the form attached as EXHIBIT F, which Sun or the Applicable Purchaser must execute and return to BNPLC, (5) a Documentary Transfer Tax Request in the form attached as EXHIBIT G, (6) a Secretary's Certificate in the form attached as EXHIBIT H, (7) a letter to First American Title Insurance Company in the form attached as EXHIBIT I, and (8) a certificate concerning tax withholding in the form attached as EXHIBIT J (which documents, together with the grant deed, are herein called the "Required Documents").

         It is the intent of the parties that BNPLC's delivery of the Required Documents shall convey all right, title and interest BNPLC then has in and to the Leased Property and the appurtenances thereto. Accordingly, if after the Delivery of the Required Documents and BNPLC's receipt of the payments required to be made to BNPLC by this Agreement, it is discovered that the Required Documents were insufficient for such intended purpose, then BNPLC shall execute such additional documents as Tenant may reasonably request to accomplish the conveyance of all right, title and interest of BNPLC in and to the Leased Property and the appurtenances thereto; provided, that no such additional documents shall increase BNPLC's obligations for title defects or other matters beyond the obligations imposed upon BNPLC by the Required Documents themselves.

         If the Property is sold to the Applicable  Purchaser pursuant to clause
(ii) of Paragraph 2(a), then, either:

         (a) The Applicable Purchaser must assume in writing Sun's obligations under the Environmental Indemnity and provide a new environmental indemnity to BNPLC comparable in scope and form to the Environmental Indemnity and otherwise reasonably acceptable to BNPLC, but providing that the Release Date (as defined in the Environmental Indemnity) shall not occur before the Applicable Purchaser conveys all its interest in the Property to an unaffiliated transferee. Further, to provide BNPLC with assurance that the Applicable Purchaser has the financial capability to satisfy its indemnity obligations, the Applicable Purchaser or a guarantor of such obligations under an unconditional and absolute guaranty in form and substance satisfactory to BNPLC must have a net worth as of the Designated Payment Date, as shown on current financial statements audited by a recognized accounting firm of national standing, of no less than $50,000,000.00; or

         (b) Sun must confirm and ratify its obligations under the Environmental Indemnity and agree to modify the Environmental Indemnity to provide that the Release Date (as defined in the Environmental Indemnity) shall not occur before the Applicable Purchaser conveys all its interest in the Property to an unaffiliated transferee. Such modification shall also expressly provide that the Environmental Indemnity shall cover any and all Environmental Losses (as defined in the Environmental Indemnity) asserted against an "Indemnified Party" thereunder by the Applicable Purchaser or any affiliate of the Applicable Purchaser.

         4.       Survival of Sun's Obligations.

         (a) Status of this Agreement. Except as expressly provided herein, this Agreement shall not terminate, nor shall Sun or BNPLC have any right to terminate this Agreement, nor shall Sun be entitled to any reduction of the
Purchase Price hereunder, nor shall the obligations of Sun to BNPLC under Paragraph 2 or BNPLC to Sun under Paragraph 3 be affected by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of or damage to the Property or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Sun's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Sun or any party claiming under Sun by paramount title or otherwise,
(v) Sun's acquisition or ownership of all or any part of the Property, (vi) any default on the part of BNPLC under this Agreement, the Lease or any other agreement to which BNPLC is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Sun to make payment to and, if applicable, to cause the Applicable Purchaser to make payment to BNPLC under Paragraph 2 shall be separate and independent covenants and agreements from BNPLC's obligation under Paragraph 3 to convey the Property pursuant to this Agreement; provided, however, that BNPLC shall not refuse to tender a grant deed and the other Required Documents in substantially the form attached hereto as exhibits as required by Paragraph 3 contemporaneously with the tender by Sun and/or the Applicable Purchaser of such payments and of the other documents to be executed in favor of BNPLC at the closing of the sale. Accordingly, the Purchase Price and the Shortage Amount, as the case may be under Paragraph 2, shall continue to be payable in all events (other than BNPLC's failure to so tender the Required Documents), and the obligations of Sun hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Agreement. If BNPLC does refuse to tender the Required Documents as required by Paragraph 3, BNPLC may cure such refusal at any time before thirty (30) days after receipt of a written demand for such cure from Sun.

         (b) Remedies Under the Lease and Environmental Indemnity. No repossession of or re-entering upon the Property or exercise of any other remedies available under the Lease or the Environmental Indemnity shall relieve Sun of its liabilities and obligations hereunder, all of which shall survive the exercise of remedies under the Lease and Environmental Indemnity. Sun acknowledges that the consideration for this Agreement is separate and independent of the consideration for the Lease and Environmental Indemnity, and Sun's obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse Sun from performance of its obligations under the Lease or the Environmental Indemnity.

         5. Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNPLC is intended to be exclusive of any other right or remedy BNPLC has with respect to the Property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, BNPLC shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of Sun's agreements hereunder.

         6. No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver by either party shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by BNPLC of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by BNPLC of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by BNPLC.

         7. Attorneys' Fees and Legal Expenses. If any party hereto commences any legal action or other proceeding against the other party hereto to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach or dispute hereunder or thereunder, the successful or prevailing party shall be entitled to recover from the losing party Attorneys' Fees, whether or not such controversy, claim or dispute is prosecuted to a final judgment; provided, however, if the losing party is entitled to and does appeal any judgment resulting from a lawsuit or other proceeding filed with respect hereto or thereto, then the prevailing party shall be determined upon the issuance of a final, non-appealable order with respect to such lawsuit or other proceeding. As used herein, the term "Attorneys' Fees" shall have the meaning given such term in the Lease.

         8. Estoppel Certificate. Each party hereto will, upon not less than twenty (20) days' prior request by the other party, execute, acknowledge and deliver to the requesting party a written statement certifying that this
Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement may be relied upon by any prospective purchaser or assignee of the requesting party with respect to the Property. Neither party shall be required to provide such a certificate more frequently than once in any six month period; provided, however, that if a requesting party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, then the other party shall provide a certificate whether or not it had provided a certificate within the prior six month period.

         9. Notices. Each provision of this Agreement referring to the sending, mailing or delivery of any notice or referring to the making of any payment to BNPLC, shall be deemed to be complied with when and if the following steps are taken:

                  (a) All payments required to be made by Sun or the Applicable Purchaser to BNPLC hereunder shall be paid to BNPLC in immediately available funds in accordance with the payment instructions set forth in the Lease or as BNPLC may otherwise direct by written notice sent in accordance herewith. Time is of the essence as to all payments required hereunder and other obligations of Sun. All payments required to be made by BNPLC to Sun pursuant to the last sentence of clause (ii) of Paragraph 2(a) shall be paid to Sun in immediately available funds at the address of Sun set forth below or as Sun may otherwise direct by written notice sent in accordance herewith.

                  (b) All notices and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (1) personal service; (2) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified first class mail, return receipt requested); or (3) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (1) or (2) shall be deemed received upon such personal service or upon dispatch by electronic means except for telecopies, and, if telecopied or sent pursuant to clause (3), shall be deemed received five (5) days following deposit in the mail.

                  To BNPLC:             BNP Leasing Corporation
                                        717 North Harwood
                                        Suite 2630
                                        Dallas, Texas 75201
                                        Attention: David Schad

                  With
                  a copy to:            Banque Nationale de Paris, San Francisco
                                        180 Montgomery Street
                                        San Francisco, California 94104
                                        Attention: Jennifer Cho
                                        Telecopy: (415) 296-8954

                  And with
                  a copy to:            Clint Shouse, Esq.
                                        Thompson & Knight, P.C.
                                        3300 First City Center
                                        1700 Pacific Avenue
                                        Dallas, Texas 75201

                  To Sun:               Sun Microsystems, Inc.
                                        2550 Garcia Ave.
                                        Mountain View, Ca. 94043
                                        MS PALI-211
                                        Attention: Robert Prantis

                  With
                  a copy to:            Sun Microsystems, Inc.
                                        2550 Garcia Ave.
                                        Mountain View, Ca. 94043
                                        MS PALI-211
                                        Attention: Charles Dolci, Esq.

         10. Severability. Each and every covenant and agreement of Sun contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of Sun hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of Sun under the Lease. In the event of any inconsistency between the terms of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall control.

         11. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

         12. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         13. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA IN ALL RESPECTS.

         15. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Sun and BNPLC and their respective successors and assigns and shall inure to the benefit of Sun and BNPLC and all transferees, mortgagees, successors and assignees of Sun and BNPLC with respect to the Property. As used herein, all references to "BNPLC" shall be deemed to include all subsequent owners of the Property (excluding, however, Sun and any Applicable Purchaser and any subsequent owner claiming through them); and if there shall be more than one owner of the Property, any action, request, notice or determination required or permitted of BNPLC hereunder shall be effective if approved by the owner or owners of that portion of a majority of the square footage of the land included within the Property.

         16. WAIVER OF JURY TRIAL. BNPLC AND SUN EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Sun and BNPLC each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Sun and BNPLC each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE, THIS AGREEMENT OR THE ENVIRONMENTAL INDEMNITY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         17. BCDC PERMIT NOTICE. As required by the terms of the amended Permit No. 26-78 (the BCDC Permit) included in the Permitted Encumbrances, reference is hereby expressly made to the public access and public parking provisions contained therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        "BNPLC"

                                        BNP LEASING CORPORATION, a Delaware
                                        corporation


                                        By: /s/ Lloyd G. Cox
                                            ------------------------------------
                                            Lloyd G. Cox, Vice President


                                        "Sun"

                                        SUN MICROSYSTEMS, INC., a Delaware
                                        corporation


                                        By: /s/ Richard Barker
                                            ------------------------------------
                                            Richard Barker, Vice President
                                            and Treasurer

                                    EXHIBIT A

                                Legal Description

                                Parcels 2, 3, & 4

The land referred to herein is situated in the State of California, County of San Mateo, City of Menlo Park and is described as follows:


Parcel A:

Parcels 2, 3, & 4 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records.

Reserving therefrom the easements set forth in Sections 5-1-1, 5- 1-2, 5-1-6, 5-1-7, 5-1-8, 5-1-9 and 5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records. Said easements are to be appurtenant to Parcel 1 as shown on said parcel map.

Parcel B:

Non-exclusive and exclusive easements for the purposes of constructing, laying, installing, operating, using, maintaining, altering, repairing, replacing, inspecting and repairing utility service connections, service lines and similar facilities, as contained in the Easement Agreement dated March 25, 1992 by and between Raychem Corporation, a Delaware corporation, and BNP Leasing Corporation, a Delaware corporation, recorded March 26, 1992 under Recorders Serial No. 92042487, Official Records of San Mateo County, California being more particularly described as follows:

BEGINNING at a point on the Northerly line of Rancho de las Pulgas, said point being distant along said Northerly line South 81(degree) 22' 50" East 1989.00 feet (an angle point in said Northerly line called PMC-13) and North 89(degree) 11' East 648.34 feet from the most Northeasterly corner of the boundary of the lands shown on a Record of Survey Map recorded in Volume 3 of Licensed Land Surveyors Maps, at page 120, San Mateo County Records; thence from said point of beginning along said Northerly line North 89(degree) 11' East 1786.01 feet to a point on the Northerly prolongation of the Westerly line of Willow Road, as said road is shown upon the map of Newbridge Park, recorded in Volume 14 of Maps at pages 6 and 7, Records of San Mateo County, California; thence along said prolongation South 22(degree) 02' 45" West 485.29 feet to the Northerly line of Southern Pacific Company right of way; thence along the last mentioned line, South 84(degree) 57' 30" West 1902.61 feet; thence North 5(degree) 02' 30" West
100.00 feet; thence North 84(degree) 57' 30" East

342.43 feet; thence North 5(degree) 02' 30" West 463.64 feet to the point of beginning.

EXCEPTING   THEREFROM  Parcel  46737-1  as  contained  in  the  Final  Order  of
Condemnation recorded July 27, 1983 under Recorders Serial No. 83078012, Official Records of San Mateo County, California and being more particularly described as follows:

COMMENCING at the Northeasterly corner of Parcel 6, as said Parcel 6 is designated in the map entitled "RECORD OF SURVEY OF A PORTION OF THE LANDS FORMERLY OWNED BY THE CARNDUFF SITUATED IN SECTION 24; TOWNSHIP 5 SOUTH, RANGE 3 WEST, M.D.B. AND M. AND IN THE RANCHO DE LAS PULGAS" filed in the office of the Recorder of the San Mateo County, State of California, on October 29, 1965, in Volume 6 of Licensed Land Survey Maps at page 66; thence along common line of said Parcel 6 and Parcel 5 of said Record of Survey South 54(degree) 33' 08" West, 37.03 feet; thence from a tangent that bears South 82' 18' 07" West, along a curve to the right with a radius of 2120.00 feet, through an angle of 2(degree) 07' 56", an arc length of 78.90 feet; thence South 35(degree) 20' 07" West, 114.78 feet; thence South 18(degree) 44' 08" West, 0.42 feet to said common line of Parcel 6 and Parcel 5; thence along last said line South 54' 33' 08" West 204.46 feet to the Westerly line of said Parcel 5; thence along last said line South 23(degree) 08' 15" West, 106.70 feet to the Southwesterly corner of said Parcel 5; thence leaving last said corner North 15(degree) 03' 57" East,
107.78 feet; thence North 0(degree) 11' 25" West, 172.12 feet; thence along a tangent curve to the left with a radius of 45.00 feet, through an angle of 81(degree) 13' 05", an arc length of 63.79 feet; North 81(degree) 24' 30" West
162.32 feet to the Northerly line of Rancho de las Pulgas between PMC 13 to PMC 12; along last said line South 89(degree) 38' 32" East 554.89 feet to the point of commencement.

Parcel C:

Easements set forth in Sections 5-1-1,  5-1-2,  5-1-6,  5-1-7, 5-1- 8, 5-1-9 and
5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records, over Parcel 1 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records. Said easements are to be appurtenant to Parcel A above.

                                    EXHIBIT B

[Use printed form deed provided by G. Maloney, but expressly subject to encumbrances described in Annex B]

Order No.  406096
Escrow No.
Loan No.

WHEN RECORDER MAIL TO:

     Greene, Radovsky, Maloney & Share
     Spear Street Tower
     Suite 4200
     One Market
     San Francisco, California 94105
     Attn:  Graham Maloney

- --------------------------------------------------------------------------------
MAIL TAX STATEMENTS TO:        SPACE ABOVE THIS LINE FOR RECORDER'S USE
                               DOCUMENTARY TRANSFER TAX $______________
                      Computed  on  the   consideration  or  value  of  property
SAME AS ABOVE         conveyed:  OR Computed on the  consideration or value less liens or encumbrances remaining at time of sale.
                          As declared by the undersigned Grantor
                      ----------------------------------------------------------
           Signature of Declarant or Agent determining tax - Firm Name

- --------------------------------------------------------------------------------

                             CORPORATION GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

BNP LEASING CORPORATION

a corporation organized under the laws of the State of Delaware, does hereby

GRANT(S)  to  SUN  MICROSYSTEMS,  INC.,  a  Delaware  corporation (or Applicable
     Purchaser), subject to the permitted encumbrances described in Annex B attached hereto,


the real property in the City of Menlo Park
County of San Mateo, State of California, described as

         SEE LEGAL DESCRIPTION ATTACHED HERETO AND MADE A PART HEREOF


Dated___________________________________     BNP Leasing Corporation, a Delaware
                                        )    corporation
STATE OF CALIFORNIA                     )ss.
COUNTY OF_______________________________)    By: _______________________________


On______________________________________
before me, __________________, personaly
appeared _______________________________     By: _______________________________
_______________________________________,
personally  known to me (or proved to me
on the basis of  satisfactory  evidence)
to be the person(s) whose name(s) is/are
subscribed to the within  instrument and
acknowledged  to  me  that   he/she/they
executed   the  same  in   his/her/their
authorized  capacity(ies),  and  that by
his/her/their    signature(s)   on   the
instrument  the  person(s) or the entity
upon  behalf  of  which  the   person(s)
acted, executed the instrument.
WITNESS my hand and official seal.

                                                  (This area for official seal)
Signature ______________________________
                     MAIL TAX STATEMENTS AS DIRECTED ABOVE        1144-SM (1/94)

                                     Annex A

                                Legal Description

                                Parcels 2, 3, & 4

The land referred to herein is situated in the State of California, County of San Mateo, City of Menlo Park and is described as follows:


Parcel A:

Parcels 2, 3, & 4 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records.

Reserving therefrom the easements set forth in Sections 5-1-1, 5- 1-2, 5-1-6, 5-1-7, 5-1-8, 5-1-9 and 5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records. Said easements are to be appurtenant to Parcel 1 as shown on said parcel map.

Parcel B:

Non-exclusive and exclusive easements for the purposes of constructing, laying, installing, operating, using, maintaining, altering, repairing, replacing, inspecting and repairing utility service connections, service lines and similar facilities, as contained in the Easement Agreement dated March 25, 1992 by and between Raychem Corporation, a Delaware corporation, and BNP Leasing Corporation, a Delaware corporation, recorded March 26, 1992 under Recorders Serial No. 92042487, Official Records of San Mateo County, California being more particularly described as follows:

BEGINNING at a point on the Northerly line of Rancho de las Pulgas, said point being distant along said Northerly line South 81(degree) 22' 50" East 1989.00 feet (an angle point in said Northerly line called PMC-13) and North 89(degree) 11' East 648.34 feet from the most Northeasterly corner of the boundary of the lands shown on a Record of Survey Map recorded in Volume 3 of Licensed Land Surveyors Maps, at page 120, San Mateo County Records; thence from said point of beginning along said Northerly line North 89(degree) 11' East 1786.01 feet to a point on the Northerly prolongation of the Westerly line of Willow Road, as said road is shown upon the map of Newbridge Park, recorded in Volume 14 of Maps at pages 6 and 7, Records of San Mateo County, California; thence along said prolongation South 22(degree) 02' 45" West 485.29 feet to the Northerly line of Southern Pacific Company right of way; thence along the last mentioned line, South 84(degree) 57' 30" West 1902.61 feet; thence North 5(degree) 02' 30" West
100.00 feet; thence North 84(degree) 57' 30" East

342.43 feet; thence North 5(degree) 02' 30" West 463.64 feet to the point of beginning.

EXCEPTING   THEREFROM  Parcel  46737-1  as  contained  in  the  Final  Order  of
Condemnation recorded July 27, 1983 under Recorders Serial No. 83078012, Official Records of San Mateo County, California and being more particularly described as follows:

COMMENCING at the Northeasterly corner of Parcel 6, as said Parcel 6 is designated in the map entitled "RECORD OF SURVEY OF A PORTION OF THE LANDS FORMERLY OWNED BY THE CARNDUFF SITUATED IN SECTION 24; TOWNSHIP 5 SOUTH, RANGE 3 WEST, M.D.B. AND M. AND IN THE RANCHO DE LAS PULGAS" filed in the office of the Recorder of the San Mateo County, State of California, on October 29, 1965, in Volume 6 of Licensed Land Survey Maps at page 66; thence along common line of said Parcel 6 and Parcel 5 of said Record of Survey South 54(degree) 33' 08" West, 37.03 feet; thence from a tangent that bears South 82' 18' 07" West, along a curve to the right with a radius of 2120.00 feet, through an angle of 2(degree) 07' 56", an arc length of 78.90 feet; thence South 35(degree) 20' 07" West, 114.78 feet; thence South 18(degree) 44' 08" West, 0.42 feet to said common line of Parcel 6 and Parcel 5; thence along last said line South 54' 33' 08" West 204.46 feet to the Westerly line of said Parcel 5; thence along last said line South 23(degree) 08' 15" West, 106.70 feet to the Southwesterly corner of said Parcel 5; thence leaving last said corner North 15(degree) 03' 57" East,
107.78 feet; thence North 0(degree) 11' 25" West, 172.12 feet; thence along a tangent curve to the left with a radius of 45.00 feet, through an angle of 81(degree) 13' 05", an arc length of 63.79 feet; North 81(degree) 24' 30" West
162.32 feet to the Northerly line of Rancho de las Pulgas between PMC 13 to PMC 12; along last said line South 89(degree) 38' 32" East 554.89 feet to the point of commencement.

Parcel C:

Easements set forth in Sections 5-1-1,  5-1-2,  5-1-6,  5-1-7, 5-1- 8, 5-1-9 and
5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records, over Parcel 1 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records. Said easements are to be appurtenant to Parcel A above.

                                     Annex B

                             Permitted Encumbrances

                                Parcels 2, 3, & 4

          This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

1. General and Special Taxes for the fiscal year 1994-95, now a lien, amount not yet ascertainable.

2. General and Special Taxes for the fiscal year 1993-94, in the amount of $201,146.56, each installment has been paid in full. (Code Area 008-080; A.P. No. 055-411-100; Affects additional property).

3. The Lien of Supplemental Taxes assessed pursuant to Chapter 3.5, commencing with Section 75 of the California Revenue and Taxation Code.

4. Amendment to Reservation executed by Fred Carnduff, Chester Carnduff, Edgar Carnduff, Jeanette Carnduff Thornton, Alfred A. Affinito and Bess
         M. Affinito, dated June 6, 1968, recorded on June 14, 1968, as Document No. 50849-AB in Book/Reel 5487 of the Official Records at page/image 381 of the Records of San Mateo County, California. Said amendment modified the reservations contained in Grant Deed from Edgar Carnduff, et al., to Nathaniel Hellman, et al., recorded on September 17, 1964, in Book/Reel 4799 of the Official Records at page/image 48 of the Records of San Mateo County, California. Said amendment quitclaims rights in reserved minerals within the surface 500 feet except for two one acre sites described as Parcels "E" and "F" together with 20 foot wide access easements. Said amendment also amends the reservation for access to property south of the Southern Pacific R.R. to except the property herein described.

5. Ordinance No. 670 of the Community Development Agency of the City of Menlo Park, entitled "An Ordinance Adopting Community Development Plan for the Las Pulgas Project Area and Making Certain Findings and Determinations Pursuant to the Community Redevelopment Law of the State of California," passed and adopted by the Community Development Agency on November 24, 1981, a certified copy of which was recorded on December 21, 1981, as Document No. 19388-AT of the Official Records of San Mateo County, California.

         Ordinance No. 826 of the City Council of the City of Menlo Park, entitled "An Ordinance of the City Council of the City of Menlo Park
         adopting the First Amended and Restated Las Pulgas Community Development Plan pursuant to the Community

         Redevelopment Law of the State of California," passed and adopted by the City Council on September 10, 1991, a certified copy of which was recorded on September 11, 1991, as Document No. 91120049 of the Official Records of San Mateo County, California.

         Statement of Institution of Amended Redevelopment Plan of the Las Pulgas Community Development Plan which was recorded on September 11, 1991, as Document No. 91120050 of the Official Records of San Mateo County, California.

6. Easements condemned in that certain Final Order of Condemnation under Action No. 245918 entitled "The People of the State of California vs. Raychem Corporation," recorded on July 27, 1983, as Document No. 83078012 (Parcel 45670-3, an easement for drainage purposes over an irregular parcel in the Southeast corner of Parcel 4; Parcel 45670-4, an easement for road purposes over a 20' x 60.29' parcel near the Southeast corner of Parcel 4).

7. Relinquishment of Abutters Rights as contained in that certain Final Order of Condemnation under Action No. 245918 entitled "The People of the State of California vs. Raychem Corporation," recorded on July 27, 1983, as Document No. 83078012. Access is restricted to certain portions of frontage along said condemned lands.

8.       Resolution  No.  785  of  the  Menlo  Park  Fire  Protection  District,
         Resolution approving the annexation of certain Baylands to the Menlo Park Fire Protection District, recorded on August 18, 1989, as Document No. 89109745 of the Official Records of San Mateo County, California.

9. The terms, covenants and conditions as contained in Permit No. 26-78 by and between the San Francisco Bay Conservation and Development Commission and Raychem Corporation, recorded on March 18, 1991, under Recorders Serial No. 91029676 of the Official Records of San Mateo County, California. An Assignment of BCDC Permit, recorded on March 26, 1992, under Recorders Serial No. 92042489 of the Official Records of San Mateo County, California. Amendment No. Four thereunder dated August 13, 1993, recorded on September 9, 1993, Series No. 93152912.

10. Development Agreement by and between the City of Menlo Park, a municipal corporation of the State of California, and Sun Microsystems, Inc., a Delaware corporation, dated November 29, 1991, recorded on December 9, 1991, as Document No. 91160984 of the Official Records of San Mateo County, California.

11. Easement for water meter over the property, as shown on the Parcel Map, lands of BNP Leasing Corporation, filed February

         16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records, such strips to be kept open and free from buildings and structures of any kind. Affects two 15 foot by 30 foot areas within Parcel 3 and one 15 foot by 30 foot area within Parcel 4. Includes right of ingress and egress across the premises for construction, maintenance and use of the water facilities.

12. Covenants, conditions, restrictions, limitations, reservations, easements, exceptions, terms, assessments, liens and charges, but deleting restrictions, if any, based on race, color, religion or national origin as contained in the Declaration of Covenants, Conditions, Restrictions and Easements for Sun Microsystems, Inc. Menlo Park Campus executed by and between BNP Leasing Corporation, a Delaware corporation, and Sun Microsystems, Inc., a Delaware corporation, dated February 9, 1994, recorded on February 16, 1994, as Document No. 94028453 of the Official Records of San Mateo County, California. Said instrument does not expressly provide for forfeiture of title in case of violation. Said instrument does provide that a violation shall not lessen the security of any Deed of Trust or Mortgage made in good faith and for value. A lien for upkeep assessments was provided for in the herein described declaration.

13. Lease Agreement (Phases II and III) dated as of September 25, 1992 by and between BNP Leasing Corporation, as lessor, and Sun Microsystems, Inc., as lessee, which was amended, restated and replaced by that certain Amended and Restated Lease Agreement (Phases II and III) dated as of September 23, 1994, by and between BNP Leasing Corporation, as lessor, and Sun Microsystems, Inc., as lessee.

14.      Any encumbrances claimed by, through or under Sun Microsystems, Inc.

15. The grantee herein covenants by and for itself, its successors and assigns, and all persons claiming under or through it, that there shall be no discrimination against, or segregation of, any person or group of persons on account of race, color, creed, marital status, ancestry, religion, sex or national origin, in the sale, lease, sublease, transfer, use, occupancy, tenure, or enjoyment of the premises herein conveyed, nor shall the grantee or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessee, or vendees in the premises herein conveyed. The foregoing covenants shall run with the land.

[ADD ONLY IF APPLICABLE A LIST OF ANY OTHER KNOWN ENCUMBRANCES FOR WHICH BNPLC IS NOT RESPONSIBLE UNDER PARAGRAPH 10(A) OF THE LEASE.]

                                    EXHIBIT C

                   [Printed Form of Change of Ownership Report
                   Supplied by Graham Maloney to be attached]


PRELIMINARY CHANGE OF OWNERSHIP REPORT                   FOR RECORDER'S USE ONLY

(To be completed to transferee (buyer) prior to transfer of subject property in accordance with Section 480.3 of the Revenue and Taxation Code.)


          THIS REPORT IS NOT A PUBLIC DOCUMENT
- ---------------------------------------------------------

SELLER/TRANSFEROR: BNP LEASING CORPORATION

BUYER/TRANSFEREE: [SUN MICROSYSTEMS, INC. OR APPLICABLE
                  PURCHASER]

ASSESSOR'S PARCEL NUMBER(S):

PROPERTY ADDRESS OR LOCATION:                            -----------------------
                                                         A  Preliminary  Change
MAIL TAX INFORMATION TO:  Name                           in  Ownership   Report
                          Address                        must  be  filed   with
                                                         each conveyance in the
                                                         County      Recorder's
                                                         office  for the county
                                                         where the  property is
                                                         located:          this
                                                         particular form may be
                                                         used    in    all   56
                                                         counties            of
                                                         California.

- --------------------------------------------------------------------------------
The property which you acquired may be subject to a supplemental assessment in an amount to be determined by the Santa Clara County Assessor. For further information on your supplemental roll obligation, please call the Santa Clara County Assessor at 408/299/3941.
- --------------------------------------------------------------------------------
PART I:  TRANSFER INFORMATION           Please answer all questions.

YES    NO
[  ]  [  ] A. Is this transfer solely between  husband and wife?  (Addition of a spouse, death of a spouse, divorce settlement, etc.).
[  ]  [  ] B. Is  this  transaction  only a  correction  of the  name(s)  of the person(s)  holding  title to the property?  (For  example,  a name change upon marriage).
[  ]  [  ] C. Is this  document  recorded  to create,  terminate,  or reconvey a lender's interest in the property?
[  ]  [  ] D. Is  this  transaction  recorded  only  to  create,  terminate,  or reconvey a security interest (e.g., cosigner)?
[  ]  [  ] E. Is this document  recorded to substitute a trustee under a deed of trust, mortgage, or other similar document?
[  ]  [  ] F. Did this  transfer  result in the  creation of a joint  tenancy in which the seller (transferor) remains as one of the joint tenants?
[  ]  [  ] G. Does this transfer  return  property to the person who created the joint tenancy (original transferor)?
           H. Is this transfer of property:
[  ]  [  ]    1. to a trust for the benefit of the grantor, or grantor's spouse?
[  ]  [  ]    2. to a trust revocable by the transferor?
[  ]  [  ]    3. to  a  trust  from  which  the  property reverts to the grantor within 12 years?
[  ]  [  ] I. If this  property is subject to a lease,  is the  remaining  lease term 35 years or more including written options?
[  ]  [  ] J. Is this a transfer  from  parents to children or from  children to parents?
[  ]  [  ] K. Is this  transaction to replace a principal  residence  located in
              Santa Clara County by a person 55 years of age or older?


If you checked yes to J or K, an applicable claim form must be filed with the County Assessor.

Please provide any other information that would help the Assessor to understand the nature of the transfer.

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
    IF YOU HAVE ANSWERED "YES" TO ANY OF THE ABOVE QUESTIONS EXCEPT J OR K,
                              PLEASE SIGN AND DATE.
                    OTHERWISE COMPLETE BALANCE OF THE FORM.
- --------------------------------------------------------------------------------


PART II: OTHER TRANSFER INFORMATION
A. Date of transfer if other than recording date ________________________
B. Type of transfer. Please check appropriate box.
   [  ] Purchase     [  ] Forclosure     [  ] Gift    [  ] Trade or Exchange
   [  ] Contract of Sale -- Date of Contract:_______________________________
   [  ] Inheritance -- Date of Death _____________
   [  ] Other: Please explain: _________________________________________________
   [  ] Creation of a Lease;    [  ] Assignment of a Lease;
   [  ] Termination of a Lease
        Date lease began __________________________
        Original term in years (including written options)______________________ Remaining term in years (including written options)_____________________
C. Was only a partial interest in the property transferred?  [   ] Yes  [   ] No
   If yes, indicate the percentage transferred ________________%

SBE-ASD AM 502-A FRONT (10-6-57)                            ASSESSOR'S FORM AD55

            * THIS FORM TO BE COMPLETED BY BNP LEASING CORPORATION.

Please answer to the best of your knowledge, all applicable questions, sign and date. If a question does not apply, indicate with "N/A".
- --------------------------------------------------------------------------------
PART III:  PURCHASE PRICE & TERMS OF SALE
A. CASH DOWN PAYMENT OR Value of Trade or Exchange
   (excluding closing cost)                                      Amount $_______
B. FIRST DEED OF TRUST @_____% interest to: ____ years.
   Pymts./Mo. = $_______ (Prin. & Int. only)                     Amount $_______
   [  ] FHA            [  ] Fixed Rate        [  ] New Loan
   [  ] Conventional   [  ] Variable Rate     [  ] Assumed Existing Loan Balance
   [  ] VA             [  ] All Inclusive D.T. ($_________________ Wrapped)
   [  ] Bank or Savings & Loan  [  ] Cal-Vet  [  ] Loan Carried by Seller
   [  ] Finance Company
   Balloon Payment   [  ] Yes      [  ] No   Due Date _______    Amount $_______
C. SECOND DEED OF TRUST @ ____% interest for ____ years.
   Pymts./Mo. = $_______ (Prin. & Int. only)                     Amount $_______
   [  ] Bank or Savings & Loan   [  ] Fixed Rate      [  ] New Loan
   [  ] Loan Carried by Seller   [  ] Variable Rate
   [  ] Assumed Existing Loan Balance
   Balloon Payment   [  ] Yes      [  ] No   Due Date _______    Amount $_______
D. OTHER FINANCING: Is other financing involved not covered in (b) or (c)
   above?  [  ] Yes           [  ] No                            Amount $_______
   Type__________ @ ___________ % interest for __________ years.
   Pymts./Mo. = $_______ (Prin. & Int. only)
   [  ] Bank or Savings & Loan   [  ] Fixed Rate      [  ] New Loan
   [  ] Loan Carried by Seller   [  ] Variable Rate
   [  ] Assumed Existing Loan Balance
   Balloon Payment   [  ] Yes      [  ] No   Due Date _______    Amount $_______
E. IMPROVEMENT BOND  [  ] Yes   [  ] No     Outstanding Balance: Amount $_______
F. TOTAL PURCHASE PRICE (or acquisition price, if traded or exchanged,
                                                                      ----------
   include real estate commission if paid.)   Total Items A through E $
                                                                      ----------
G. WAS A BROKER INVOLVED IN THIS SALE?   [  ] Yes   [  ] No
   Please explain any special terms or financing and any other information that would help the Assessor understand the purchase price and terms of sale.
   _____________________________________________________________________________
   _____________________________________________________________________________
- --------------------------------------------------------------------------------
PART IV: PROPERTY INFORMATION
A. IS PERSONAL PROPERTY INCLUDED IN THE PURCHASE PRICE?
   (other than a mobilehome subject to local property tax)?  [  ] Yes   [  ] No
   If yes, enter the value of the personal property included in the purchase price $_________________________ (Attach itemized list of personal property).
B. IS THIS PROPERTY INTENDED AS YOUR PRINCIPAL RESIDENCE: [  ] Yes   [  ] No
   If yes, enter date of occupancy _____/_______, 19______ or intended
                                   Month   Day       Year
   occupancy _____/_______, 19______.
             Month  Day        Year
C. TYPE OF PROPERTY TRANSFERRED:
   [  ] Single-family residence      [  ] Agricultural     [  ] Timeshare
   [  ] Multiple-family residence (no. of units: __________)
   [  ] Co-op/Own-your-own           [  ] Mobilehome
   [  ] Commercial/Industrial        [  ] Condominium      [  ] Unimproved lot
   [  ] Other (Description: __________________________________________________)
D. DOES THE PROPERTY PRODUCE INCOME?  [  ] Yes   [  ] No
E. IF THE ANSWER TO QUESTION D IS YES, IS THE INCOME FROM:
   [  ] Lease/Rent  [  ] Contract   [  ] Mineral rights
   [  ] Other -- explain: _____________________________________________________
F. WHAT WAS THE CONDITION OF THE PROPERTY AT THE TIME OF SALE?
          [  ] Good    [  ] Average    [  ] Fair    [  ] Poor
   Enter here, or on an attached sheet, any other information that would assist the Assessor in determining value of the property such as the physical condition of the property, restrictions, etc.
   _____________________________________________________________________________
   _____________________________________________________________________________
- --------------------------------------------------------------------------------
       I certify that the foregoing is true, correct and complete to the best of my knowledge and belief.

Signed __________________________________________________  Date: _______________
       (New Owner/Legal Representative/Corporate Officer)
Please Print Name of New Owner/Legal Representative/Corporate Officer:
________________________________________________________________________________
Phone No. where you are available from 8:00 a.m. -- 5:00 p.m. (  ) _____________
          (NOTE: The Assessor may contact you for further information)
- --------------------------------------------------------------------------------
If a document evidencing a change of ownership is presented to the recorder for recordation without the concurrent filing of a preliminary change of ownership report, the recorder may charge an additional recording fee of twenty dollars ($20). The additional fee shall not be charged if the document is accompanied by an affidavit that the transferee is not a resident of California
- --------------------------------------------------------------------------------
                      AFFIDAVIT OF NON-RESIDENT TRANSFEREE

The Transferee (buyer) named above is a resident of ____________________________
                                                              State
and not a resident of the State of California.


Signed _________________________________________________  Date: ________________
      (New Owner/Legal Representative/Corporate Officer)

- --------------------------------------------------------------------------------
SBE-ASE AM 502-A BACK (10-5-57)                            ASSESSOR'S FORM 4055

                                    EXHIBIT D

                      BILL OF SALE, ASSIGNMENT OF CONTRACT
                          RIGHTS AND INTANGIBLE ASSETS



         Reference is made to that certain Agreement and Contract of Sale and Escrow Instructions, dated April 23, 1990, as amended, (the "Agreement") between Raychem Corporation, as seller, and Sun Microsystems, Inc., as buyer. The interest of buyer under the Agreement was assigned to the Assignor named below prior to the closing thereunder.

         BNP LEASING CORPORATION, a Delaware corporation ("Assignor"), hereby sells, transfers and assigns unto [SUN MICROSYSTEMS, INC. OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a _____________ corporation ("Assignee"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

         (a) any warranties, guaranties, indemnities and claims Assignor may have under the Agreement or under any document delivered by the seller thereunder to the extent related to the real property described in Annex A attached hereto (the "Property), including specifically, without limitation, warranties, guaranties, indemnities and claims for workmanship, materials and performance;

         (b) all licenses, permits or similar consents (excluding any prepaid utility reservations) from third parties to the extent related to the Property;

         (c) any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property;

         (d) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on or about the Property; and

         (e) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges owned by Assignor and used solely in connection with, or relating solely to, the Property, including any such rights and privileges conveyed to Assignor pursuant to the Agreement; but excluding any rights or privileges of Assignor under (i) the Environmental Indemnity, as defined in that certain Amended and Restated Purchase Agreement (Phases II and III) between Assignor and Sun Microsystems, Inc. dated as of September 23, 1994 (the "Purchase Agreement") (pursuant to which this document is being delivered), (ii) the

Lease, as defined in the Purchase Agreement, to the extent rights under the Lease relate to the period ending on the date hereof, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against claims of third parties as provided in the Lease which may not presently be known, and including rights to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (iii) the Participation Agreement, as defined in the Lease, or any modification or extension thereof,
(iv) any supplemental or modified indemnity agreement required by the Purchase Agreement, and (iv) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.

         Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through Assignor, but not otherwise; excluding, however, any claim or demand arising by, through or under Sun Microsystems, Inc.

         Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.

         Executed:_____________________________ , 199_______.


                                     ASSIGNOR:

                                     BNP LEASING CORPORATION, a Delaware
                                     corporation



                                     By:  _____________________________________
                                          Its:_________________________________


                                     ASSIGNEE:

                                     [SUN MICROSYSTEMS, INC., OR THE
                                     APPLICABLE PURCHASER], a _________
                                     corporation



                                     By:  _____________________________________
                                          Its:_________________________________

                                     Annex A

                                Legal Description

                                Parcels 2, 3, & 4

The land referred to herein is situated in the State of California, County of San Mateo, City of Menlo Park and is described as follows:


Parcel A:

Parcels 2, 3, & 4 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records.

Reserving therefrom the easements set forth in Sections 5-1-1, 5- 1-2, 5-1-6, 5-1-7, 5-1-8, 5-1-9 and 5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records. Said easements are to be appurtenant to Parcel 1 as shown on said parcel map.

Parcel B:

Non-exclusive and exclusive easements for the purposes of constructing, laying, installing, operating, using, maintaining, altering, repairing, replacing, inspecting and repairing utility service connections, service lines and similar facilities, as contained in the Easement Agreement dated March 25, 1992 by and between Raychem Corporation, a Delaware corporation, and BNP Leasing Corporation, a Delaware corporation, recorded March 26, 1992 under Recorders Serial No. 92042487, Official Records of San Mateo County, California being more particularly described as follows:

BEGINNING at a point on the Northerly line of Rancho de las Pulgas, said point being distant along said Northerly line South 81(degree) 22' 50" East 1989.00 feet (an angle point in said Northerly line called PMC-13) and North 89(degree) 11' East 648.34 feet from the most Northeasterly corner of the boundary of the lands shown on a Record of Survey Map recorded in Volume 3 of Licensed Land Surveyors Maps, at page 120, San Mateo County Records; thence from said point of beginning along said Northerly line North 89(degree) 11' East 1786.01 feet to a point on the Northerly prolongation of the Westerly line of Willow Road, as said road is shown upon the map of Newbridge Park, recorded in Volume 14 of Maps at pages 6 and 7, Records of San Mateo County, California; thence along said prolongation South 22(degree) 02' 45" West 485.29 feet to the Northerly line of Southern Pacific Company right of way; thence along the last mentioned line, South 84(degree) 57' 30" West 1902.61 feet; thence North 5(degree) 02' 30" West
100.00 feet; thence North 84(degree) 57' 30" East

342.43 feet; thence North 5(degree) 02' 30" West 463.64 feet to the point of beginning.

EXCEPTING   THEREFROM  Parcel  46737-1  as  contained  in  the  Final  Order  of
Condemnation recorded July 27, 1983 under Recorders Serial No. 83078012, Official Records of San Mateo County, California and being more particularly described as follows:

COMMENCING at the Northeasterly corner of Parcel 6, as said Parcel 6 is designated in the map entitled "RECORD OF SURVEY OF A PORTION OF THE LANDS FORMERLY OWNED BY THE CARNDUFF SITUATED IN SECTION 24; TOWNSHIP 5 SOUTH, RANGE 3 WEST, M.D.B. AND M. AND IN THE RANCHO DE LAS PULGAS" filed in the office of the Recorder of the San Mateo County, State of California, on October 29, 1965, in Volume 6 of Licensed Land Survey Maps at page 66; thence along common line of said Parcel 6 and Parcel 5 of said Record of Survey South 54(degree) 33' 08" West, 37.03 feet; thence from a tangent that bears South 82' 18' 07" West, along a curve to the right with a radius of 2120.00 feet, through an angle of 2(degree) 07' 56", an arc length of 78.90 feet; thence South 35(degree) 20' 07" West, 114.78 feet; thence South 18(degree) 44' 08" West, 0.42 feet to said common line of Parcel 6 and Parcel 5; thence along last said line South 54' 33' 08" West 204.46 feet to the Westerly line of said Parcel 5; thence along last said line South 23(degree) 08' 15" West, 106.70 feet to the Southwesterly corner of said Parcel 5; thence leaving last said corner North 15(degree) 03' 57" East,
107.78 feet; thence North 0(degree) 11' 25" West, 172.12 feet; thence along a tangent curve to the left with a radius of 45.00 feet, through an angle of 81(degree) 13' 05", an arc length of 63.79 feet; North 81(degree) 24' 30" West
162.32 feet to the Northerly line of Rancho de las Pulgas between PMC 13 to PMC 12; along last said line South 89(degree) 38' 32" East 554.89 feet to the point of commencement.

Parcel C:

Easements set forth in Sections 5-1-1,  5-1-2,  5-1-6,  5-1-7, 5-1- 8, 5-1-9 and
5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records, over Parcel 1 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records. Said easements are to be appurtenant to Parcel A above.

                                    EXHIBIT E

                            ASSIGNMENT OF BCDC PERMIT

         Attached to and made a part of this Exhibit E are two forms of assignment, one of which will apply in the case of a sale to Sun Microsystems, Inc., and the second of which will apply in the case of a sale to the Applicable Purchaser. BNPLC will tender whichever of these forms applies, but not both, contemporaneously with its receipt of the payments to become due it hereunder.

[NOTE: ASSIGNMENTS FORMS ARE INTENDED TO BE LIMITED TO RIGHTS UNDER THE PERMIT AS IT RELATES TO THE PHASES II and III LAND]

                                     Annex A

                                Legal Description

                                Parcels 2, 3, & 4

The land referred to herein is situated in the State of California, County of San Mateo, City of Menlo Park and is described as follows:


Parcel A:

Parcels 2, 3, & 4 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records.

Reserving therefrom the easements set forth in Sections 5-1-1, 5- 1-2, 5-1-6, 5-1-7, 5-1-8, 5-1-9 and 5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records. Said easements are to be appurtenant to Parcel 1 as shown on said parcel map.

Parcel B:

Non-exclusive and exclusive easements for the purposes of constructing, laying, installing, operating, using, maintaining, altering, repairing, replacing, inspecting and repairing utility service connections, service lines and similar facilities, as contained in the Easement Agreement dated March 25, 1992 by and between Raychem Corporation, a Delaware corporation, and BNP Leasing Corporation, a Delaware corporation, recorded March 26, 1992 under Recorders Serial No. 92042487, Official Records of San Mateo County, California being more particularly described as follows:

BEGINNING at a point on the Northerly line of Rancho de las Pulgas, said point being distant along said Northerly line South 81(degree) 22' 50" East 1989.00 feet (an angle point in said Northerly line called PMC-13) and North 89(degree) 11' East 648.34 feet from the most Northeasterly corner of the boundary of the lands shown on a Record of Survey Map recorded in Volume 3 of Licensed Land Surveyors Maps, at page 120, San Mateo County Records; thence from said point of beginning along said Northerly line North 89(degree) 11' East 1786.01 feet to a point on the Northerly prolongation of the Westerly line of Willow Road, as said road is shown upon the map of Newbridge Park, recorded in Volume 14 of Maps at pages 6 and 7, Records of San Mateo County, California; thence along said prolongation South 22(degree) 02' 45" West 485.29 feet to the Northerly line of Southern Pacific Company right of way; thence along the last mentioned line, South 84(degree) 57' 30" West 1902.61 feet; thence

North 5(degree) 02' 30" West 100.00 feet;  thence North  84(degree) 57' 30" East
342.43 feet; thence North 5(degree) 02' 30" West 463.64 feet to the point of beginning.

EXCEPTING   THEREFROM  Parcel  46737-1  as  contained  in  the  Final  Order  of
Condemnation recorded July 27, 1983 under Recorders Serial No. 83078012, Official Records of San Mateo County, California and being more particularly described as follows:

COMMENCING at the Northeasterly corner of Parcel 6, as said Parcel 6 is designated in the map entitled "RECORD OF SURVEY OF A PORTION OF THE LANDS FORMERLY OWNED BY THE CARNDUFF SITUATED IN SECTION 24; TOWNSHIP 5 SOUTH, RANGE 3 WEST, M.D.B. AND M. AND IN THE RANCHO DE LAS PULGAS" filed in the office of the Recorder of the San Mateo County, State of California, on October 29, 1965, in Volume 6 of Licensed Land Survey Maps at page 66; thence along common line of said Parcel 6 and Parcel 5 of said Record of Survey South 54(degree) 33' 08" West, 37.03 feet; thence from a tangent that bears South 82' 18' 07" West, along a curve to the right with a radius of 2120.00 feet, through an angle of 2(degree) 07' 56", an arc length of 78.90 feet; thence South 35(degree) 20' 07" West, 114.78 feet; thence South 18(degree) 44' 08" West, 0.42 feet to said common line of Parcel 6 and Parcel 5; thence along last said line South 54' 33' 08" West 204.46 feet to the Westerly line of said Parcel 5; thence along last said line South 23(degree) 08' 15" West, 106.70 feet to the Southwesterly corner of said Parcel 5; thence leaving last said corner North 15(degree) 03' 57" East,
107.78 feet; thence North 0(degree) 11' 25" West, 172.12 feet; thence along a tangent curve to the left with a radius of 45.00 feet, through an angle of 81(degree) 13' 05", an arc length of 63.79 feet; North 81(degree) 24' 30" West
162.32 feet to the Northerly line of Rancho de las Pulgas between PMC 13 to PMC 12; along last said line South 89(degree) 38' 32" East 554.89 feet to the point of commencement.

Parcel C:

Easements set forth in Sections 5-1-1,  5-1-2,  5-1-6,  5-1-7, 5-1- 8, 5-1-9 and
5-1-10 of the Declaration of Covenants, Conditions, Restrictions and Easements recorded February 16, 1994, Series No. 94028453, San Mateo County Records, over Parcel 1 as shown on Parcel Map, lands of BNP Leasing Corporation, filed February 16, 1994, Book 67 of Parcel Maps, pages 36 through 38 inclusive, San Mateo County Records. Said easements are to be appurtenant to Parcel A above.

                                    EXHIBIT F

         Acknowledgment of Disclaimer of Representations and Warranties



         THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________________, 199___, by [Sun or the Applicable Purchaser, as the case may be], a ___________________ ("Grantee").

         Contemporaneously with the execution of this Certificate, BNP Leasing Corporation, a Delaware corporation ("BNPLC"), is executing and delivering to Grantee (1) a Corporation Grant Deed, (2) a Bill of Sale, Assignment of Contract Rights and Intangible Assets, and (3) an Assignment of BCDC Permit (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Subject Property").

         Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that BNPLC makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subject Property, and Grantee, by acceptance of the Conveyancing Documents, accepts the Subject Property "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Subject Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNPLC shall not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property.

         The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNPLC is entitled to rely and is relying on this Certificate.

         EXECUTED as of ________________, 199___.

                                      __________________________, a ____________


                                      By: ______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT G

                        Documentary Transfer Tax Request

                                         ACCOUNTABLE FORM #_____________________

                                         DATE:__________________________________

To:               San Mateo County Recorder

Subject: REQUEST THAT DOCUMENTARY TRANSFER TAX DECLARATION BE MADE IN ACCORDANCE WITH SAN MATEO COUNTY ORDINANCE CODE
                  SECTION 2920 & REVENUE CODE 11932.

Re:               Instrument Title:                  Corporation Grant Deed

                  Name of Party Conveying Title:  BNP Leasing Corporation

The Documentary Transfer Tax is declared to be in the amount of $_______________ for the referenced instrument and is:

                  [ ]      Computed on full value of property conveyed.
                  [ ]      Computed on full value less liens/encumbrances
                           remaining thereon at time of sale.

This separate  declaration  is made in  accordance  with County  Ordinance  Code
Section 2922. It is requested that the amount paid be indicated on the face of the document after the permanent copy has been made.

                                       Sincerely,


                                       ________________________________________
                                       Individual (or his agent) who made,
                                       signed or issued instrument

PART I

RECORDING REFERENCE DATA:

         Serial #___________________      Date Recorded ___________________-

SEPARATE PAPER AFFIXED TO INSTRUMENT:

         "Tax paid" indicated on the face of instrument and the separate request (DRA 3-A) was affixed for Recorder by:

                ____________________________________          Date _____________
                Documentary Transfer Tax Collector

                Witnessed by:  _____________________          Date _____________
                                    Mail Clerk

                    (Note: Prepare photo for Recorder file.)

PART II                                             ACCOUNTABLE FORM #


REFERENCE DATA:              Title: ___________________________________________

                             Serial:________________________    Date: __________

INSTRUCTIONS:

         1.       This slip must accompany document.
         2. Mail Clerk hand carry document to Tax Collector to indicate the amount of tax paid.

                                    EXHIBIT H

                             SECRETARY'S CERTIFICATE


         The   undersigned,   __________________   Secretary   of  BNP   Leasing
Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

         1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.

         2. That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his true and correct signature.

[The following blanks must be completed with the names and signatures of the officers who will be signing the deed and other Required Documents on behalf of the Corporation.]

Name                       Title                            Signature
- ----                       -----                            ---------

_____________________      ______________________________   ____________________

_____________________      ______________________________   ____________________


         3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws, as evidenced by the signatures of all directors of the Corporation affixed thereto. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this __________, day of _________, 199__.



                                                  _____________________________
                                                  [signature]

                            CORPORATE RESOLUTIONS OF
                             BNP LEASING CORPORATION


         WHEREAS, pursuant to that certain Amended and Restated Purchase Agreement (Phases II and III) (herein called the "Purchase Agreement") dated as of September 23, 1994, by and between BNP Leasing Corporation (the "Corporation") and Sun Microsystems, Inc. ("Sun"), the Corporation agreed to sell and Sun agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "Property") located in Menlo Park, California more particularly described therein.

         NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation, in its best business judgement, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Sun or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

         RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.

         RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.


         IN WITNESS WHEREOF, we, being all the directors of the Corporation, have hereunto signed our names as of the dates indicated by our signatures.


                                           _____________________________________
                                           [signature and date]



                                           _____________________________________
                                           [signature and date]


                                           _____________________________________
                                           [signature and date]

                                    EXHIBIT I



                             BNP LEASING CORPORATION
                                 717 N. HARWOOD
                                   SUITE 2630
                               DALLAS, TEXAS 75201


                       _____________________, 199________




First American Title
  Insurance Company
555 Marshall Street
P.O. Box 549
Redwood City, California  94064

         Re:      Recording of Grant Deed to Sun Microsystems, Inc.
                     ("Sun")

Ladies and Gentlemen:

         BNP Leasing Corporation ("BNPLC") has executed and delivered to [Sun Microsystems, Inc. or the Applicable Purchaser] a Grant Deed in the form attached to this letter. You are hereby authorized and directed to record the Grant Deed at the request of Sun.

                                                     Sincerely,

                                    EXHIBIT J

                                FIRPTA STATEMENT

         Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.

         To inform [Sun Microsystems, Inc. or the Applicable Purchaser, as the case may be] (the "Transferee") that withholding of tax is not required upon the disposition of a California real property interest by transferor, BNPLC Leasing Corporation (the "Seller"), the undersigned hereby certifies the following on behalf of the Seller:

         1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. The United States employer identification number for the Seller is _____________________;

         3.       The office address of the Seller is _________________________.

[Note: BNPLC MUST INCLUDE EITHER ONE, BUT ONLY ONE, OF THE FOLLOWING REPRESENTATIONS IN THE FIRPTA STATEMENT, BUT IF THE ONE INCLUDED STATES THAT BNPLC IS DEEMED EXEMPT FROM CALIFORNIA INCOME AND FRANCHISE TAX, THEN BNPLC MUST ALSO ATTACH A WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD EVIDENCING THE SAME:

         4. The Seller is qualified to do business in California.

                                       OR

         4. The Seller is deemed to be exempt from the withholding requirement of California Revenue and Taxation Code Section 26131(e), as evidenced by the withholding certificate from the California Franchise Tax Board which is attached.]


         The Seller understands that this certification may be disclosed to the Internal Revenue Service and/or to the California Franchise Tax Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer. The Seller hereby agrees to indemnify and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, demands, rights, damages, costs, and expenses (including but not limited to court costs and attorneys' fees) incurred by the Transferee as a result of any false misleading statement contained herein.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

         Dated:  ___________, 199___.


                                                     By:________________________
                                                        Name: __________________
                                                        Title: _________________





                                       J-2